SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Macy’s, Inc.

(Name of Registrant as Specified In Its Charter)

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MACY’S, INC.

7 West Seventh Street Cincinnati, Ohio 45202

and

151 West 34th Street New York, New York 10001

April 1, 2009

To the Shareholders:

It is my privilege to invite you to attend Macy’s 2009 annual meeting of shareholders. We are holding the annual meeting on Friday, May 15, 2009, at 11:00 a.m., Eastern Daylight Savings Time, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. We are enclosing the official notice of meeting, proxy statement and form of proxy with this letter. The matters listed in the notice of meeting are described in the attached proxy statement.

Your vote is important and we want your shares to be represented at the meeting. Accordingly, we encourage you to read the proxy statement and cast your vote promptly by following the instructions on the enclosed proxy card.

We appreciate your continued confidence in and support of Macy’s, Inc.

Sincerely,

TERRY J. LUNDGREN Chairman of the Board, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202

and

151 West 34th Street, New York, New York 10001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

Important Notice Regarding the Availability of Proxy Materials

For the Shareholder Meeting to be Held on May 15, 2009

To the Shareholders:

Macy’s hereby gives notice that the annual meeting of its shareholders will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 15, 2009, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The items on the agenda for the annual meeting are:

1.	To elect eleven members of Macy’s board of directors;

2.	To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 30, 2010;

3.	To approve the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan

4.	To consider a shareholder proposal regarding simple majority vote, if properly presented at the meeting;

5.	To consider a shareholder proposal regarding retention of equity compensation, if properly presented at the meeting; and

6.	To act upon such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

We recommend that you vote “For” the election of each director nominee, “For” items 2 and 3, and “Against” items 4 and 5. Each of these matters is more fully described in the attached proxy statement. The proxy statement and our annual report on Form 10-K are also available for your review at: www.proxyvote.com and www.macysinc.com/shareholders.

The Board of Directors has fixed March 20, 2009 as the record date for the determination of shareholders entitled to vote at the annual meeting or any postponements or adjournments of the annual meeting.

DENNIS J. BRODERICK Secretary

April 1, 2009

YOU MAY VOTE IN PERSON AT THE ANNUAL MEETING OR BY PROXY. MACY’S RECOMMENDS THAT YOU VOTE BY PROXY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. YOU MAY VOTE BY MAIL, BY TELEPHONE OR OVER THE INTERNET. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE COMPLETE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE HELD IN STREET NAME BY A BROKER, BANK OR OTHER NOMINEE, AND YOU DECIDE TO ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOU MUST FIRST OBTAIN A SIGNED AND PROPERLY EXECUTED PROXY FROM YOUR BANK, BROKER OR OTHER NOMINEE TO VOTE YOUR SHARES HELD IN STREET NAME AT THE ANNUAL MEETING.

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202

and

151 West 34th Street, New York, New York 10001

PROXY STATEMENT

Macy’s board of directors (the “Board”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of Macy’s shareholders. The annual meeting will be held at 11:00 a.m., Eastern Daylight Savings Time, on Friday, May 15, 2009, at Macy’s offices located at 7 West Seventh Street, Cincinnati, Ohio 45202. The proxies received will be used at the annual meeting and at any postponement or adjournment of the annual meeting for the purposes set forth in the accompanying notice of meeting. We will begin mailing the proxy statement, the notice of meeting and accompanying proxy on April 13, 2009.

Except where the context requires otherwise, the term “Macy’s” includes Macy’s, Inc. and its subsidiaries. Share and per share amounts in this proxy statement are adjusted to reflect a two-for-one stock split effected as a stock dividend on June 9, 2006.

GENERAL

The record date for the annual meeting is March 20, 2009. If you were a holder of record of shares of Macy’s common stock at the close of business on the record date you are entitled to vote those shares at the annual meeting. You are entitled to one vote for each share of common stock you owned on each of the matters listed in the notice of meeting. As of the record date, 421,869,213 shares of common stock were outstanding. This number excludes shares held in the treasury of Macy’s.

The Board has adopted a policy under which all voting materials that identify the votes of specific shareholders will be kept confidential and will not be disclosed to Macy’s officers, directors or employees or to third parties except as described below. Voting materials may be disclosed in any of the following circumstances:

•	if required by applicable law;

•	to persons engaged in the receipt, counting, tabulation or solicitation of proxies who have agreed to maintain shareholder confidentiality as provided in the policy;

•	in those instances in which shareholders write comments on their proxy cards or otherwise consent to the disclosure of their vote to Macy’s management;

•	in the event of a proxy contest or a solicitation of proxies in opposition to the voting recommendations of the Board;

•

in respect of a shareholder proposal that Macy’s Nominating and Corporate Governance Committee of the Board, referred to as the NCG Committee, after having allowed the proponent of the proposal an opportunity to present its views, determines is not in the best interests of Macy’s and its shareholders; and

•	in the event that representatives of Macy’s determine in good faith that a bona fide dispute exists as to the authenticity or tabulation of voting materials.

The policy described above will apply to the annual meeting.

A quorum of shareholders is necessary to hold a valid annual meeting. The holders of a majority of the stock issued and outstanding and entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum at the annual meeting for the transaction of business at the meeting. Macy’s will treat all shares of Macy’s common stock represented at the meeting, including abstentions and “broker non-votes,” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to all matters other than Item 3, Macy’s will treat abstentions and broker non-votes as shares not voted for purposes of determining whether the requisite vote on a matter has been obtained. In order to obtain approval of any such matter, the affirmative vote of the holders of a majority (or, in the case of the election of any nominee as a director, a plurality) of the shares of common stock represented at the annual meeting and actually voted is required. Consequently, abstentions and broker non-votes will have no effect on the outcome of the vote on any such matter. In order to obtain approval of the matter described under Item 3, the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting is required and, with respect to such matter, abstentions and broker non-votes will have the effect of votes against such matter. If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the meeting, but with respect to which the beneficial owner of such shares has not instructed the broker, bank or nominee on how to vote on a particular proposal, and with respect to which the broker, bank or nominee does not have discretionary voting power on such proposal.

All shares of common stock represented at the annual meeting by proxies properly submitted prior to or at the annual meeting will be voted at the annual meeting in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, such shares will be voted:

•	FOR the director nominees identified below;

•	FOR the ratification of the appointment of Macy’s independent registered public accounting firm;

•	FOR the proposal to approve the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan;

•	AGAINST the shareholder proposal regarding simple majority vote; and

•	AGAINST the shareholder proposal regarding retention of equity compensation.

You may vote in person at the annual meeting or by proxy. Macy’s recommends that you vote by proxy even if you plan to attend the annual meeting. You have three options for voting by proxy:

•

Internet:    You can vote over the Internet at the Web address shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote over the Internet, you should not return your proxy card.

•

Telephone:    You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. When you vote by telephone, you should not return your proxy card.

•	Mail: You can vote by mail by simply signing, dating and mailing your proxy card in the postage-paid envelope included with this proxy statement.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. The Internet and telephone proxy procedures are designed to authenticate your identity, to allow you to give your proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed over the Internet or by telephone through such a program must be received by 5:00 p.m., Eastern Daylight Savings Time, on Thursday, May 14, 2009. Requesting a proxy prior to the deadline described above will automatically cancel any voting directions you have previously given over the Internet or by telephone with respect to your shares. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting; however, you must first obtain a signed and properly executed proxy from your bank, broker or other nominee to vote your shares held in street name at the annual meeting.

If you participate in Macy’s Profit Sharing 401(k) Investment Plan you will receive a voting instruction card for the Macy’s common stock allocated to your account in the plan. You may instruct the plan trustee on how to vote your proportional interest in any Macy’s shares held by the plan by signing, dating and mailing the enclosed voting instruction card, or by submitting your voting instructions by telephone or over the Internet. The plan trustee will vote your proportional interest in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee for the plan, subject to its fiduciary obligations under ERISA, will vote your proportional interest in the same proportion as it votes the proportional interests for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive voting instructions from plan participants by 5:00 p.m., Eastern Daylight Savings Time, on Wednesday, May 13, 2009.

You may revoke your proxy at any time by:

•	submitting evidence of your revocation to the Corporate Secretary of Macy’s;

•	voting again over the Internet or by telephone;

•	signing another proxy card bearing a later date and mailing it so that it is received prior to the annual meeting; or

•	voting in person at the annual meeting, although attendance at the annual meeting will not, in itself, revoke a proxy.

STOCK OWNERSHIP

Certain Beneficial Owners.    The following table sets forth information as to the beneficial ownership of each person known to Macy’s to own more than 5% of Macy’s outstanding common stock as of December 31, 2008.

Name and Address	Date of Most Recent Schedule 13G Filing	Number of Shares	Percent of Class
AXA Financial, Inc. (“AXA Financial”) 1290 Avenue of the Americas New York, NY 10104(1)	February 13, 2009	58,484,219	13.9%

Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94101(2)	February 11, 2009	23,018,524	5.5%

UBS AG Bahnhofstrasse 45 P.O. Box CH-8021 Zurich, Switzerland(3)	February 10, 2009	24,272,210	5.8%

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission, referred to as the “SEC”, by: AXA Financial; AXA, which owns AXA Financial; and AXA Assurances I.A.R.D. Mutuelle (“IARD”) and AXA Assurances Vie Mutuelle (“Vie”) (collectively with IARD, the “Mutuelles AXA”), as members of a group which controls AXA. The address of the Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The address of AXA is 25, avenue Matignon, 75008 Paris, France. The Schedule 13G reports the ownership as follows:

	Deemed to have Sole Power to Vote or to Direct the Vote	Deemed to have Shared Power to Vote or to Direct the Vote	Deemed to have Sole Power to Dispose or to Direct the Disposition	Deemed to have Shared Power to Dispose or to Direct the Disposition
The Mutuelles AXA, as a group	0	0	0	0
AXA	0	0	0	0
AXA Entity or Entities:
AXA Investment Managers Paris (France)	9,185	0	9,185	0
AXA Rosenberg Investment Management LLC	4,400	0	4,400	0
AXA Financial, Inc.	0	0	0	0
Subsidiaries of AXA Financial:
AllianceBernstein	46,777,454	0	57,835,198	0
AXA Equitable Life Insurance	20,936		635,436	0

	46,811,975	0	58,484,219	0

(2)	According to a Schedule 13G filed with the SEC by Dodge & Cox, this reflects the Macy’s common stock beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

(3)	According to a Schedule 13G filed with the SEC by UBS AG, this reflects the Macy’s common stock beneficially owned by the UBS Global Asset Management division of UBS AG and its subsidiaries and affiliates on behalf of its clients, and does not reflect Macy’s common stock, if any, owned by any other division of UBS AG.

Stock Ownership of Directors and Executive Officers.    The following table sets forth the shares of common stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the SEC), as of March 20, 2009 by each Macy’s director who is not an employee of Macy’s, referred to as a Non-Employee Director, by each executive named on the 2008 Summary Compensation Table, referred to as a Named Executive, and by Macy’s directors and executive officers as a group. The business address of each of the individuals named in the table is 7 West Seventh Street, Cincinnati, Ohio 45202.

Name	Number of Shares		Percent of Class
	(1)	(2)
Stephen F. Bollenbach	8,750	3,750	less than 1%
Deirdre P. Connelly	2,500	2,500	less than 1%
Meyer Feldberg	91,666	76,500	less than 1%
Sara Levinson	79,622	76,500	less than 1%
Joseph Neubauer	141,540	76,500	less than 1%
Joseph A. Pichler	85,300	76,500	less than 1%
Joyce M. Roché	16,992	15,000	less than 1%
Karl M. von der Heyden	96,344	76,500	less than 1%
Craig E. Weatherup	82,500	76,500	less than 1%
Marna C. Whittington	101,626	76,500	less than 1%
Terry J. Lundgren	3,208,153	3,008,806	less than 1%
Karen M. Hoguet	680,082	586,317	less than 1%
Thomas L. Cole	543,102	463,759	less than 1%
Janet E. Grove	588,130	530,177	less than 1%
Susan D. Kronick	724,619	639,561	less than 1%
All directors and executive officers as a group (26 persons)	8,255,381	7,095,583	1.96%

(1)	Aggregate number of shares of common stock currently held or which may be acquired within 60 days after March 20, 2009 through the exercise of options granted under Macy’s 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan. Includes 17,314 shares pledged by Dr. Whittington as security in a brokerage firm customary margin account.

(2)	Number of shares of common stock which may be acquired within 60 days after March 20, 2009 through the exercise of options granted under the 1995 Equity Plan.

Securities Authorized for Issuance Under Equity Compensation Plans.    The following table presents certain aggregate information, as of January 31, 2009, with respect to the 1995 Equity Plan and Macy’s 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan (included on the line captioned “Equity compensation plans approved by security holders”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	38,794,466	28.64	20,875,527
Equity compensation plans not approved by security holders	0	0	0
Total	38,794,466	28.64	20,875,527

As of January 31, 2009, 482,864 shares of restricted stock were outstanding and subject to possible forfeiture, and 3,611,136 shares of common stock were available for future issuance as restricted stock or restricted stock units under the 1995 Equity Plan and the 1994 Stock Plan. The shares remaining available for future issuance as restricted stock or restricted stock units are included in the totals reflected in column (c). Under the 1995 Equity Plan and the 1994 Stock Plan, if these shares are not issued as restricted stock they may be made subject to grants of stock options.

The foregoing table does not reflect stock credits issued under Macy’s Executive Deferred Compensation Plan, the Director Deferred Compensation Plan, and the Associated Dry Goods Corporation Executives Deferred Compensation Plan (assumed by Macy’s in connection with its acquisition of May). The Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan have not been approved by Macy’s shareholders. Pursuant to the Executive Deferred Compensation Plan, eligible executives may elect to receive a portion of their cash compensation in the form of stock credits. For a discussion of stock credits issued to Non-Employee Directors under the Director Deferred Compensation Plan, see “Further Information Concerning the Board of Directors — Director Compensation.” Pursuant to the Associated Dry Goods Corporation Executives Deferred Compensation Plan, participants elected to receive a portion of their cash compensation in the form of stock credits.

Under the plans described in the immediately preceding paragraph, entitlements due to participants are expressed as dollar amounts and then converted to stock credits in amounts equal to the number of shares of common stock that could be purchased by the applicable plan at current market prices with the cash that otherwise would have been payable to the participant. Under the Executive Deferred Compensation Plan and the Associated Dry Goods Corporation Executives Deferred Compensation Plan, each stock credit, other than a stock credit payable in cash, entitles the holder to received one share of common stock upon the termination of the holder’s employment or service with Macy’s. Payments include dividend equivalents on the stock credits equal to any dividends paid to shareholders on shares of common stock. No specific numbers of shares are authorized for issuance under these plans.

ITEM 1.  ELECTION OF DIRECTORS

Macy’s current Certificate of Incorporation and By-Laws provide that, beginning with the annual meeting in 2008, all directors will be elected annually and will serve one-year terms.

In accordance with the recommendation of the NCG Committee, the Board has nominated Stephen F. Bollenbach, Deirdre P. Connelly, Meyer Feldberg, Sara Levinson, Terry J. Lundgren, Joseph Neubauer, Joseph A. Pichler, Joyce M. Roché, Karl M. von der Heyden, Craig E. Weatherup and Marna C. Whittington, each of whom is currently a member of the Board, for election as directors. If elected, such nominees will serve for a one-year term to expire at Macy’s annual meeting of shareholders in 2010 or until their successors are duly elected and qualified. Information regarding these nominees is set forth below. Ages are as of March 30, 2009.

Each nominee has consented to being nominated and agreed to serve if elected. If any nominee becomes unavailable to serve as a director before the annual meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee designated by the Board. Alternatively, the Board may reduce the number of directors to be elected at the annual meeting.

The Board recommends that you vote FOR the election of the nominees named above, and your proxy will be so voted unless you specify otherwise.

Nominees for Election as Directors:

STEPHEN F. BOLLENBACH

Mr. Bollenbach, age 66, has been the Non-Executive Chairman of the Board of Directors of KB Home, a homebuilding company, since April 2007. He served as co-Chairman and Chief Executive Officer of Hilton Hotels Corporation from May 2004 until his retirement in October 2007. From February 1996 to May 2004 he served as Chief Executive Officer and President of Hilton Hotels Corporation. He is also a member of the board of directors of American International Group, Inc., KB Home and Time Warner Inc. Mr. Bollenbach has been a director since June 2007.

DEIRDRE P. CONNELLY

Ms. Connelly, age 48, has been President, North American Pharmaceuticals of GlaxoSmithKline since February 2009. From June 2005 through January 2009 Ms. Connelly served as President — U.S. Operations of Eli Lilly and Company. From October 2004 to June 2005, Ms. Connelly served as Senior Vice President — Human Resources of Eli Lilly and Company. From May 2004 to October 2004, she served as Vice President — Human Resources of Eli Lilly and Company. From 2003 to May 2004, Ms. Connelly served as Executive Director, Human Resources — U.S. Operations of Eli Lilly and Company. From 2001 to 2003, she served as Leader, Women’s Health Business — U.S. Operations of Eli Lilly and Company. Ms. Connelly has been a director since January 2008.

MEYER FELDBERG

Professor Feldberg, age 67, has been Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School at Columbia University since June 2004. Prior to that time, he served as the Dean of the

Columbia Business School at Columbia University from 1989 to June 2004. He is currently on leave of absence from Columbia University and is serving as a Senior Advisor at Morgan Stanley. In 2007 New York Mayor Michael Bloomberg appointed Professor Feldberg as the President of NYC Global Partners, an office in the Mayor’s office that manages the relationships between New York City and other global cities around the world. Professor Feldberg is also a member of the boards of directors of Revlon, Inc., Primedia, Inc., UBS Global Asset Management and SAPPI Limited. Professor Feldberg has been a director since May 1992.

SARA LEVINSON

Ms. Levinson, age 58, was the Non-Executive Chairman of ClubMom, Inc. from October 2002 until February 2008 and was Chairman and Chief Executive Officer of ClubMom from May 2000 through September 2002. She was President of the Women’s Group of Rodale, Inc. from October 2002 until June 2005. From September 1994 through April 2000, she was President of NFL Properties, Inc. Ms. Levinson is also a member of the board of directors of CafeMom (CMI Marketing, Inc.), Harley Davidson, Inc. and KickApps Corporation. Ms. Levinson has been a director since May 1997.

TERRY J. LUNDGREN

Mr. Lundgren, age 57, has been Chairman of Macy’s since January 15, 2004 and President and Chief Executive Officer of Macy’s since February 26, 2003. Prior to that time, he served as the President/Chief Operating Officer and Chief Merchandising Officer of Macy’s since April 15, 2002. From May 1997 until April 15, 2002, he was President and Chief Merchandising Officer of Macy’s. Mr. Lundgren has been a director since May 1997.

JOSEPH NEUBAUER

Mr. Neubauer, age 67, has been Chairman and Chief Executive Officer of ARAMARK Holdings Corporation since January 2007. From September 2004 to January 2007, Mr. Neubauer served as Chairman and Chief Executive Officer of ARAMARK Corporation. From January 2004 to September 2004 he served as Executive Chairman of ARAMARK Corporation. Prior to that, he was Chief Executive Officer of ARAMARK Corporation from 1983 until December 2003 and Chairman from 1984 until December 2003. He is also a member of the boards of directors of ARAMARK Holdings Corporation and Verizon Communications, Inc. Mr. Neubauer has been a director since September 1992.

JOSEPH A. PICHLER

Mr. Pichler, age 69, was Chairman of The Kroger Co. from June 2003 until June 2004 and was Chairman and Chief Executive Officer of The Kroger Co. from September 1990 until June 2003. Mr. Pichler has been a director since December 1997.

JOYCE M. ROCHÉ

Ms. Roché, age 62, is the President and Chief Executive Officer of Girls Incorporated, a national non-profit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roché was an independent marketing consultant from 1998 to August 2000. She served as President and Chief Operating Officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc. and Avon, Inc. Ms. Roché is also a member of the boards of directors of AT&T, Inc. and Tupperware Corporation. Ms. Roché has been a director since February 2006.

KARL M. VON DER HEYDEN

Mr. Von der Heyden, age 72, was Vice Chairman of the Board of Directors of PepsiCo, Inc. from September 1996 to January 2001. He is also a member of the board of directors of Dreamworks Animation SKG, Inc. Mr. Von der Heyden has been a director since February 1992.

CRAIG E. WEATHERUP

Mr. Weatherup, age 63, worked with PepsiCo, Inc. for 24 years and served as Chief Executive Officer of its world-wide Pepsi-Cola business and President of PepsiCo, Inc. Mr. Weatherup also led the initial public offering of The Pepsi Bottling Group, Inc., where he served as Chairman and Chief Executive Officer from March 1999 to January 2003. Mr. Weatherup is also a member of the board of directors of Starbucks Corporation. Mr. Weatherup has been a director since August 1996.

MARNA C. WHITTINGTON

Dr. Whittington, age 61, has been President of Nicholas Applegate Capital Management since 2001 and Chief Operating Officer of Allianz Global Investors, the parent of Nicholas Applegate Capital Management, since 2002. Dr. Whittington is also a member of the board of directors of Rohm & Haas Company. Dr. Whittington has been a director since June 1993.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Attendance at Meetings

The Board held six meetings during the fiscal year ended January 31, 2009, referred to as fiscal 2008. During fiscal 2008, no director attended fewer than 75%, in the aggregate, of the total number of meetings of the Board and Board Committees on which such director served.

Director Attendance at Annual Meetings

As a matter of policy, Macy’s expects its directors to make reasonable efforts to attend Macy’s annual meetings of shareholders. All directors who were directors as of the date of the annual meeting attended Macy’s most recent annual meeting of shareholders.

Communications with the Board

You may communicate with the full Board, the Audit Committee, the Non-Employee Directors, or any individual director by communicating through Macy’s Internet website at www.macysinc.com/investors/governance or by mailing such communications to 7 West Seventh Street, Cincinnati, Ohio 45202, Attn: General Counsel. Such

communications should indicate to whom they are addressed. We will refer any communications we receive that relate to accounting, internal accounting controls or auditing matters to members of the Audit Committee unless the communication is otherwise addressed. You may communicate anonymously and/or confidentially if you desire. Macy’s Office of the General Counsel will collect all communications and forward them to the appropriate director(s).

Director Independence

Macy’s Corporate Governance Principles require that a majority of the Board consist of directors who the Board has determined do not have any material relationship with Macy’s and are independent. The Board has adopted standards for director independence to assist the Board in determining if a director is independent. These standards, disclosed on Macy’s website at www.macysinc.com/investors/governance, are as follows:

•

The director may not be (and may not have been within the preceding 60 months) an employee and no member of the director’s immediate family may be (and may not have been within the preceding 36 months) an executive officer of Macy’s or any of its subsidiaries. For purposes of these Standards for Director Independence, “immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	The director is not a party to any contract pursuant to which such director provides personal services (other than as a director) to Macy’s or any of its subsidiaries.

•

Neither the director nor any member of his or her immediate family receives, or has received within the preceding 36 months, direct compensation of more than $120,000 per year from Macy’s or any of its subsidiaries (other than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service or, in the case of an immediate family member, compensation for service as a non-executive employee).

•

Neither the director nor any member of his or her immediate family is (and has not been within the preceding 60 months) affiliated with or employed in a professional capacity, including as an executive officer, partner or principal, by any corporation or other entity that is or was a paid adviser, consultant or provider of professional services to, or a substantial supplier of, Macy’s or any of its subsidiaries.

•

The director is not a current employee and no member of his or her immediate family is a current executive officer of a company that makes payments to, or receives payments from, Macy’s for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•

The director is not employed by an organization that received, within the preceding 60 months, eleemosynary grants or endowments from Macy’s or any of its subsidiaries in excess of $250,000 in any fiscal year of Macy’s.

•	The director is not a parent, child, sibling, aunt, uncle, niece, nephew or first cousin of any other director of Macy’s.

•	The director is not a party to any agreement binding him or her to vote, as a shareholder of Macy’s, in accordance with the recommendations of the Board.

•	The director is not a director of any corporation or other entity (other than Macy’s) of which Macy’s Chairman or Chief Executive Officer is also a director.

•

Neither the director nor a member of the director’s immediate family is employed as an executive officer (and has not been so employed for the preceding 12 months) by another company where any of Macy’s present executive officers at the same time serves or served on that company’s compensation committee.

The Board has determined that each of the following Non-Employee Directors qualifies as independent under New York Stock Exchange (“NYSE”) rules and satisfies Macy’s standards for director independence: Stephen Bollenbach, Deirdre Connelly, Meyer Feldberg, Sara Levinson, Joseph Neubauer, Joseph Pichler, Joyce Roché, Karl von der Heyden, Craig Weatherup and Marna Whittington. To assist the Board in making that determination, the NCG Committee reviewed, among other things, each director’s employment status and other board commitments and, where applicable, each director’s (and his or her immediate family members’) affiliation with consultants, service providers or suppliers of the company.

Non-Employee Directors’ Meetings

The Non-Employee Directors meet in executive session without management either before or after all regularly scheduled Board meetings. The chairpersons of the Board Committees preside at such sessions by rotation. Non-Employee Directors who are not independent under the NYSE listing standards may participate in these executive sessions, but the Board would then hold at least one executive session each year exclusively for Non-Employee Directors who are independent under the NYSE listing standards.

Committees of the Board

The following standing committees of the Board were in existence throughout fiscal 2008: the Audit Committee, the Compensation and Management Development Committee, referred to as the CMD Committee, the Finance Committee and the NCG Committee. The table below provides the current members of each Board committee and meeting information for fiscal 2008:

Name	Audit	CMD	Finance	NCG

Stephen F. Bollenbach	X		X

Deirdre P. Connelly				X

Meyer Feldberg		X**		X

Sara Levinson		X		X

Terry J. Lundgren

Joseph Neubauer	X**	X	X

Joseph A. Pichler		X		X*

Joyce M. Roché	X			X

Karl M. von der Heyden		X	X*

Craig E. Weatherup		X*		X

Marna C. Whittington	X*		X**

2008 Meetings	5	6	7	2

*	Chair

**	Vice Chair

Audit Committee.    The Audit Committee was established in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the NYSE. Its charter is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the Audit Committee charter, all current members of the Audit Committee are independent under Macy’s standards for director independence. The Board has determined that all members are financially literate for purposes of NYSE listing standards, and that Dr. Whittington qualifies as an “audit committee financial expert” because of her business experience, understanding of generally accepted accounting principles and financial statements, and educational background.

The responsibilities of the Audit Committee include:

•	reviewing the professional services provided by Macy’s independent registered public accounting firm and the independence of such firm prior to initial engagement of the firm and annually thereafter;

•	reviewing the scope of the audit by Macy’s independent registered public accounting firm;

•

reviewing any proposed non-audit services by Macy’s independent registered public accounting firm to determine if the provision of such services is compatible with the maintenance of their independence, and approval of same;

•	reviewing Macy’s annual financial statements, systems of internal accounting controls, material legal developments relating thereto, and legal compliance policies and procedures;

•

reviewing matters with respect to the legal, accounting, auditing and financial reporting practices and procedures of Macy’s as it may find appropriate or as may be brought to its attention, including Macy’s compliance with applicable laws and regulations;

•

monitoring the functions of Macy’s Compliance and Ethics organization, including review and discussing with management and the Board the organization’s reports describing its on-going projects, the status of its communications and training programs, the status of pending compliance issues and other matters;

•

reviewing with members of Macy’s internal audit staff the internal audit department’s staffing, responsibilities and performance, including its audit plans, audit results and actions taken with respect to those results; and

•

establishing procedures for the Audit Committee to receive, review and respond to complaints regarding accounting, internal accounting controls, and auditing matters, as well as confidential, anonymous submissions by employees of concerns related to questionable accounting or auditing matters.

See “Report of the Audit Committee” for further information regarding certain reviews and discussions undertaken by the Audit Committee.

Compensation and Management Development Committee.    The charter for the CMD Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the CMD Committee charter, all current members of the CMD Committee are independent under Macy’s standards for director independence.

The responsibilities of the CMD Committee include:

•

reviewing the salaries of the chief executive officer and other executive officers of Macy’s and, either as a Committee or together with the independent directors (as directed by the Board), set compensation levels for these executives;

•

administering the bonus, incentive and stock option plans of Macy’s, including (i) establishing any annual or long-term performance goals and objectives and maximum annual or long-term incentive awards for the chief executive officer and the other executives, (ii) determining whether and the extent to which annual and/or long-term performance goals and objectives have been achieved, and (iii) determining related annual and/or long-term incentive awards for the chief executive officer and the other executives;

•	reviewing and approving the benefits of the chief executive officer and the other executive officers of Macy’s;

•	reviewing and approving any proposed employment agreement with, and any proposed severance, termination or retention plans, agreements or payments applicable to, any executive officer of Macy’s;

•	advising and consulting with Macy’s management regarding pension, benefit and compensation plans, policies and practices of Macy’s;

•	establishing chief executive officer and key executive succession plans, including plans in the event of an emergency, resignation or retirement; and

•

reviewing and monitoring executive development strategies and practices for senior level positions and executives to assure development of a pool of management and executive personnel for adequate and orderly management succession.

Finance Committee.    The charter for the Finance Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the Finance Committee charter, a majority of the members of the Finance Committee are independent under Macy’s standards for director independence.

The responsibilities of the Finance Committee include:

•

reviewing capital projects and other financial commitments and approving such projects and commitments above $15 million and below $25 million, reviewing and making recommendations to the Board with respect to approval of all such projects and commitments of $25 million and above, and reviewing and tracking the actual progress of approved capital projects against planned projections;

•	reporting to the Board on potential transactions affecting Macy’s capital structure, such as financings, refinancings and the issuance, redemption or repurchase of Macy’s debt or equity securities;

•	reporting to the Board on potential changes in Macy’s financial policy or structure which could have a material financial impact on Macy’s;

•

reviewing the financial considerations relating to acquisitions and dispositions of businesses and operations involving projected costs or income above $15 million and below $25 million and approving all such transactions, and reporting to the Board on all such transactions involving projected costs or income of $25 million and above; and

•	reviewing the management and performance of the assets of Macy’s retirement plans.

Nominating and Corporate Governance Committee.    The charter for the NCG Committee is disclosed on Macy’s website at www.macysinc.com/investors/governance. As required by the NCG Committee charter, all current members of the NCG Committee are independent under Macy’s standards for director independence.

The responsibilities of the NCG Committee include:

•	identifying and screening candidates for future Board membership;

•	proposing candidates to the Board to fill vacancies as they occur, and proposing nominees to the Board for election by the shareholders at annual meetings;

•	reviewing Macy’s Corporate Governance Principles and recommending to the Board any modifications that the NCG Committee deems appropriate;

•

overseeing the evaluation of and reporting to the Board on the performance and effectiveness of the Board and its committees and other issues of corporate governance, and recommending to the Board any changes concerning the composition, size, structure and activities of the Board and the committees of the Board as the NCG Committee deems appropriate based on its evaluations;

•	reviewing and reporting to the Board with respect to director compensation and benefits and make recommendations to the Board as the NCG Committee deems appropriate; and

•	considering possible conflicts of interest of Board members and management and making recommendations to prevent, minimize, or eliminate such conflicts of interest.

The NCG Committee reviews the director compensation program periodically. To help it perform its responsibilities, the NCG Committee makes use of company resources, including members of senior management in Macy’s human resources and legal departments. In addition, the NCG Committee engages the services of an independent outside compensation consultant to assist the NCG Committee in assessing the competitiveness and overall appropriateness of Macy’s director compensation program.

Identification and Selection of Nominees for the Board

Macy’s By-laws provide that director nominations may be made by or at the direction of the Board. The NCG Committee is charged with identifying individuals qualified to become Board members and recommending such individuals to the Board for its consideration. The NCG Committee is authorized, among other means of identifying potential candidates, to employ third-party search firms. In evaluating potential candidates, the NCG Committee considers, among other things, the following:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	knowledge of the communities in which Macy’s does business and Macy’s industry or other industries relevant to Macy’s business;

•	relevant experience and background that would benefit Macy’s;

•	ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Macy’s; and

•	diversity of viewpoints, background, experience and demographics.

The NCG Committee also takes into consideration whether particular individuals satisfy the independence criteria set forth in the NYSE listing standards and Macy’s standards for director independence,

together with any special criteria applicable to service on various standing committees of the Board. The full Board (a) considers candidates that the NCG Committee recommends, (b) considers the optimum size of the Board, (c) determines how to address any vacancies on the Board, and (d) determines the composition of all Board committees.

Macy’s Corporate Governance Principles provide for a mandatory retirement age for directors of 72. Non-Employee Directors are required to resign from the Board as of the annual meeting following their 72nd birthday. At its February 20, 2009 meeting, the NCG Committee determined that it was in the best interests of the Company to waive for one year the application of the mandatory retirement provision with respect to Mr. von der Heyden. Consequently, upon the recommendation of the NCG Committee, the Board of Directors has waived the application of the mandatory retirement provision with respect to Mr. von der Heyden for fiscal 2009 and has nominated him for election as a director at the annual meeting for a one-year term to expire at Macy’s annual meeting of shareholders in 2010.

The NCG Committee will consider candidates for nomination recommended by shareholders of Macy’s and will evaluate such candidates using the same criteria discussed above that it uses to evaluate director candidates identified by the NCG Committee. Shareholders who wish to recommend a candidate for a director nomination should write to the Nominating and Corporate Governance Committee, c/o Dennis J. Broderick, Secretary, Macy’s, Inc., 7 West Seventh Street, Cincinnati, Ohio 45202. The recommendation should include the full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and other relevant biographical information.

Director Nominations by Shareholders

Macy’s By-Laws also provide that director nominations may be made by the company’s shareholders. The By-Laws require that shareholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting of shareholders. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to shareholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things:

•	that the notice by the shareholder set forth certain information concerning such shareholder and the shareholder’s nominees, including their names and addresses;

•	a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of Macy’s stock owned or beneficially owned by such shareholder;

•	a description of all arrangements or understandings between the shareholder and each nominee;

•	such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and

•	the consent of each nominee to serve as a director of Macy’s if so elected.

The chairman of the Board may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to shareholders desiring to bring any other business before an annual meeting of the shareholders. See “Submission of Future Shareholder Proposals.”

Corporate Governance Principles and Code of Business Conduct and Ethics

Macy’s Corporate Governance Principles, Non-Employee Director Code of Business Conduct and Ethics and Code of Conduct are disclosed on Macy’s website at www.macysinc.com/investors/governance. Shareholders may obtain copies of these documents and the charters for the Board committees, without charge, by sending a written request to the following address: Secretary, Macy’s, Inc., 7 West Seventh, Cincinnati, Ohio 45202.

Director Compensation

Non-Employee Directors receive the following compensation:

Type of Compensation	Amount of Compensation
Board Retainer	$60,000 annually
Board or Board Committee Meeting Fee	$2,000 for each meeting attended and for each review session with one or more members of management
Committee Chairperson Retainer	$10,000 annually
Equity Grant	up to 10,000 stock options annually
Matching Philanthropic Gift	up to $22,500 annually

Under Macy’s Director Deferred Compensation Plan, 50% of the annual Board retainer (including the retainer payable to a committee chair) and 50% of the meeting fees payable to Non-Employee Directors (the “Mandatory Stock Compensation”) are paid in credits representing the right to receive shares of Macy’s common stock (“Mandatory Stock Credits”), with the balance (“Elective Compensation”) paid in cash or deferred under the Director Deferred Compensation Plan. Mandatory Stock Compensation is reflected in the “Stock Awards” column of the 2008 Non-Employee Director Summary Compensation Table below. Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column of the 2008 Non-Employee Director Summary Compensation Table below. If a Non-Employee elects to defer all or a portion of the Elective Compensation into either stock credits or cash credits under the Director Deferred Compensation Plan, those amounts are not paid to him or her until service on the Board ends. Mandatory Stock Credits and stock credits relating to Elective Compensation that is deferred as stock credits are calculated monthly. Shares of Macy’s common stock associated with such stock credits are transferred quarterly to a rabbi trust for the benefit of the participating Non-Employee Director. Dividend equivalents on the amounts deferred as stock credits are “reinvested” in additional stock credits. Elective Compensation deferred as cash credits earn interest each year at a rate equal to the yield (percent per annum) on 30-Year Treasury Bonds as of December 31 of the prior plan year.

Non-Employee Directors typically receive a non-qualified stock option grant under the 1995 Equity Plan or the 1994 Stock Plan on the date of the annual meeting. If an individual is elected by the Board as a

Non-Employee Director after the date of the annual meeting and prior to the end of the calendar year, the Non-Employee Director receives a pro-rated stock option grant shortly after his or her election to the Board based on the number of months remaining in the calendar year following the date of his or her election. All options have a 10-year term, vest 25% on each of the first four anniversaries following the grant date, and are priced at the closing price of Macy’s common stock on the NYSE on the day prior to the grant date.

Non-Employee Directors may participate in the philanthropic matching gift program of the Macy’s Foundation on the same terms as all company employees. Under this program, the Macy’s Foundation will match up to a total of $22,500 of gifts made by the director to approved charities in any calendar year.

Each Non-Employee Director and his or her spouse and eligible dependents also receive executive discounts on merchandise purchased at Macy’s stores. This benefit remains available to them following retirement from the Board. As described below, the retirement plan for Non-Employee Directors was terminated in 1997.

The following table reflects the compensation information for each Non-Employee Director for fiscal 2008. Mr. Lundgren does not receive separate compensation for his service as a Director; his compensation is reflected in the 2008 Summary Compensation Table in the section titled “Compensation of the Named Executives for 2008.”

2008 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1)($)	Stock Awards (1)(3)($)	Option Awards (2)(3)($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)($)	All Other Compensation (5) ($)	Total($)
Stephen F. Bollenbach	49,000	49,000	75,600	0	1,453	175,053
Deirdre P. Connelly	40,000	40,000	12,600	0	8,676	101,276
Meyer Feldberg	47,000	(199,277)	75,600	0	54,069	(22,608)
Sara Levinson	47,000	(189,749)	122,925	0	7,784	(12,040)
Joseph Neubauer	55,000	(228,968)	75,600	0	16,616	(81,752)
Joseph A. Pichler	53,000	(198,811)	75,600	0	24,946	(45,265)
Joyce M. Roché	45,000	8,493	82,375	0	12,720	148,588
Karl M. von der Heyden	60,000	(255,494)	75,600	166	32,958	(86,770)
Craig E. Weatherup	57,000	(176,143)	122,925	0	53,832	57,614
Marna C. Whittington	58,000	(247,602)	122,925	0	84,462	17,785

(1)	All Elective Compensation is reflected in the “Fees Earned or Paid in Cash” column, whether it is paid currently in cash or deferred under the Director Deferred Compensation Plan. Seven of the Non-Employee Directors elected to defer all or a portion of the Elective Compensation payable to them during fiscal 2008, as follows:

Name	Elective Compensation Deferred($)	Deferred as Cash Credits($)	Deferred as Stock Credits(#)
Bollenbach	49,000	0	3,169.5
Levinson	47,000	47,000	0.0
Neubauer	55,000	0	3,556.5
Pichler	53,000	53,000	0.0
Roché	33,750	0	2,164.0
Weatherup	57,000	0	3,759.5
Whittington	58,000	0	3,732.5

The amounts in the “Stock Awards” column reflect the Mandatory Stock Compensation payable in fiscal 2008 plus the variable accounting treatment and dollar amounts recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) for fiscal 2008 for Mandatory Stock Credits issued in fiscal 2008 and prior years, as further detailed in the following table. The application of variable accounting and FAS 123R resulted in credits to compensation expense in 2008 due to declines in the market price for shares of Macy’s common stock subsequent to the end of fiscal 2007.

Name	Mandatory Stock Credits(#)	Mandatory Stock Compensation($)	2008 Additional Expense/(Credit) Recognized for Financial Statement Reporting Purposes($)	Total($)
Bollenbach	3,169.5	49,000	0	49,000
Connelly	2,575.0	40,000	0	40,000
Feldberg	3,001.0	47,000	(246,277)	(199,277)
Levinson	3,001.0	47,000	(236,749)	(189,749)
Neubauer	3,556.5	55,000	(283,968)	(228,968)
Pichler	3,355.0	53,000	(251,811)	(198,811)
Roché	2,869.0	45,000	(36,507)	8,493
von der Heyden	3,908.0	60,000	(315,494)	(255,494)
Weatherup	3,759.5	57,000	(233,143)	(176,143)
Whittington	3,732.5	58,000	(305,602)	(247,602)

(2)	The grant date fair value of the stock options granted to each of the Non-Employee Directors in fiscal 2008 was $75,600. The amounts in the “Option Awards” column do not necessarily reflect compensation actually received by the Non-Employee Directors. The amounts reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal 2008 for stock options issued pursuant to the 1995 Equity Plan. The tables below show that the amount recognized includes the awards granted in fiscal 2008 and in as many as four prior years.

Since Mr. Bollenbach, Mr. Feldberg, Mr. Neubauer, Mr. Pichler and Mr. von der Heyden are over age 65, the full grant date fair market value of their 2008 stock option awards was expensed in fiscal 2008. The fair value of their stock option awards prior to fiscal 2008 has previously been fully expensed.

Assumptions and terms used in the calculation of the amounts expensed for fiscal 2008 are included in footnote 16 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2008 (the “2008 10-K”), in footnote 14 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2007 (the “2007 10-K”), and in footnote 15 to Macy’s audited financial statements included in Macy’s Annual Report on Form 10-K for fiscal 2006 (the “2006 10-K”).

Bollenbach				Connelly				Feldberg
Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)
5/16/08	10,000	7.56	75,600	5/16/08	10,000	7.56	12,600	5/16/08	10,000	7.56	75,600
7/2/07	5,000	14.60	0					5/18/07	10,000	14.34	0

			75,600					5/19/06	10,000	13.57	0
								7/13/05	10,000	13.12	0
								5/21/04	10,000	9.30	0

											75,600

Levinson				Neubauer				Pichler
Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)
5/16/08	10,000	7.56	12,600	5/16/08	10,000	7.56	75,600	5/16/08	10,000	7.56	75,600
5/18/07	10,000	14.34	35,850	5/18/07	10,000	14.34	0	5/18/07	10,000	14.34	0
5/19/06	10,000	13.57	33,925	5/19/06	10,000	13.57	0	5/19/06	10,000	13.57	0
7/13/05	10,000	13.12	32,800	7/13/05	10,000	13.12	0	7/13/05	10,000	13.12	0
5/21/04	10,000	9.30	7,750	5/21/04	10,000	9.30	0	5/21/04	10,000	9.30	0

			122,925				75,600				75,600

Roché				von der Heyden				Weatherup
Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)
5/16/08	10,000	7.56	12,600	5/16/08	10,000	7.56	75,600	5/16/08	10,000	7.56	12,600
5/18/07	10,000	14.34	35,850	5/18/07	10,000	14.34	0	5/18/07	10,000	14.34	35,850
5/19/06	10,000	13.57	33,925	5/19/06	10,000	13.57	0	5/19/06	10,000	13.57	33,925

			82,375	7/13/05	10,000	13.12	0	7/13/05	10,000	13.12	32,800
				5/21/04	10,000	9.30	0	5/21/04	10,000	9.30	7,750

							75,600				122,925

Whittington
Grant Date	Options (#)	FMV ($)	2008 Expense ($)
5/16/08	10,000	7.56	12,600
5/18/07	10,000	14.34	35,850
5/19/06	10,000	13.57	33,925
7/13/05	10,000	13.12	32,800
5/21/04	10,000	9.30	7,750

			122,925

(3)	The table below shows the number of stock options and stock credits held by the Non-Employee Directors as of the end of fiscal 2008. Stock credits are valued based on a closing price at fiscal year-end of $8.95. The exercise prices for all stock options exceed the $8.95 per share market value for Macy’s common stock at fiscal year end, resulting in a value at fiscal year end of $0 for all stock options.

	Stock Options		Stock Credits
	Number of Securities Underlying Unexercised Options (#)		Number of Stock Credits (#)	Market Value of Stock Credits ($)
Name	Exercisable	Unexercisable
Bollenbach	1,250	13,750	8,160	73,032
Connelly	0	10,000	2,722	24,362
Feldberg	69,000	25,000	5,856	52,411
Levinson	69,000	25,000	22,283	199,433
Neubauer	69,000	25,000	67,011	599,748
Pichler	69,000	25,000	18,401	164,689
Roché	7,500	22,500	9,608	85,992
von der Heyden	69,000	25,000	45,483	407,073
Weatherup	69,000	25,000	42,195	377,645
Whittington	69,000	25,000	28,748	257,295

(4)	The present value of benefits under the Non-Employee Director retirement plan for each individual was determined as a deferred temporary life annuity based on years of Board service prior to May 16, 1997. The present value basis includes a discount rate of 7.45% and mortality rates under the RP2000CH table projected to January 1, 2009 using scale AA. Scale AA defines how future mortality improvements are incorporated into the projected mortality table and is based on a blend of Federal Civil Service and Social Security experience from 1977 through 1993. The actuarial present value of the pension benefit for four directors decreased, as follows: Mr. Feldberg ($3,262), Mr. Neubauer ($2,557), Mr. Weatherup ($1,271), and Dr. Whittington ($7,244). The decrease in pension value is mainly attributable to the fact that the discount rate increased from 6.25% for fiscal 2007 to 7.45% for fiscal 2008. The calculations assume that the annual retainer remains at $60,000 and a retirement at age 72, the mandatory retirement age for Directors.

(5)	“All Other Compensation” includes the items shown below. Merchandise discounts are credited to the Directors’ charge accounts. Gross-up on taxes on the merchandise discount are paid in cash after the end of the year, so the amounts shown reflect the gross-up on the prior fiscal year amounts.

Name	Merchandise Discount ($)	Gross-Up ($)	Matching Philanthropic Gift ($)	Total ($)
Bollenbach	1,453	0	0	1,453
Connelly	5,376	0	3,300	8,676
Feldberg	24,457	7,112	22,500	54,069
Levinson	2,506	2,253	3,035	7,784
Neubauer	10,395	6,221	0	16,616
Pichler	1,242	1,204	22,500	24,946
Roché	4,608	2,109	6,003	12,720
von der Heyden	6,009	4,449	22,500	32,958
Weatherup	20,367	10,965	22,500	53,832
Whittington	48,204	13,758	22,500	84,462

Director Retirement Plan

Macy’s retirement plan for Non-Employee Directors was terminated on a prospective basis effective May 16, 1997 (the “Plan Termination Date”). As a result of such termination, persons who first become Non-Employee Directors after the Plan Termination Date will not be entitled to receive any benefit from the plan. Persons who were Non-Employee Directors as of the Plan Termination Date will be entitled to receive retirement benefits accrued as of the Plan Termination Date. Subject to an overall limit in an amount equal to the aggregate retirement benefit accrued as of the Plan Termination Date (i.e., the product of the amount of the annual Board retainer earned immediately prior to retirement and the years of Board service prior to the Plan Termination Date), eligible retirees who retire from service as Non-Employee Directors will be entitled to receive an annual payment equal to the amount of the annual Board retainer earned immediately prior to retirement, payable in monthly installments, commencing at retirement and continuing for the lesser of such person’s remaining life or a number of years equal to such person’s years of Board service prior to the Plan Termination Date. There are no survivor benefits under the terms of the retirement plan. Five of the current Non-Employee Directors participate in the plan. If they had retired on December 31, 2008, each would have been entitled to a $60,000 annual payment for the following maximum number of years:

Name	Years
Feldberg	5
Neubauer	5
von der Heyden	5
Weatherup	1
Whittington	4

Director Stock Ownership Guidelines

In fiscal year 2005, the NCG Committee recommended, and the Board adopted, stock ownership guidelines for Non-Employee Directors. Under these guidelines, Non-Employee Directors are required to accumulate over time shares of Macy’s common stock equal in value to at least five times the annual Board retainer and maintain or exceed that ownership level for their remaining tenure on the Board. Currently, the annual Board retainer is $60,000, so the guideline currently is $300,000 worth of Macy’s common stock. Shares counted toward this requirement include:

•	any shares beneficially owned by the director;

•	restricted stock before the restrictions have lapsed; and

•	stock credits or other stock units credited to a director’s account.

Macy’s common stock subject to unvested or unexercised stock options granted to Non-Employee Directors does not count toward the ownership requirement. Non-Employee Directors must comply with these guidelines by December 9, 2010 or within five years from the date the director’s Board service commenced, whichever is later.

ITEM 2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the books, records and accounts of Macy’s for the fiscal year ending January 30, 2010. KPMG LLP and its predecessors have served as the independent registered public accounting firm for Macy’s since 1988, and the Audit Committee considers them well qualified. Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions. The Audit Committee has asked the Board to submit to shareholders a proposal asking shareholders to ratify the appointment of KPMG LLP. If the appointment of KPMG LLP is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent registered public accounting firm as the Audit Committee deems appropriate.

Fees Paid to Independent Registered Public Accounting Firm

The table below summarizes the fees paid to KPMG LLP during fiscal 2008 and fiscal 2007:

Year	Audit Fees($)	Audit- Related Fees($)	Tax Fees($)	All Other Fees($)	Total($)
2008	5,240,000	1,196,400	148,703	0	6,585,103
2007	5,297,200	1,526,300	180,500	0	7,004,000

Audit fees represent fees for professional services rendered for the audit of Macy’s annual financial statements, the audit of Macy’s internal controls over financial reporting and the reviews of the interim financial statements included in Macy’s Forms 10-Q.

Audit-related fees represent professional services principally related to the audits of financial statements of employee benefit plans, audits of financial statements of certain subsidiaries and certain agreed upon procedures reports.

Tax fees represent professional services related to tax compliance and consulting services Such tax consulting services did not involve the provision of advice regarding tax strategy or planning.

The Audit Committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by Macy’s independent registered public accounting firm. A description of such policies and procedures is attached as Appendix A to this proxy statement and incorporated herein by reference.

The Board recommends that you vote FOR ratification of the appointment of KPMG LLP, and your proxy will be so voted unless you specify otherwise.

ITEM 3.  APPROVAL OF

THE MACY’S, INC. 2009 OMNIBUS INCENTIVE COMPENSATION PLAN

Overview

This Item 3 relates to the proposed Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan, or 2009 Incentive Plan. As of March 31, 2009, the Board unanimously approved and adopted the 2009 Incentive Plan, subject to the approval of Macy’s shareholders. The 2009 Incentive Plan affords the Board the ability to design compensatory awards that are responsive to Macy’s needs, and includes authorization for a variety of awards designed to advance Macy’s interests and long-term success by encouraging stock ownership among Macy’s officers and other key executives, employees, non-employee directors and consultants and other advisors or otherwise linking the compensation of such persons to share price performance or the achievement of specified corporate objectives. These awards include equity and cash awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which Macy’s refers to as the Code.

Macy’s has historically granted equity awards under various plans, including most recently the 1994 Stock Plan and the 1995 Equity Plan. Macy’s refers to the 1994 Stock Plan and 1995 Equity Plan together as the Prior Plans. If the 2009 Incentive Plan is approved by Macy’s shareholders as proposed, no further awards will be made under the Prior Plans, and, apart from the issuance of stock credits as described below, the 2009 Incentive Plan will become the primary equity and long-term cash compensation plan for Macy’s. As of January 31, 2009, under the Prior Plans, stock options with respect to 38,794,466 shares of Macy’s common stock were outstanding with a weighted average exercise price of $28.64 and a weighted average remaining term of 5.4 years, and there were 482,864 restricted shares outstanding. Under the Prior Plans, there were 20,875,527 shares available for grant as of January 31, 2009. The closing price of Macy’s common stock on March 30, 2009 was $8.91 per share.

Commitment to Making Responsible Awards of Equity Compensation.    The Board and the CMD Committee remain committed to making responsible awards of equity compensation under Macy’s equity compensation plans. For example, under the 2009 Incentive Plan:

•	The terms of option rights and stock appreciation rights, or SARs, do not exceed 10 years;

•	The exercise price of option rights and the base price of SARs may not be less than the market price of the underlying common stock on the date of grant;

•	There are no “reload” provisions;

•	Option rights and SARs may not be repriced, unless approved by the shareholders; and

•	Award documentation may include recoupment (i.e., clawback) provisions and/or restrictive covenants.

Macy’s executive officers and non-employee directors will be eligible to receive awards under the 2009 Incentive Plan, and therefore have an interest in Item 3.

Summary of the 2009 Incentive Plan

The Board and the CMD Committee recommend that the shareholders approve the 2009 Incentive Plan. If the holders of a majority of the shares of common stock which are represented and actually voted at the annual meeting, and which constitute a majority in interest of all of the common shares entitled to vote thereon, vote FOR the 2009 Incentive Plan, it will immediately become effective. Upon the effectiveness of the 2009 Incentive Plan, no further grants will be made under the Prior Plans. If Macy’s shareholders do not approve the 2009 Incentive Plan, the 2009 Incentive Plan will not become effective, and the Prior Plans, as they presently exist, will continue in effect. The results of the vote will not affect any awards outstanding under the Prior Plans at the time of the annual meeting.

Set forth below is a summary of the principal features of the 2009 Incentive Plan, but the following summary is not intended to be exhaustive and is qualified in its entirety by reference to the 2009 Incentive Plan itself, a copy of which is attached to this proxy statement as Appendix B.

Purpose.    As one of the key elements of its strategic plan, Macy’s links the compensation of directors, key employees and other individuals to the achievement of Macy’s business plans. The 2009 Incentive Plan is intended to help Macy’s attract and retain directors, officers, other key executives and employees and consultants and advisors. The 2009 Incentive Plan is also intended to provide Macy’s directors, officers, other key executives and employees and consultants and advisors with incentives and rewards relating to Macy’s business plans to encourage such persons to devote themselves to the business of Macy’s and its subsidiaries.

Eligibility.    The officers, executives, and other employees of Macy’s or its subsidiaries and Macy’s non-employee directors may be selected by the CMD Committee to receive awards under the 2009 Incentive Plan. In addition, the CMD Committee may select certain consultants and advisors providing services to Macy’s or its subsidiaries to receive awards under the 2009 Incentive Plan. The CMD Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. Macy’s refers to eligible persons who have been approved to receive awards under the 2009 Incentive Plan as participants. The number of persons eligible to participate in the 2009 Incentive Plan is estimated to be approximately 167,000 people, but Macy’s historically has not granted awards to more than approximately 1,800 people in any single calendar year.

Administration.    The 2009 Incentive Plan is to be administered by the CMD Committee. If, however, any matters are required to be administered by the Board under Macy’s organizational and governance documents, including the CMD Committee’s charter, the Board will administer such matters (to that extent, references to the CMD Committee include references to the Board). The CMD Committee may delegate authority to administer the 2009 Incentive Plan to a subcommittee. No member of the CMD Committee may be an employee of Macy’s or its subsidiaries. Each member of the CMD Committee must also qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, qualify as an “outside director” within the meaning of Section 162(m) of the Code and be “independent” of Macy’s within the meaning of the New York Stock Exchange listing standards. The CMD Committee may grant awards to eligible persons and, in addition, may delegate to one or more officers certain authority with respect to the granting of awards other than awards to executive officers, directors or individuals who beneficially own more than 10% of any class of Macy’s securities. The CMD Committee is authorized to interpret the 2009 Incentive Plan and related agreements and documents and to take various other actions with respect thereto.

Available Awards.    The 2009 Incentive Plan authorizes Macy’s to provide equity-based compensation in the form of (1) option rights, including incentive stock options, or ISOs, entitling the optionee to favorable tax treatment under Section 422 of the Code, (2) SARs, (3) restricted stock, (4) restricted stock units, or RSUs,

(5) performance shares, and (6) other stock-based awards. Macy’s is also authorized under the 2009 Incentive Plan to provide cash-based incentive compensation in the form of performance-based cash awards, which Macy’s refers to as Incentive Awards. Each type of award is described below under “Types of Awards Under the 2009 Incentive Plan.” Each of the awards will be evidenced by an evidence of award containing such terms and provisions, consistent with the 2009 Incentive Plan, as the CMD Committee may approve.

Section 162(m) of the Code.    The 2009 Incentive Plan is designed to comply with the requirements of applicable federal and state securities laws and the Code, and to allow Macy’s to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code.

The Board and the CMD Committee believe that it is in Macy’s interests and the interests of Macy’s shareholders to maintain an equity and long-term cash compensation plan under which compensation awards made to Macy’s named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the 2009 Incentive Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code (which Macy’s refers to as Qualified Performance-Based Awards), the 2009 Incentive Plan specifies performance measures and other material terms that must be approved by Macy’s shareholders. Approval of the 2009 Incentive Plan by the required vote of Macy’s shareholders described above is intended to constitute such approval.

Shares Available Under the 2009 Incentive Plan.    Subject to adjustment as provided for in the 2009 Incentive Plan, the number of shares of common stock subject to grants under the 2009 Incentive Plan will not exceed in the aggregate:

•	51 million shares, minus

•	one share for each share subject to an option right or SAR, and 1.75 shares for each share subject to another award, granted under the Prior Plans after January 31, 2009, plus

•

one share for each share subject to an option right or SAR, and 1.75 shares for each share subject to another award, that is forfeited, expires or is settled for cash (in whole or in part) under the 2009 Incentive Plan or after January 31, 2009 under the Prior Plans.

These shares may be of original issuance, treasury shares or other shares, or a combination of the foregoing.

Share Counting.    Under the 2009 Incentive Plan, each share of Macy’s common stock that is subject to an option right or SAR counts against the aggregate 2009 Incentive Plan limit as one share and each share of Macy’s common stock that is subject to another award under the 2009 Incentive Plan counts against the aggregate 2009 Incentive Plan limit as 1.75 shares. The following shares of Macy’s common stock will not increase the number of shares available for grant under the 2009 Incentive Plan:

•

Any shares of Macy’s common stock tendered or relinquished by a participant or withheld by Macy’s in full or partial payment of the exercise price of option rights or the full or partial satisfaction of tax withholding on any award;

•	Macy’s common stock subject to a SAR granted under either the 2009 Incentive Plan or the Prior Plans that is not issued when the SAR is exercised and settled in Macy’s common shares; and

•	Macy’s common stock reacquired by Macy’s using cash proceeds from the exercise of option rights granted either under the 2009 Incentive Plan or the Prior Plans.

Shares of Macy’s common stock issued as substitution awards in connection with Macy’s merger with or acquisition of a company will not decrease the number of shares available for grant under the 2009 Incentive Plan, but shares of Macy’s common stock subject to substitution awards will not be available for further awards under the 2009 Incentive Plan if the substitution awards are forfeited, expire or settled in cash. Macy’s may use shares under a pre-existing, shareholder-approved plan of a company acquired by Macy’s for awards under the 2009 Incentive Plan, which shares will not decrease the number of shares available for grant under the 2009 Incentive Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of Macy’s or any subsidiary prior to such acquisition.

2009 Incentive Plan and Per Person Limitations.    The 2009 Incentive Plan places limitations on the number of shares of common stock that Macy’s may issue or transfer in connection with certain awards (with such limits being subject to certain adjustments as provided for in the 2009 Incentive Plan):

•	ISOs. The aggregate number of shares of Macy’s common stock actually issued upon the exercise of ISOs will not exceed 30,000,000 shares.

•	Option Rights and SARs. No participant will be granted option rights or SARs, in the aggregate, for more than 2,000,000 shares of Macy’s common stock during any fiscal year of Macy’s.

•

Restricted Stock, RSUs and Performance Shares. No participant will be granted Qualified Performance-Based Awards of restricted stock, RSUs or performance shares, in the aggregate, for more than 1,000,000 shares of Macy’s common stock during any fiscal year of Macy’s.

•

Incentive Awards. No participant will be granted a Qualified Performance-Based Award that is an Incentive Award for any performance period (as described below) for more than, in the aggregate, $6 million.

No Repricing.    Except in connection with an adjustment involving a corporate transaction or event as provided for in the 2009 Incentive Plan, the CMD Committee may not authorize the amendment of any outstanding option right or SAR to reduce the exercise or base price, and no outstanding option right or SAR may be cancelled in exchange for other awards, or cancelled in exchange for option rights or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of Macy’s shareholders.

Types of Awards Authorized Under the 2009 Incentive Plan

Option Rights.    Option rights may be granted that entitle the optionee to purchase shares of Macy’s common stock at a price not less than market value per share as of the date of grant. Option rights may be granted as ISOs, nonqualified stock options, or combinations of the foregoing, but ISOs may be granted only to certain participants who meet the definition of “employee” under the Code. The maximum term for option rights is 10 years. Each grant of option rights will specify whether the exercise price is payable:

•	in cash or by check or wire transfer at the time of exercise;

•	by the transfer to Macy’s of shares of Macy’s common stock owned by the optionee;

•	by a combination of such payment methods; or

•	by such other methods as may be approved by the CMD Committee.

To the extent permitted by law, any grant of an option right may provide for deferred payment of the exercise price from the proceeds of sale through a broker of some or all of the shares of Macy’s common stock to which the exercise relates.

Each grant will specify the period of continuous service with Macy’s or any of its subsidiaries that is necessary before the option rights will become exercisable, and may provide for the earlier vesting of such option rights in the event of retirement, death, disability, a change in control, hardship or special circumstances affecting the optionee. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. No grant of option rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such option rights.

SARs.    A SAR is a right, exercisable by surrender of the SAR and the related option right (if granted in tandem with an option right) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from Macy’s an amount equal to the product of the number of shares of Macy’s common stock subject thereto and up to 100% of the spread between the base price (or exercise price, if a tandem SAR) and the per share value of Macy’s common stock on the date of exercise. The base price of a free-standing SAR may not be less than market value per share at the date of grant. Any grant may specify that the amount payable on exercise of a SAR may be paid by Macy’s in cash, in shares of Macy’s common stock, or in any combination thereof, in the discretion of the CMD Committee, and such amount may be capped by the CMD Committee at the time of grant. Any grant of tandem SARs may specify that, in the event of a change in control, the SAR and the related option right will be deemed automatically surrendered by the grantee, and Macy’s will pay the grantee an amount equal to the product of the number of shares of Macy’s common stock subject thereto and the spread between the exercise price and the per share value of Macy’s common stock on the date of surrender. Tandem SARs may be exercised only when the related option right is also exercisable and when the spread is positive.

No SAR may be exercisable more than 10 years from the date of grant. Successive grants may be made to the same grantee of free-standing SARs whether or not free-standing SARs previously granted remain unexercised. No grant of SARs may provide for dividends, dividend equivalents or other similar distributions to be paid on such SARs.

Restricted Stock.    A grant of restricted stock involves the immediate transfer by Macy’s to a participant of ownership of a specified number of restricted shares of common stock in consideration of the performance of services. The transfer may be made without additional consideration or in consideration of a payment by the participant. The participant is entitled immediately to voting, dividend and other ownership rights in such shares; provided, however, that at least a portion of the restricted stock covered by such issuance or transfer must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of Code for a period to be determined by the CMD Committee at the date of grant or to the achievement of specified performance measures. If, for awards other than grants to non-employee directors, the restricted stock vests upon the passage of time rather than the achievement of performance measures, the period of time may not be shorter than three years (with the possibility of ratable vesting during such three-year period), except that grants to newly hired participants to replace forfeited awards granted by their former employers or grants as payment for earned performance awards may vest after one year. If the restricted stock vests upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed in the applicable evidence of award for the period during which the forfeiture provisions are to continue. The CMD Committee may provide for early termination of the applicable restrictions in the event of retirement, death, disability, a change in control, hardship or special circumstances affecting the grantee. Dividends on restricted stock may be deferred and reinvested until the performance measures are achieved, provided that all dividends on restricted stock subject to the achievement of performance measures must be deferred and deemed reinvested until the restricted stock is earned. Restricted stock may be granted in certificated or uncertificated form.

RSUs.    An RSU represents the right of the grantee of the RSU to receive from Macy’s a payment upon or after vesting of the RSUs equal to the per share value of Macy’s common stock as of the date of grant, vesting date, or other date determined by the CMD Committee at the date of grant of the RSU. At the discretion of the CMD Committee, RSUs may be settled in cash, shares of Macy’s common stock or any combination thereof, and the amount due upon settlement may be capped by the CMD Committee at the time of grant. For awards other than grants to non-employee directors, the RSUs will be subject to forfeiture for a period of (1) at least one year following the date of grant in the case of RSUs that vest upon the achievement of performance measures or (2) at least three years following the date of grant in the case of any grant of RSUs that vest upon the passage of time rather than the achievement of performance measures (with the possibility of ratable vesting during such three-year period), except that grants to newly hired participants to replace forfeited awards granted by their former employers or grants as payment for earned performance awards may vest after one year. To enforce these forfeiture provisions, the transferability of RSUs will be prohibited in a manner and to the extent prescribed in the applicable evidence of award for the period during which the forfeiture provisions are to continue. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a shareholder. Dividend equivalents on RSUs subject to the achievement of performance measures must be deferred and deemed reinvested until the performance measures are achieved. Awards of RSUs may be made without additional consideration. The CMD Committee may provide for early termination of the restriction period in the event of retirement, death, disability, a change in control, hardship or special circumstances affecting the grantee.

Incentive Awards and Performance Shares.    An Incentive Award is a cash award based on performance measures where the performance period (as described below) is more than one year, and a performance share is the equivalent of one share of Macy’s common stock. The performance period for performance shares may not be shorter than one year, unless otherwise determined by the CMD Committee. Each grant of Incentive Awards or performance shares will specify one or more performance measures that must be satisfied within a specified period (which Macy’s refers to as the performance period) in order for the Incentive Awards or performance shares to be earned. The CMD Committee may provide for early termination or modification of the performance period in the event of retirement, death, disability, a change in control, hardship or special circumstances affecting the grantee.

Each grant of Incentive Awards or performance shares will specify in respect of the relevant performance measures a level or levels of achievement and may set forth a formula for determining the number of Incentive Awards or performance shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified performance measures. To the extent earned, the Incentive Awards or performance shares will be paid to the participant at the time and in the manner determined by the CMD Committee. Any grant may specify that the amount payable with respect thereto may be paid by Macy’s in cash, shares of Macy’s common stock or any combination thereof at the discretion of the CMD Committee, and such amount may be capped by the CMD Committee at the time of grant. At the CMD Committee’s discretion, any award of performance shares may provide for the participant to receive dividend equivalents, but such dividend equivalents on performance shares must be deferred and deemed reinvested until the performance measures are achieved.

Other Awards.    The CMD Committee may, subject to limitations under applicable law, grant to any participant other stock-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Macy’s common stock or factors that may influence the value of Macy’s common stock. These factors may include, without limitation, convertible or exchangeable debt securities or other securities, purchase rights for shares of Macy’s common stock, awards with value and payment contingent upon Macy’s performance or the performance of Macy’s subsidiaries, other affiliates or business units, or other factors determined by the CMD Committee. Other stock-based awards may also be valued by reference to the book value of Macy’s common stock, or the value of the securities of, or performance of, specified subsidiaries, affiliates or other business units of Macy’s. The CMD Committee will determine the terms and conditions of these awards. Shares of Macy’s common stock delivered pursuant to these types of awards will be purchased for such consideration and paid for at such time, by such methods and in such forms as the CMD Committee determines. Cash awards, as an element of or supplement to any other award granted under the 2009 Incentive Plan, may also be granted. The CMD Committee may also grant shares of Macy’s common stock as a bonus, or may grant other awards in lieu of Macy’s obligations or the obligations of a subsidiary to pay cash or deliver other property under the 2009 Incentive Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the CMD Committee in a manner that complies with Section 409A of the Code. Other stock-based awards are not required to be subject to any minimum vesting period.

Performance Measures.    Performance measures are measurable performance objectives established by the CMD Committee for participants who have received awards under the 2009 Incentive Plan. Performance measures may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary or division, segment, department, region or function within Macy’s or a subsidiary in which the participant is employed. The performance measures may be relative to the performance of one or more other companies or an index. Performance measures applicable to any award or portion of an award that is intended be a Qualified Performance-Based Award to a participant who is, or is determined by the CMD Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code will be limited to specified levels of or growth or improvement in one or more of the following:

•	total sales;

•	comparable store sales;

•	gross margin;

•	operating or other expenses;

•	earnings before interest and taxes;

•	earnings before interest, taxes, depreciation and amortization;

•	net income;

•	earnings per share (either basic or diluted);

•	cash flow;

•

return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

•	stock price appreciation;

•	operating income;

•	net cash provided by operations;

•	total shareowner return;

•	customer satisfaction;

•	gross margin return on investment; and

•	inventory turn.

Each performance measure that is a financial measure for a Qualified Performance-Based Award will be determined in accordance with generally accepted accounting principles as consistently applied by Macy’s. If the CMD Committee determines that a change in Macy’s business, operations, corporate structure or capital structure, or the manner in which Macy’s conducts business, or other events or circumstances render the performance measures unsuitable, the CMD Committee may in its discretion modify the performance measures or the minimum acceptable level of achievement, in whole or in part, as the CMD Committee deems appropriate and equitable (including to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges), except where such action would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. In such case, the CMD Committee may not make any such modification of the performance measures or minimum acceptable level of achievement with respect to such “covered employee.”

Amendments.    The Board may amend the 2009 Incentive Plan from time to time without further approval by Macy’s shareholders, except where:

•	the amendment would increase:

•	the maximum number of shares of Macy’s common stock that may be issued under the 2009 Incentive Plan;

•	the maximum number of shares of Macy’s common stock that may be subject to option rights or SARs granted to any participant during any fiscal year of Macy’s;

•

the maximum number of shares of Macy’s common stock that may be granted as Qualified Performance-Based Awards of restricted stock or performance shares or with respect to Qualified Performance-Based Awards of RSUs during any fiscal year of Macy’s; or

•	the maximum amount of any Incentive Award that may be awarded for any performance period;

•

the amendment would cause Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to become inapplicable to the 2009 Incentive Plan or awards granted under the 2009 Incentive Plan; or

•	shareholder approval is required by applicable law or NYSE rules and regulations.

The Board may not amend the repricing provisions referred to above under “—No Repricing” without further approval by Macy’s shareholders.

If permitted by Section 409A of the Code and, in the case of a Qualified Performance-Based Award, Section 162(m) of the Code, in case of a termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a participant who holds an option right or SAR not immediately exercisable in full, or any restricted stock or RSUs as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Incentive Awards, performance shares or other stock-based awards that have not been fully earned, or who holds shares of Macy’s common stock subject to any other transfer restriction imposed pursuant to the 2009 Incentive Plan, the CMD Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of Macy’s, including waiving or modifying any vesting, performance or other period, any performance measure or any other requirement, condition, restriction or limitation applicable to any such award.

Transferability.    Except as otherwise determined by the CMD Committee, no award granted, issued or transferred under the 2009 Incentive Plan is transferable by a participant except (1) by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, or (3) to a fully revocable trust of which the participant is treated as the owner for federal income tax purposes, and in no event may any such award granted under the 2009 Incentive plan be transferred for value. Notwithstanding the foregoing, pursuant to terms and conditions established by the CMD Committee, awards will be transferable by a participant who at the time of such transfer is eligible to earn “Long-Term Incentive (LTI) Awards” under Macy’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto), or to earn other long-term awards under another plan that limits eligibility to the same group as those who would be eligible for Long-Term Incentive (LTI) Awards, or is a non-employee director, without payment of consideration by the transferee, to any one or more members of the participant’s immediate family (or to one or more trusts established solely for the benefit of one or more members of the participant’s immediate family or to one or more partnerships in which the only partners are members of the participant’s immediate family).

The CMD Committee may specify at the date of grant that part or all of the shares of Macy’s common stock that are (1) to be issued or transferred by Macy’s upon exercise of option rights or SARs or upon settlement of RSUs, performance shares or other stock-based awards or (2) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the 2009 Incentive Plan with respect to restricted stock, will be subject to further restrictions on transfer.

Adjustments.    The number and kind of shares covered by outstanding awards under the 2009 Incentive Plan and, in the case of stock options and SARs, the exercise or base prices applicable thereto, must be adjusted as the CMD Committee, in its sole discretion exercised good faith, determines is equitably required to prevent dilution or enlargement of the rights of participants or optionees in the event of stock dividends, stock splits, combinations of shares, recapitalizations, other changes in Macy’s capital structure, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, extraordinary cash dividends or other distributions of assets or issuances of rights or warrants to purchase securities, and similar events. In the event of any such transaction or event or in the event of a change in control of Macy’s, the CMD Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2009 Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the CMD Committee may in its sole discretion elect to cancel such option right or SAR without any payment to the person holding such option right or SAR. The CMD Committee shall also make or provide for such adjustments in the number of shares available under the 2009 Incentive Plan, including the individual participant limits described in the 2009 Incentive Plan, as the CMD Committee may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any option right intended to qualify as an ISO to fail to so qualify. Additionally, Macy’s may eliminate fractional shares or settle fractional shares in cash.

Withholding Taxes.    To the extent that Macy’s is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2009 Incentive Plan, and the amounts available to Macy’s for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Macy’s for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of CMD Committee) may include relinquishment of a portion of such benefit. In certain circumstances, Macy’s may withhold common shares that are deliverable to a participant to settle tax withholding obligations. Participants may elect to have common shares withheld by Macy’s or may deliver other common shares to satisfy tax withholding obligations, but the value of any common shares withheld will not exceed the minimum amount of taxes required to be withheld.

Compliance with Section 409A of the Internal Revenue Code.    To the extent applicable, it is intended that the 2009 Incentive Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2009 Incentive Plan and any grants made under the 2009 Incentive Plan shall be administered in a manner consistent with this intent.

Recoupment and Restrictive Covenants.    Any evidence of award may allow Macy’s to recoup all or any portion of an award if Macy’s financial statements are required to be restated in connection with the participant’s misconduct, and may include restrictive covenants that must be complied with during employment or within a specified period of time after termination of employment as a condition to receipt or retention of all or any portion of an award.

Termination.    No grant will be made under the 2009 Incentive Plan more than 10 years after the date on which the 2009 Incentive Plan is first approved by Macy’s shareholders, but all grants made on or prior to such 10-year anniversary of shareholder approval will continue in effect after such date subject to the terms thereof and of the 2009 Incentive Plan. Upon approval of the 2009 Incentive Plan by Macy’s shareholders, no further grants will be made under the Prior Plans, but all outstanding awards under the Prior Plans will continue to be in effect subject to the terms thereof.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2009 Incentive Plan based on federal income tax laws in effect on January 1, 2009. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the 2009 Incentive Plan.

Tax Consequences to Participants

Non-Qualified Option Rights.    In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted, (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.    No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of Macy’s common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Macy’s common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.    No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Macy’s common stock received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code, which Macy’s refers to as the Restrictions. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.    No income generally will be recognized upon the award of RSUs. The recipient of an award of RSUs generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Macy’s common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Incentive Awards and Performance Shares.    No income generally will be recognized upon the grant of performance shares. Upon payment in respect of the earn-out of Incentive Awards or performance shares, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Macy’s common stock received.

Tax Consequences to Macy’s or a Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, Macy’s or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

Macy’s intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Macy’s common stock, par value $0.01 per share, under the 2009 Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2009 Incentive Plan by Macy’s shareholders.

New 2009 Incentive Plan Benefits

Because awards to be granted in the future under the 2009 Incentive Plan are at the discretion of the CMD Committee, it is not possible to determine the benefits or the amounts to be received under the 2009 Incentive Plan by Macy’s directors, officers or employees.

For grants made during Macy’s fiscal year 2008 to Macy’s named executive officers, please see the 2008 Grants of Plan-Based Awards table on page 70.

Equity Compensation Plan Information

For information about Macy’s equity compensation plans (other than qualified employee benefits plans and plans available to shareholders on a pro rata basis) as of December 31, 2008, please see the table under “Stock Ownership — Securities Authorized for Issuance Under Equity Compensation Plans” and related disclosure on page 7.

Voting Recommendation

The Board unanimously recommends a vote “FOR” adoption of the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan.

ITEM 4.  SHAREHOLDER PROPOSAL REGARDING SIMPLE MAJORITY VOTE

Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, the beneficial owner of 1,500 shares of Macy’s common stock, has advised Macy’s that he intends to propose a resolution at the annual meeting. Mr. Steiner has appointed Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden’s designee to act on his behalf relating to the proposed resolution. Mr. Steiner’s proposed resolution and statement in support thereof are set forth below:

Proposal 3 — Adopt Simple Majority Vote

RESOLVED, Shareholders request that our board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against related proposals in compliance with applicable laws. This includes each 80% shareholder voting provision in our charter and/or bylaws.

Statement of William Steiner

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes. For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

The Council of Institutional Investors www.cii.org recommends adoption of simple majority voting. This proposal topic also won up to 89% support at the following companies in 2008:

Whirlpool (WHR)	Ray T. Chevedden (Sponsor)
Lear Corp. (LEA)	John Chevedden
Liz Claiborne (LIZ)	Kenneth Steiner

The merits of this Simple Majority Vote proposal should also be considered in the context of the need to initiate improvements in our company’s corporate governance and in individual director performance. For instance in 2008 the following governance and performance issues were identified:

•	The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“High Concern” in Executive Pay — 634,000 options in 2007 for Terry Lundgren (good profit potential simply from market swings).

•	Our directors served on 11 boards rated “D” or “F” by The Corporate Library www.thecorporatelibrary.com, an independent investment research firm:

Stephen Bollenbach	Time Warner (TWX)
Stephen Bollenbach	American International Group (AIG)
Stephen Bollenbach	KB Home (KBH) F-rated

Joyce Roché	AT&T (T)
Joyce Roché	Anheuser-Busch (BUD)
Joyce Roché	Tupperware (TUP)
Meyer Feldberg	PRIMEDIA (PRM)
Meyer Feldberg	Revlon (REV)
Joseph Neubauer	Verizon (VZ)
Joseph Neubauer	Wachovia (WB)
Sara Levinson	Harley-Davidson (HOG)

•	Directors on D-rated boards held 9 of 16 seats on our key board committees of audit, nomination and executive pay.

•	Three directors had more than 15-years tenure (independence concern) and held 5 of 16 seats on our key board committees:

Meyer Feldberg

Joseph Neubauer

Karl von der Heyden

Marna Whittington

•	The above directors could be reelected with only one-vote each under our plurality voting system.

•	We had no shareholder right to:

An independent Chairman.

A Lead Director.

Cumulative voting.

To act by written consent.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal.

Adopt Simple Majority Vote

Yes on 3

For the reasons discussed below, the Board of Directors recommends that shareholders vote AGAINST the foregoing proposal.

Under the Company’s governing documents and Delaware law, nearly all matters submitted to our shareholders for approval require the approval of a simple majority of the votes cast, including all matters voted upon at this year’s annual meeting (other than the election of directors, which requires a plurality vote). As permitted by Delaware law, the Company’s shareholder-approved Restated Certificate of Incorporation (the “charter”) and its bylaws do, however, provide that if certain actions are to be taken by shareholders, those actions will require more than a simple majority vote, including: (i) certain business combination transactions with an “interested shareholder” (subject to certain exceptions, including an exception for transactions approved by the Board), (ii) amendment of the bylaw provisions relating to shareholder annual and special meetings, board structure, board vacancies, director elections and director removal, and (iii) amendment of certain provisions of the charter.

These supermajority voting requirements relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded Delaware companies. In general, these provisions are designed to provide minority shareholders with a measure of protection against changes in corporate governance and other self-interested actions by one or more large shareholders.

While some corporations have eliminated supermajority provisions, we do not believe that a formulaic approach as suggested by the proponent is appropriate. The Board believes that more meaningful voting requirements are appropriate for issues that have a long-lasting effect on the Company. For example, the provisions relating to business combinations are intended to provide minority shareholders with a measure of protection against business combination and other transactions that may be inadequately priced, unfair, coercive or otherwise not in their best interests. These provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. They are designed, instead, to encourage any potential acquirer to negotiate directly with the Board, which the Board believes is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all shareholders, and to protect shareholders against abusive takeover tactics.

The Board also believes that there are important reasons for requiring a broad consensus of the shareholders to amend certain fundamental governance provisions in the Company’s bylaws and charter, and that requiring a supermajority vote for such amendments protects shareholders against the self-interested actions of a few large investors. For example, if the proposal submitted by the proponent were implemented it could become possible for a small number of very large shareholders, whose interests may diverge from those of our other shareholders, to approve an amendment to the Company’s bylaws and change the size or composition of the current Board. Importantly, the supermajority voting requirements in the bylaws and charter do not preclude changes to the Company’s organizational documents. Rather, they help to ensure that certain fundamental changes to the organizational documents are made only with a broad consensus of shareholders, rather than by a “simple majority” of shareholders (which may, in practice, be the holders of a minority of shares outstanding).

The Board will continue to consider whether changes to the Company’s charter and bylaws are appropriate and in the best interests of the shareholders and the Company in the future. For the reasons set forth above, however, the Board believes at this time that implementation of the proposal would not serve the best interests of our shareholders or the Company.

The Board recommends that you vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless you specify in your proxy a contrary choice.

ITEM 5.  SHAREHOLDER PROPOSAL REGARDING RETENTION OF EQUITY COMPENSATION

The Company has been advised that the AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, D.C. 20036, the beneficial owner of 3,022 shares of Macy’s common stock, intends to submit the following proposal at the annual meeting:

RESOLVED, that stockholders of Macy’s Inc. (“Macy’s”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to stockholders regarding the policy before Macy’s 2010 annual meeting of stockholders. The stockholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

SUPPORTING STATEMENT

Equity-based compensation is an important component of senior executive compensation and a core principle to align the interests of key executives with the interests of the stockholders at Macy’s. According to the 2008 proxy statement, long term incentive pay made up 38 to 54% of named executive officer compensation for 2007. In 2007, Chairman and CEO Terry Lundgren realized over $10 million in reported value through the exercise of 225,000 options and vesting of 157,372 shares and Vice Chair Janet Grove realized over $6 million through the exercise of 202,000 options and vesting of 21,810 shares. Yet, as of March 21, 2008, Mr. Lundgren only held 205,759 shares outright and Ms. Grove held 57,767 shares outright. Thus, we believe that the alignment benefits touted by Macy’s are not being fully realized.

We believe there is a link between stockholder wealth and executive wealth that correlates to direct stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, “Skin in the Games,” CFO Magazine (March 1, 2008))

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Macy’s long-term success and would better align their interests with those of Macy’s stockholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2002 report by a commission of The Conference Board endorsed the idea of a holding requirement, stating that the long-term focus promoted thereby “may help prevent companies from artificially propping up stock prices over the short-term to cash out options and making other potentially negative short-term decisions.”

Macy’s has a minimum stock ownership guideline requiring executives to own a number of shares of Macy’s stock as a multiple of salary. The executives covered by the policy have five years in which to comply. We believe this policy does not go far enough to ensure that equity compensation builds executive ownership. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge stockholders to vote for this proposal.

For the reasons discussed below, the Board recommends that shareholders vote AGAINST the foregoing proposal.

The Board agrees with the AFSCME Pension Plan that equity ownership by executive officers serves to align the long-term interests of senior executives and shareholders, and also sends a positive message to the investment community about the executive officers’ commitment to adding shareholder value. In addition, we realize that equity awards are an effective tool for compensation and recruitment of top management talent. In setting stock ownership guidelines, the Board believes that it needs to strike an appropriate balance between ensuring that the Company’s executive officers have a significant equity stake in the future of the Company, while also allowing them to prudently manage their personal financial affairs. The Board believes that the type of retention guideline proposed by the AFSCME Pension Plan, with its high retention threshold and indefinite holding period, is not a prevalent practice and would result in a number of negative consequences.

Requiring executive officers to retain the high 75% stock ownership threshold suggested by the proposal could actually result in motivating senior executives to leave the Company in order to realize the value of their earned equity compensation. The high stock retention threshold suggested by this proposal could also result in significant non-diversification of the personal assets of executives, making our equity compensation programs less attractive and diminishing our ability to attract executive talent.

The Board believes that the Company’s stock ownership guidelines, adopted in 2006, provide a balanced approach to aligning the long-term interests of executive officers and the other shareholders by requiring executive officers to own meaningful levels of stock based on their salary, while allowing them to realize the value of their equity incentive compensation and giving them the ability to manage their personal financial affairs. The AFSCME Pension Plan’s proposal prescribes ownership solely through the retention of stock acquired through the Company’s equity compensation plans, and prohibits executive officers from selling a substantial portion of such shares until they leave the Company. The proposal provides no guarantee of stock ownership by executive officers until their restricted stock vests or they exercise options. The Company’s stock ownership guidelines, by contrast, require ownership of Macy’s common stock, which may be acquired through a variety of means, including open market purchases, and set clear, reasonable and meaningful standards for the amount of stock to be owned.

In addition to the Company’s stock ownership guidelines, the Company’s equity compensation program includes significant holding requirements that provide the Company’s executives with an incentive to manage the Company from the perspective of a shareholder with an equity stake in the business. Time-based restricted stock grants typically vest over three or more years, subject to continued employment by the executive. Other than dividends received on the shares of restricted stock, these executives realize full value from the grant only after the three or more years of service to the Company. The value realized upon vesting is directly tied to the long term appreciation of the Company’s stock price over the vesting period, which benefits all shareholders. Similarly, stock credits granted under the Company’s stock credit plans vest over a two year period and then are subject to two- and three-year holding periods following vesting. The executives realize value from their stock credit grants only after the holding periods end. Just as with restricted stock, the value realized is directly tied to the Company’s stock price at the end of the holding periods.

For these reasons, the Board believes that the Company’s compensation policies for executive officers have been responsibly designed and implemented, and that the Company’s stock ownership guidelines align the interests of executive officers with the long-term interests of shareholders, while still permitting the Company to use equity incentives as part of a balanced approach to compensation that supports recruitment and retention of top talent.

The Board recommends that you vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless you specify in your proxy a contrary choice.

COMPENSATION DISCUSSION & ANALYSIS

Overview

Macy’s is one of the nation’s premier retailers, with fiscal 2008 sales of $24.9 billion. At the end of fiscal 2008, Macy’s operated more than 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s. Macy’s also operates macys.com and bloomingdales.com. The company employs about 167,000 regular full-time and part-time employees.

Managing a nation-wide retail business requires a team of committed, talented and experienced executives. Macy’s stores and direct-to-customer business compete with many retailing formats in the geographic areas in which they operate, including department stores, specialty stores, general merchandise stores, off-price and discount stores, new and established forms of home shopping (including the Internet, mail order catalogs and television) and manufacturers’ outlets, among others. In addition to competing with these other retailers for customers, Macy’s also must compete very aggressively for executive talent. These talented executives are accountable for the performance of the business units they manage and are compensated based on that performance.

This Compensation Discussion & Analysis provides information regarding the compensation paid to the following individuals, referred to as the Named Executives, in fiscal 2008. The titles shown below are the positions held by the Named Executives during fiscal 2008. In connection with the restructuring of its management team as a result of the expansion of the Company’s “My Macy’s” localization initiative, the titles of Mrs. Hoguet and Mr. Cole were changed to Chief Financial Officer and Chief Administrative Officer, respectively, effective as of February 20, 2009.

•	Terry J. Lundgren, Chairman, President and Chief Executive Officer;

•	Karen M. Hoguet, Executive Vice President and Chief Financial Officer;

•	Thomas L. Cole, Vice Chair;

•	Janet E. Grove, Vice Chair; and

•	Susan D. Kronick, Vice Chair.

Each year, the CMD Committee of the Board, which is made up entirely of independent directors, recommends to the Board the compensation for Mr. Lundgren and determines the compensation for the other Named Executives.

Macy’s executive compensation philosophy is straightforward and consistent — Macy’s pays for performance. Macy’s believes that pay-for-performance means that a significant portion of an executive’s compensation is at risk and may vary from “targeted” compensation based upon the level of achievement of specified corporate objectives and share price performance. Macy’s executives are accountable for the performance of the business units they manage and are compensated based on that performance. Executives are rewarded when defined objectives are achieved and value is created for Macy’s shareholders.

The at-risk elements of Macy’s compensation program, such as short-term cash incentives, stock options, stock credits and restricted stock, are based on measures of business success and reflect a combination of specified internal financial measures of success, such as EBIT (earnings before interest and taxes), sales and cash flow, and external measurements of success, such as customer satisfaction and stock price performance. The performance-based cash incentive plan compensates the Named Executives for achieving specific financial goals established annually by the CMD Committee. The CMD Committee sets aggressive goals at the beginning of each fiscal year based on financial objectives in Macy’s internal business plan for that fiscal year. Payments are not automatic, however, because the CMD Committee may exercise its discretion to reduce (but not increase) the amount of any incentive payment. Macy’s relies heavily on long-term equity awards to attract and retain an outstanding executive team and to ensure a strong connection between executive compensation and financial performance, operational and strategic objectives and shareholder interests. The CMD Committee awards approximately 60% of the long-term equity awards in the form of stock credits and approximately 40% in the form of stock options. The CMD Committee awards restricted stock on a selective basis. Stock options and restricted stock foster employee stock ownership and, together with stock credits, focus the management team on increasing value for shareholders. Because the value of these equity-based awards depends on Macy’s future stock price, the awards link compensation to future financial performance.

Macy’s executive compensation program is highly responsive to the Company’s performance and varies with changes in shareholder value. Although within the current poor economic environment the Company outperformed most of its primary competitors in the last quarter of fiscal 2007 and throughout fiscal 2008 in same-store sales, Macy’s financial results were less than anticipated with respect to sales and profit. These financial results and the outlook for fiscal 2009 have directly impacted the Named Executives’ compensation. None of the Named Executives received an increase in base salary in fiscal 2008. The Named Executives received a bonus under the Company’s 1992 Incentive Bonus Plan with respect to fiscal 2008 performance. The Company did not achieve the “threshold” level of performance under the EBIT and sales performance objectives for fiscal 2008, so no bonus amounts were paid with respect to those objectives. The Company did achieve the “maximum” performance level under the cash flow performance objective for fiscal 2008, resulting in a bonus of 60% of base salary for Mr. Lundgren and 30% of base salary for each of the other Named Executives. Although the CMD Committee awarded to each of the Named Executives stock options grants under terms consistent with Macy’s annual stock option grant program and stock credit grants under a new 2008-2009 stock credit plan, the value of those grants has decreased as a result of the decrease in the Company’s stock price.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES

Compensation Philosophy

Macy’s overall compensation program is performance-driven and designed to support the needs of the business by:

•	Providing Competitive and Reasonable Compensation Opportunities.

Macy’s compensation levels and individual compensation programs are assessed against market norms periodically by the CMD Committee, with input from independent outside compensation consultants as needed. Under ordinary circumstances, the CMD Committee has undertaken a comprehensive review of the program approximately every three years. Pay data has been reviewed against several benchmarks, including specific pay levels of other large retail and vendor organizations and information from published surveys of the retail industry and general industry, and determined to be reasonable. In addition, compensation of individual executives and specific compensation plans and practices may be reviewed more frequently, depending on business needs.

•	Focusing on Results and Strategic Initiatives.

Macy’s compensation programs are based on measures of business success. They reflect a combination of specific internal measurements of success (such as EBIT, sales and cash flow) and external measurements of success (such as customer satisfaction and stock price performance). A portion of the compensation program focuses on the strategic initiatives that will help continue to differentiate Macy’s from other retailers and that are important in making Macy’s and Bloomingdale’s the customer’s first choice in shopping.

•	Fostering a Pay for Performance Culture.

A significant portion of an executive’s compensation program is linked to variable compensation components, such as short- term cash incentives, stock options, stock credits and restricted stock. As a result, an individual’s compensation level is dependent on individual and company performance, including stock price appreciation. The mix of components and the proportion of each as a percentage of total compensation may vary from year to year, but the total mix is designed to encourage maximum performance.

•	Attracting and Retaining Key Executives.

Macy’s executives are recognized as some of the most talented and sought after people in the retail industry, and Macy’s training and development programs have earned national recognition. The compensation programs are designed to attract and retain high caliber executives who are key to the continued success of the business, who can provide consistent leadership and whose talents support strong succession planning.

•	Providing a Strong Link to our Shareholders’ Interests.

The combination of the core principles above appropriately ties Macy’s compensation to performance and thereby aligns the interests of key executives with the interests of the shareholders.

EXECUTIVE COMPENSATION PROGRAM DESIGN

Role of the CMD Committee

The CMD Committee administers the compensation program for the senior management group. This group includes the Named Executives and other corporate officers and division principals. The CMD Committee also oversees the Company’s benefit plans and policies, including its incentive and equity plans, and also ensures that appropriate succession plans are in place for the chief executive officer and other key executive positions. For a more complete description of the responsibilities of the CMD Committee, see “Further Information Concerning the Board of Directors — Committees of the Board” and the charter for the CMD Committee posted on Macy’s website at www.macysinc.com/investors/governance.

Role of the Compensation Consultant

The CMD Committee engages the services of an independent compensation consultant to assist it with executive compensation matters. The compensation consultant does not provide any services to the Company’s management. The compensation consultant works at the direction of the CMD Committee and maintains regular contact with the CMD Committee. Periodically the CMD Committee meets with the compensation consultant without the presence of management, as well as in executive session.

Prior to June 2008 and in relation to fiscal 2008 compensation matters, the CMD Committee used the services of Mercer as an outside compensation consultant to help the CMD Committee assess the competitiveness and overall appropriateness of Macy’s executive compensation program. In 2008, Mercer supported the CMD Committee’s annual evaluation of Mr. Lundgren’s compensation, reviewed the compensation of the other Named Executives and advised the CMD Committee on market trends. During fiscal 2008, Mercer also advised the NCG Committee on the Company’s compensation program for Non-Employee Directors. The CMD Committee does not believe that this service to the NCG Committee compromised Mercer’s ability to provide the CMD Committee with an independent perspective on Macy’s executive compensation program.

During fiscal 2008, the CMD Committee conducted a search for a new compensation consultant to provide a different perspective on Macy’s executive compensation program. As a result of that process, the CMD Committee selected and engaged Frederic W. Cook & Co., or Cook, to assist the CMD Committee on compensation matters beginning in June 2008. Following the engagement, Cook began a comprehensive introductory review of the Company’s executive compensation programs to identify strengths and weaknesses and potential areas of change. Cook reported its observations to the CMD Committee at meetings throughout the second half of fiscal 2008. Cook’s recommendations with respect to any changes in the form and amount of executive compensation will be considered by the CMD Committee during fiscal 2009.

Role of Management

To help it perform its responsibilities, the CMD Committee makes use of company resources, including the Vice Chair who, during fiscal 2008, oversaw the human resources function and senior executives in Macy’s human resources, legal and finance departments. These individuals provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for the senior management group, including the Named Executives. These proposals may be made at the initiative of the executives or upon the request of the CMD Committee. These executives may attend and contribute to CMD Committee meetings from time to time as requested by the CMD Committee or its chairman.

Mr. Lundgren participates actively in the executive compensation program process. At the beginning of a fiscal year, Mr. Lundgren meets with each of his direct reports, including the other Named Executives, to set their individual performance objectives for the year. These objectives consist of matters such as meeting key financial and other business goals and effectively managing their business practice or corporate function. At the end of the fiscal year, Mr. Lundgren reviews the performance of each of his direct reports against company and individual performance objectives and the individual’s contribution to Macy’s financial performance. Mr. Lundgren takes an active part in CMD Committee discussions of compensation involving his direct reports, including the other Named Executives. He provides recommendations and input on such matters as individual performance and the size, scope and complexity of their positions and recommendations on changes to the compensation for the other Named Executives. Human resources executives, with the compensation consultant’s assistance, provide the CMD Committee with data and analyses and annually prepare information to help the CMD Committee in its consideration of such recommendations. Mr. Lundgren does not participate in the portions of CMD Committee meetings during which the CMD Committee discusses his compensation.

Compensation Review

With respect to Named Executives, the CMD Committee annually reviews base pay, annual bonus payments and equity awards at its March committee meeting, at which time all financial results for the prior fiscal year for the Company are available and individual and company performance against applicable targets can be measured. Mr. Lundgren’s compensation is generally targeted to fall between the 50th and 75th percentiles of the peer group of retailers and vendors listed below, but below the median of the consumer products peer group listed below. The compensation of the other Named Executives is generally targeted between the 50th and 75th percentile of the peer group of retailers and vendors listed below.

The CMD Committee periodically reviews the ongoing competitiveness of Macy’s compensation program to test how well actual compensation levels reflect the targeted market position and promote Macy’s compensation philosophy. As a general rule, the CMD Committee reviews a comprehensive comparative analysis with respect to Mr. Lundgren every year and with respect to the other Named Executives approximately every three years. In addition, in evaluating the compensation of the Named Executives, the CMD Committee also takes into account the executive’s time in position, pay history and the value contributed by that position and the executive and reviews the compensation of other senior Macy’s executives to ensure that the compensation is internally consistent and equitable.

For the Named Executives, the CMD Committee compares executive compensation levels with proxy data reported by a group of major retailers and vendors that compete with Macy’s for executive talent. This group includes multi-line retailers, specialty apparel retailers, and apparel, accessories and luxury goods wholesalers. As a secondary test against the market, the CMD Committee compares Mr. Lundgren’s compensation to the proxy data for chief executive officers reported by a peer group of consumer products companies that manage national brands and have revenues ranging from $10 to $60 billion. The data includes base salary, short-term and long-term incentives and actual and target total compensation levels for the relevant positions. These resources provide a realistic picture of the current compensation trends and levels of positions to which a Macy’s executive could be attracted and from which outside talent, if needed, would be recruited. The component companies of both peer groups are listed below.

Retailer and Vendor Peer Group

Abercrombie & Fitch	Kohl’s	SuperValu
Ann Taylor Stores	Kroger	Talbot’s
Best Buy	Limited Brands	Target
Dillards	Liz Claiborne	TJX Companies
Gap	Nordstrom	VF Corp
J.C. Penney	Polo Ralph Lauren	Wal-Mart
Jones Apparel Group	Sears Holdings

Consumer Products Peer Group

3M	General Mills	PepsiCo
AnheuserBusch InBev	Johnson & Johnson	Procter & Gamble
Colgate Palmolive	Kimberly Clark	Sara Lee
Coca-Cola	Kraft

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Macy’s executive compensation program offers a balanced approach to compensation and includes the primary components outlined in the table below. This program is based on the fundamental premise of pay-for-performance, but each element has its own purpose. Many of the plans or programs in which the Named Executives participate are open to a broader leadership group or to the full employee population. Individual compensation packages and the mix of base salary, annual cash bonus opportunity and long-term stock incentives for each Named Executive vary depending upon the executive’s level of responsibilities, potential, performance and tenure with the company. The portion of total compensation that is at risk (i.e., that varies based on performance) generally increases as an executive’s level of responsibility increases.

Overview of Key Compensation Elements for the Named Executives for Fiscal 2008

Element	Purpose	Description	Eligibility
Base Salary	Market-driven base-line compensation; amount recognizes differences in positions and/or responsibilities as well as experience and individual performance over the long term.	Fixed portion of pay	All employees.
Performance-Based Bonus	Aligns compensation with business strategy and operating performance by rewarding achievement of annual financial targets and, in some cases, individual performance.	Annual cash award	Broad leadership level group, including the Named Executives.
Long-Term Incentives	Opportunities for ownership and financial reward in support of the company’s longer-term financial goal of stock price growth; also supports retention and, consequently, succession planning.	Stock options Restricted stock Stock credits	Broad leadership level group, including the Named Executives. Senior management group, including the Named Executives. Senior management group, including the Named Executives.
Broad-Based Benefits	Comprehensive health and financial protection programs to support the well being of employees and their families. Merchandise discount to create brand loyalty.	Medical and dental plans and various insurance plans, including disability and life insurance; paid holidays and time off; merchandise discount.	All full-time employees and, with respect to some benefits, part-time employees.

Element	Purpose	Description	Eligibility
Management — Level Benefits	Limited financial and perquisite benefits to recognize leadership level.	Deferred compensation plan; additional executive merchandise discount. Financial planning; automobile program; and business luncheon club membership. Use of corporate airplane.	Select leadership level group, including the Named Executives. Senior management group, including the Named Executives. CEO; one other executive on a limited basis.
Retirement Benefits	Contribution to retirement savings.	Cash account pension plan and 401(k) profit sharing plan. Supplementary retirement plan.	All full-time employees and part-time employees who satisfy certain minimum hour requirements. Select leadership level group, including the Named Executives.

Compensation Mix

Because of the ability of executive officers to directly influence Macy’s overall performance, and consistent with its philosophy of linking pay to performance, a significant portion of the Named Executives’ compensation is at risk and may vary from “targeted” compensation based upon the level of achievement of specific corporate objectives and share price performance. Total compensation and the amount of each element are driven by the design of the Company’s compensation plans, the executive’s years of experience, the scope of his or her duties and internal comparability. The CMD Committee applies the same policies and methodologies in setting the principal components of compensation for Mr. Lundgren as it applies for the other Named Executives. However, Mr. Lundgren’s compensation targets are higher than those for the other Named Executives, which is in line with market data for the chief executive officer position and his responsibilities as chief executive officer.

The CMD Committee has established guidelines for annual performance-based bonuses and for long-term incentive awards. Based on the combination of the annual performance-based bonus and long-term award guidelines, 86% of Mr. Lundgren’s targeted total direct compensation (salary, annual bonus and equity incentives) for fiscal 2008 was at risk and tied to financial performance, corporate objectives and/or stock price performance. For the other Named Executives, on average, more than 70% of targeted total direct compensation for fiscal 2008 was at risk and tied to financial performance, corporate objectives and/or stock price performance. Long-term incentive awards, which for fiscal 2008 consisted of stock options and performance-based stock credit awards, represent the largest element of pay for the Named Executives. These percentages are consistent with Macy’s compensation philosophy of focusing on results and strategic initiatives and fostering a pay-for-performance culture.

CEO	Other Named Executives (average)

Base Salary

Base salaries are designed to provide a level of cash compensation that is externally competitive in order to attract and retain executive talent and to compensate an individual for his or her level of responsibility and performance. The CMD Committee decisions regarding an individual’s base salary take into account external factors, such as inflation, and internal factors, including:

•	division and/or company performance;

•	the individual’s current salary and, if applicable, the pay range for the position;

•	the individual’s current and historical performance and contribution to Macy’s performance;

•	the individual’s future potential with Macy’s;

•	the individual’s role and unique skills; and

•	consideration of external market data for similar positions, adjusted for Macy’s size, the scope of responsibilities and the uniqueness of the role.

Following the close of the fiscal year, the CMD Committee, with input from the full Board, conducts an annual performance review for Mr. Lundgren. Mr. Lundgren conducts an annual performance review for the other Named Executives. The CMD Committee bases its decisions about whether to increase base salaries and, if so, by how much, on a number of factors, including those listed above. The CMD Committee reviews preliminary recommendations for annual increases at its February meeting and approves final recommendations at its March meeting. Annual increases in base salary normally take effect on April 1st of each year.

Fiscal 2008 Action:    Following the conclusion of fiscal 2007, management, with input from Mercer and Mr. Lundgren, prepared for the CMD Committee a summary of the current total compensation package for each Named Executive and a proposed total compensation package for fiscal 2008 for each that reflected recommended increases in performance-based equity compensation (but no change to the overall dollar value of equity compensation) and recommended no increases in base salaries. The CMD Committee considered the current economic environment, the Company’s performance relative to its peers, the general movement of salaries in the marketplace, the Company’s stock price performance, the salaries of the Vice Chairs relative to that of Mr. Lundgren and to each other, and considered the other factors listed above with respect to each Named Executive. The CMD Committee also considered the results of its annual performance review of Mr. Lundgren and of Mr. Lundgren’s annual review of the individual performance of the other Named Executives.

Following its review, the CMD Committee accepted the recommendation that base salaries for fiscal 2008 remain at the same levels as base salaries in fiscal 2007:

Base Salary Rate($)
T. Lundgren	1,500,000
K. Hoguet	800,000
T. Cole	975,000
J. Grove	975,000
S. Kronick	1,100,000

Annual Performance-Based Bonus

The Named Executives participate in the 1992 Bonus Plan. The 1992 Bonus Plan is a “non-equity incentive plan” under current SEC rules. The 1992 Bonus Plan aligns compensation with Macy’s business strategy and operating performance and is designed to motivate executives to meet or exceed corporate financial goals that are selected by the CMD Committee and approved by the full Board of Directors. The 1992 Bonus Plan provides an opportunity for senior executives, including the Named Executives, to earn a targeted percentage of base salary based on Macy’s performance results. No bonus will be paid if Macy’s does not achieve a net profit for the year, excluding the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges. The CMD Committee may exercise discretion to reduce, but not to increase, the amount of a bonus awarded under the 1992 Bonus Plan. In fiscal 2008, the CMD Committee did not exercise this discretion.

Each year the Board and management create a challenging financial and operating business plan for the Company. The CMD Committee sets the performance measures each year for the 1992 Bonus Plan based on the company’s business plan. The CMD Committee may select one or more of the following performance measures under the 1992 Bonus Plan:

Total sales	EBIT	Cash flow	Net cash provided by operations
Comparable store sales	EBITDA	Return on investment	Total shareowner return
Gross margin	Net income	Stock price appreciation	Customer satisfaction
Operating or other expenses	Earnings per share	Operating income

For fiscal 2008, the CMD Committee selected EBIT (earnings before interest and taxes), sales and cash flow as the performance measures to determine bonuses under the 1992 Bonus Plan, with these measures being weighted 60%, 20% and 20%, respectively. The CMD Committee believes that rewarding the executives for strong performance measured by the combination of these three measures will support the business plan and give executives a strong incentive to focus on the business in a balanced way. The CMD Committee gave the greatest weight and bonus potential to the EBIT measure. The EBIT measure focuses the executives on maximizing operating income and is a good indicator of how effectively the business plan, which focuses on growth in profits, is being executed. The CMD Committee uses the sales and cash flow measures to balance the profit objective. Top-line sales are a priority for retailers and are a measure of growth. Sales provide opportunities for the achievement of various other financial measures, including EBIT and cash flow. Cash flow is indicative of the manner in which the Company’s operating activities, together with its investing activities, actually generate cash. How a company increases its cash flow and then chooses to invest the cash are among the most important decisions management makes.

The retail industry is a highly competitive business, especially in a weakened economic environment. The CMD Committee sets the specific performance targets under the 1992 Bonus Plan so that the executives will receive the “target” level of bonus if the Company achieves the target levels of the EBIT, sales and cash flow measures set forth in its business plan. The sales target under the 1992 Bonus Plan excludes external sales adjustments, including delivery revenue and leased department income. Macy’s does not disclose its business plan or the components thereof because they constitute confidential business information that, if publicly disclosed, would impair Macy’s ability to compete effectively in the retail market place. However, by setting the “target” level of bonus based on achieving the “plan” level of performance under its business plan, the CMD Committee believes the performance targets are challenging based on historical Company performance and industry and market conditions. The “maximum” award target levels for the performance measures reflect very ambitious goals that are attainable only when business results are exceptional and well above Macy’s business plan. Over the last seven years, the Company has achieved performance below the “threshold” level of performance twice, between “threshold” and “target” twice, and in excess of “target” three times. The Company did not achieve performance that met or exceeded the “maximum” level of performance during that period. The Named Executives would be entitled to the following percentages of base pay for achieving the following “threshold,” “target” and “maximum” levels of performance.

		Annual Bonus as a % of Base Pay
Position	Component	Threshold	Target	Maximum
Chief Executive Officer	EBIT $	18%	90%	No maximum
	Sales $	10%	30%	60%
	Cash Flow $	12%	30%	60%

	Total	40%	150%	No maximum

Other Named Executives	EBIT $	9%	45%	No maximum
	Sales $	5%	15%	30%
	Cash Flow $	6%	15%	30%

	Total	20%	75%	No maximum

The CMD Committee sets the levels of annual bonus payable at the “threshold”, “target” and “maximum” levels of performance for Mr. Lundgren and the other Named Executives based on the factors described above. The CMD Committee gives the greatest weight to the EBIT measure because profit is the primary driver of long-term shareholder value creation. The CMD Committee gives lesser, yet significant, weight to the sales and cash flow measures because success under these measures is critical to driving business results and influences achievement of the EBIT measure.

Annual incentive bonuses are submitted to the CMD Committee for approval at its March meeting. Annual incentive bonuses are determined as a percentage of the executive’s base salary as of the last day of the fiscal year. Bonus percentages are interpolated for performance results falling between “threshold” and “target” and between “target” and “maximum” for the applicable performance component, as measured against the Company’s business plan for those components. If a performance component has no maximum level of performance and performance exceeds the target level of performance, the annual bonus will be calculated at a rate established by the CMD Committee for above-target performance. For purposes of determining performance results, the calculations of EBIT, sales and cash flow performance are adjusted to exclude the following:

•	extraordinary items (as determined under generally accepted accounting principles, referred to as GAAP);

•	changes in accounting principles (as determined under GAAP); and

•	income, gains, expenses, losses, cash inflows and cash outflows:

•	resulting from unusual or nonrecurring items (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP);

•	from discontinued operations (as determined under GAAP);

•	attributable to any division, business segment, material business operation, subsidiary, affiliate or material group of stores that are acquired during the year;

•	from the sale or disposition of any division, business segment, material business operation, subsidiary, affiliate or material group of stores; and

•	resulting from material restructuring charges (as reported in the Company’s quarterly earnings releases and filings with the SEC and reviewed by KPMG LLP).

The intent of the adjustments is to focus on the core results of continuing operations by excluding distortions that may result from the items listed above.

Fiscal 2008 Action:    The CMD Committee reviewed performance data at the end of fiscal 2008 with management at its March 2009 meeting and determined that Macy’s had achieved a net profit for fiscal 2008 (excluding the effects of extraordinary items, unusual or non-recurring events cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges) and determined the extent to which the targeted levels of performance measures were achieved. The annual bonus payout percentages for the Named Executives for fiscal 2008 were as follows:

		Bonus Payout for fiscal 2008 as a % of Base Salary
Bonus Component	2008 Performance	T. Lundgren	Other Named Executives
EBIT $	Below Threshold	0%	0%
Sales $	Below Threshold	0%	0%
Cash Flow $	Maximum	60%	30%

Total		60%	30%

These payout percentages resulted in the following bonus amounts:

T. Lundgren	$900,000
K. Hoguet	$240,000
T. Cole	$292,500
J. Grove	$292,500
S. Kronick	$330,000

The maximum permitted annual bonus payment to any individual for any year under the 1992 Bonus Plan is $7.0 million. The “Non-Equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table reflects the annual bonus that the Named Executives received with respect to fiscal 2008.

Long-Term Performance-Based and Other Equity Incentives

Each year the CMD Committee reviews the use of long-term incentives under three long-term plans:

•	the 1995 Executive Equity Incentive Plan, referred to as the 1995 Equity Plan;

•	the 1994 Stock Incentive Plan, referred to as the 1994 Stock Plan; and

•	stock credit plans adopted from time to time, referred to as the stock credit plans.

Macy’s shareholders have approved the 1995 Equity Plan and the 1994 Stock Plan. Approximately 1,800 executives are eligible for equity grants, including stock options and restricted stock, under these plans. Participation in the equity plans is based on an executive’s position and that position’s ability to make a significant contribution to the Company’s financial results, an executive’s level of responsibility, individual performance and competitive practices. The CMD Committee consults with management in considering and determining eligibility for equity awards, the number of shares of common stock underlying each award and the terms and conditions of each award.

Stock Options.    The 1995 Equity Plan and the 1994 Stock Plan reflect Macy’s commitment to effective management of equity-based compensation. Stock option grants are discretionary. The CMD Committee determines grant types and grant levels based on market data (as described above), emerging trends and other financial considerations, including the impact on shareholder dilution. Macy’s does not grant discounted stock options. The plans do not provide for the granting of “reload” options and prohibit the repricing of previously granted options.

Macy’s uses stock options as a long-term incentive vehicle because:

•

Stock options align the interests of executives with those of the shareholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the shareholders.

•	Stock options are performance-based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

•	Stock options offer a balance to the overall compensation program, each element of which serves a specific purpose.

•	Stock options have retentive value and provide a long-term focus.

Stock Credits.    Since fiscal 2004, Macy’s has utilized stock credit plans as part of its long-term compensation program for senior executives, including the Named Executives. The CMD Committee believes that stock credits align compensation to the achievement of certain financial, strategic and operational metrics tied to the Company’s long-term business plan. Improving future sales and earnings performance requires innovation in engaging customers more effectively in every store, as well as reducing total costs. The performance metrics under the stock credit program are based, in part, on the Company’s ability to execute its long-term core strategies with respect to store operations and customers. These core strategies, called the Four Priorities — compelling and distinctive merchandise assortments, simplified pricing, improving the shopping experience, and creative marketing — build the Company’s brands and drive traffic to the stores. Each of the Four Priorities is integral to Macy’s ability to successfully conduct business in its stores and interact with its customers.

Restricted Stock.    The CMD Committee does not have a regular program of granting restricted stock under the 1995 Equity Plan or the 1994 Stock Plan. It may grant restricted stock from time to time for retention and performance reasons. Restricted stock grants under the two plans can be either time-based or performance-based. For more information about restricted stock, see the restricted stock discussion following the “2008 Grants of Plan Based Awards” table. Restricted stock grants typically are approved by the CMD Committee at its March meeting and are granted as of that day. In addition, the CMD Committee may approve special restricted stock grants on other dates in special circumstances, such as to retain executives important to the success of the company.

Restricted stock complements stock options. Stock options work well (that is, they provide incentives) when the fair market value of the stock is above or slightly below the exercise price of the options. However, stock options do not work as well (that is, they provide little or no incentive) if the fair market value of the stock underlying the options falls significantly below the exercise price of the options. On the other hand, restricted stock can continue to work well even if the fair market value of the stock falls significantly below the value on the grant date.

Timing of Equity Grants.    The CMD Committee approves annual stock option grants, restricted stock grants and stock credits grants at its March meeting. The March meeting occurs after financial results for the company are available — at least three weeks after Macy’s releases its year-end earnings. In addition to the annual grants, the CMD Committee may approve option grants or restricted stock grants on a limited basis on other dates in special circumstances, such as to newly hired executives, or to executives promoted into option eligible positions or to retain executives important to the success of the company.

Fiscal 2008 Actions:    At the beginning of fiscal 2008, the CMD Committee approved a two-year, long-term incentive program for the senior officers, including the Named Executives, consisting of stock options and stock credits. To arrive at the number of stock options and stock credits to award in fiscal 2008 and fiscal 2009 under this program, the CMD Committee determined a grant date dollar value for each Named Executive that was consistent with grants in prior years and competitive with the equity awards granted by the other companies in the retail and vendor peer group. The CMD Committee then calculated the number of option shares and stock credits needed to provide the Named Executive with that dollar value for the two year fiscal 2008-2009 period, with 60% of the dollar value to be awarded as “core” stock credits and 40% of the dollar value to be awarded as stock options. In fiscal 2008, the CMD Committee awarded all of the stock credits under the 2008-2009 stock credit plan (described below) and the first installment of stock options under the 1995 Equity Plan.

Stock Options:    The first installment of stock options for the 2008-2009 period was granted to the Named Executives on March 21, 2008. These options expire on March 21, 2018, vest 25% on each of the first four anniversaries of March 21, 2008 and are priced at $24.85, which was the closing price of Macy’s common stock on the New York Stock Exchange on March 20, 2008. The option grants are reflected in the 2008 Grants of Plan-Based Awards table under “Compensation of the Named Executives for 2008.”

Stock Credits:    In fiscal 2004, the Named Executives received stock credits under a 2004-2005 stock credit plan that included time-based and performance-based stock credits, with performance measures tied to the Four Priorities. 95% of the performance-based stock credits were earned as of the end of fiscal 2005. The value of one-half of the time-based and earned performance-based stock credits granted under the 2004-2005 stock credit plan was paid in cash to the Named Executives at the end of a two-year holding period that expired on February 2, 2008, along with value of dividend equivalents accrued during the holding period. The value of the remaining one-half of the time-based and earned performance-based stock credits was paid in cash to the Named Executives at the end of a three-year holding period that expired on January 31, 2009, at the rate of $10.03 per share, which was the average closing price of Macy’s common stock for the twenty-day period preceding the February 2, 2009 payment date. The payment also included the value of dividend equivalents that had accrued during the holding period. These payments are reflected in the 2008 Option Exercises and Stock Vested table under “Compensation for the Named Executives for 2008.”

In fiscal 2006, the Named Executives received stock credits under a 2006-2007 stock credit plan that included time-based and “core” and “merger” performance-based stock credits, with performance measures tied to the Four Priorities for “core” stock credits and to company-wide objectives related to achieving certain financial merger synergies for “merger” stock credits. Following the conclusion of fiscal 2007, the CMD Committee determined that the Named Executives had earned 95% of the “core” performance-based stock credits and 100% of the “merger” performance-based stock credits. These stock credits and the time-based stock credits awarded to the Named Executives under the 2006-2007 stock credit plan are subject to two- and three- year holding periods, which expire on February 1, 2010 and January 31, 2011, respectively. See “Plan-Based Awards” and “Outstanding Equity Interests” under “Compensation for the Named Executives for 2008.”

On March 21, 2008, the CMD Committee awarded stock credits to the Named Executives under the 2008-2009 stock credit plan for a fiscal 2008- 2009 performance period. These stock credits are intended to increase the executives’ focus on the Company’s performance. The stock credits are 100% performance-based and include “core” stock credits, with performance measures tied to the Four Priorities updated for the 2008-2009 performance period, and additional stock credits, with performance measures tied to the Company’s 2008 My Macy’s/Consolidation initiatives. The Company’s “My Macy’s” initiative places more emphasis and talent at the local market level to differentiate stores, better serve customers and drive sales. The goal of the initiative is to ensure that core customers find merchandise assortments, size ranges, marketing programs and shopping experiences that are custom-tailored to their needs. The Company reallocated central office expense from three consolidated divisions in 2008 to allow it to invest in these market localization initiatives while reducing the planned level of Selling, General & Administrative (SG&A) expense. The CMD Committee believes that how successfully management carries out these initiatives will determine how well Macy’s can attract customers to its stores and increase sales, which improves the bottom line and, ultimately, benefits the shareholders.

At the conclusion of fiscal 2009, the CMD Committee will:

•

with respect to the “core” stock credits, evaluate Macy’s performance in fiscal years 2008 and 2009 against established objectives based on updated Four Priorities (Merchandise Assortments, Price Simplification, The Shopping Experience and Marketing); and

•

with respect to the My Macy’s/Consolidation stock credits, evaluate Macy’s performance in fiscal 2008 and fiscal 2009 against objectives established by the CMD Committee based on sales objectives associated with the Company’s My Macy’s initiative and financial objectives associated with savings anticipated from the consolidations of three operating divisions.

Based upon that evaluation of Macy’s performance, the CMD Committee will determine the percentage (from 0% up to 100%) of each type of stock credits that is earned by the participants. Stock credits that are not earned will be forfeited. The earned stock credits will then be subject to two- and three-year holding periods. The value of one-half of the earned stock credits held by participants will be paid in cash in Spring 2012 at the end of the two-year holding period and the value of the other half of such earned stock credits will be paid in cash in Spring 2013 at the end of the three-year holding period. In each case, the value will be determined on the basis of the then-current 20-day average closing price of Macy’s common stock. In general, each stock credit is intended to represent the right to receive the value associated with one share of Macy’s common stock and includes the value of dividends paid on shares of Macy’s common stock during the holding period (the period from the end of fiscal 2009 until such stock credit is settled in cash).

Stock Credit	Earning Criteria	Performance Period	Payout of Earned Benefit
Performance-Based Core	100% based on performance against the Four Priorities	2008-2009	50% in 2012	50% in 2013

My Macy’s/Consolidation	50% based on sales performance objectives relating to My Macy’s initiative	2008; 2009	50% in 2012	50% in 2013

	50% based on financial measures related to consolidation objectives	2008; 2009	50% in 2012	50% in 2013

The Named Executives received the following number of stock credits on March 21, 2008 pursuant to the 2008-2009 stock credit plan:

	Performance-Based Core Stock Credits	My Macy’s/Consolidation Stock Credits
T. Lundgren	291,187	97,062
Other Named Executives	63,983	21,327

Restricted Stock:    None of the Named Executives received a restricted stock grant in fiscal 2008.

Fiscal 2009 Actions:    On March 20, 2009, the CMD Committee (and the Non-Employee Directors with respect to Mr. Lundgren) approved awards of performance restricted stock units to certain senior executives of the Company, including the Named Executives. These “Founders Awards” are intended to unite senior management in a common set of goals and to reward them for the successful execution of the Company’s multi-year strategic plan, including restructuring of the Company’s operations to a centralized business model and the implementation of the My Macy’s localization initiatives on a company-wide basis.

The Founders Awards, including those provided to the Named Executives, were granted under the 1995 Equity Plan and the 1994 Stock Plan. The Founders Awards are structured as performance restricted stock units and vest over a three-year performance period covering fiscal years 2009-2011. Whether units are earned at the end of the performance period will be determined based on the achievement of relative total shareholder return (TSR) performance objectives set by the CMD Committee in connection with the issuance of the units. Relative TSR reflects the change in the value of Macy’s common stock over the performance period in relation to the change in the value of the common stock of a 10-company executive compensation peer group over the performance period, assuming the reinvestment of dividends. Relative TSR was chosen as the performance metric because it ensures that the Founders Awards will vest only to the extent that returns to Macy’s shareholders exceed the median of those delivered to the shareholders of the 10-company peer group. The use of relative TSR eliminates the need to measure the Company’s success in its restructuring activities using internal standards, which may or may not be commensurate with changes in shareholder value, and instead measures success as determined by investor views as reflected in changes in shareholder value over time.

If Macy’s TSR for the performance period is equal to or less than the median TSR for the peer group, the entire Founders Award opportunity will be forfeited. If Macy’s TSR for the performance period is above the median but equal to or below the 66th percentile for the peer group, 75% of the award opportunity will vest. If Macy’s TSR for the performance period is above the 66th percentile for the peer group, 100% of the award opportunity will vest. In all events, vesting is contingent on continued employment throughout the entire three-year performance period, except in the event of retirement, death or disability, in which cases the award will be earned on a prorated basis at the end of the three-year performance period based on performance versus the previously described TSR standards.

Performance restricted stock units that are earned at the end of the performance period will be paid to the Named Executives as shares of Macy’s common stock (net of required tax withholding) within 2 1/2 months following the end of the performance period. Dividends, if any, paid on the Company’s common stock will be credited to the Named Executives’ performance restricted stock unit accounts as additional restricted stock units and will be paid out as shares of common stock to the extent that the underlying performance restricted stock units are earned.

The named executive officers received the following number of performance restricted stock units, which will be earned as indicated:

		Percentage of Performance Restricted Stock Units Earned
	Performance Restricted Stock Units Granted (#)	If Macy’s TSR is ≤ the 50th Percentile of Peer Group TSR	If Macy’s TSR is > the 50th Percentile but ≤ the 66th Percentile of Peer Group TSR	If Macy’s TSR is > the 66th Percentile of Peer Group TSR
Terry Lundgren	666,666	0%	75%	100%
Karen Hoguet	151,255	0%	75%	100%
Thomas Cole	151,255	0%	75%	100%
Janet Grove	151,255	0%	75%	100%
Susan Kronick	151,255	0%	75%	100%

Benefits

Macy’s provides benefits based upon an assessment of competitive market factors and a determination of what is needed to attract and retain high caliber executives. Macy’s primary benefits for executives include participation in the Company’s broad-based plans: the cash account pension plan; the 401(k) profit sharing plan; the company’s health and dental plans and various other insurance plans, including disability and life insurance; and Macy’s philanthropic matching gift program.

Macy’s also provided the following benefits to the Named Executives in fiscal 2008:

•

Supplementary Retirement Plan — Macy’s provides a supplementary retirement plan to eligible executives described under “Compensation of the Named Executives for 2008 — Post Retirement Compensation.” The Supplementary Retirement Plan supplements the pension benefits provided under the cash account pension plan, and takes into account compensation that the tax rules do not permit the cash account pension plan to take into account. In addition, it supports Macy’s pay-for-performance culture by rewarding better performance with increased retirement benefits payable to eligible executives whose bonus compensation would otherwise not be taken into account under the broad-based cash account pension plan. The Named Executives are taxed on supplementary retirement benefits when those benefits are paid.

•

Deferred Compensation Plan — Macy’s provides executives the opportunity to defer receiving income until after they terminate their employment. This benefit offers tax advantages to eligible executives, permitting them to defer payment of their compensation and defer taxation on that compensation until after termination. The deferred compensation plan is described under the heading “Compensation of the Named Executives for 2008 — Post Retirement Compensation — Non-qualified Deferred Compensation Plans.”

•

Financial Counseling — Macy’s pays for financial counseling services, the cost of which depends upon the compensation level of the executive. The Named Executives receive imputed income for fees paid for the services. This benefit provides the Named Executives with access to an independent financial advisor who is familiar with the Macy’s compensation and benefits programs and can provide the services efficiently and at the convenience of the executives, helping them focus more of their time on the Company’s business.

•

Automobile Program — Macy’s provides the Named Executives other than Mr. Lundgren a choice of a car lease or an automobile allowance. This benefit is an additional form of compensation to these Named Executives. The car lease option includes insurance, maintenance and fuel. It provides the Named Executives with an opportunity to use a Company-provided car for both business and personal use. Where Macy’s facilities do not have free parking, they also receive a parking allowance. This benefit helps put the Named Executives on an even level with executives in the car program who work in locations with free parking. The Company reports imputed income for income tax purposes for all Company-paid expenses.

•

Car and Driver Program — Pursuant to an independent third-party security study Macy’s obtained in 2007, Macy’s is providing Mr. Lundgren with a car and driver for commuting in New York City, for certain business travel and for personal use. The driver is a trained security professional. This benefit is to ensure the personal safety of Mr. Lundgren, who maintains a significant public role as the leader of Macy’s. The benefit also allows Mr. Lundgren to work productively during his commute. For tax purposes, with respect to any commuting to and from work and any personal use of the car and driver by Mr. Lundgren, the costs relating to the service (other than the cost of executive protection services)

are imputed as income. The cost of the executive protection services provided to Mr. Lundgren is considered to be a tax-free working condition fringe benefit in accordance with IRC Sec. 132(d) and Treasury Regulation 1.132-5(m).

•

Business Luncheon Club — The Named Executives are entitled to Company-paid memberships at business luncheon clubs for the purpose of conducting business on behalf of Macy’s. Any meal or other expenses incurred at the clubs that are not business-related are the responsibility of the Named Executive. This benefit provides the Named Executives with access to congenial and helpful settings for business lunches and encourages them to use those locations for business lunches with vendors and other business related meetings.

•

Additional Executive Discount — All regular employees are eligible for a base merchandise discount. The Named Executives are eligible for an additional discount on top of the base discount for a total discount of 40%. They are reimbursed for estimated taxes on imputed income associated with the additional discount.

•

Company Airplane — Mr. Lundgren travels extensively on Company business throughout the fiscal year reviewing the Company’s 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico. The Company also participates in the Corporate Angel program that flies cancer patients to and from their homes and hospitals for treatment. These individuals often accompany Mr. Lundgren on his flights, since they are not able to fly commercially due to the potential risk of infection. Mr. Lundgren is permitted to use Company-owned aircraft for personal flights as well as these business flights. This benefit increases the level of safety and security for Mr. Lundgren and his family. In addition, making the aircraft available to Mr. Lundgren allows him to efficiently and securely conduct business during both business and personal flights. Furthermore, given the delays associated with early check-in requirements, security clearances, baggage claim and the need for additional time to avoid missing a flight due to possible delays at any point in the process, commercial travel has become even more inefficient in recent years, and making the aircraft available to Mr. Lundgren maximizes his availability to conduct business both before and after his flights. Finally, Macy’s believes that the value to Mr. Lundgren of making the aircraft available for Mr. Lundgren and his family, in terms of convenience and saving of time, is greater than the incremental cost that Macy’s incurs to make the aircraft available and therefore is an efficient form of compensation for him. One other executive is permitted to use Company-owned aircraft for personal flights for up to a total of 25 hours of in-flight time per six-month period, under a former corporate aircraft policy that continues to apply to him. The company reports imputed income for income tax purposes for the value of any personal use based on the Standard Industry Fair Level (SIFL) in accordance with the Internal Revenue Code and Treasury Regulations.

Fiscal 2009 Actions:    At its March 20, 2009 meeting, the CMD Committee considered a previously announced recommendation by management to discontinue certain of the benefits described above. The CMD Committee acted to eliminate the following benefits that have historically been provided to senior executives, as follows:

•

The automobile allowance for those executives who received an automobile allowance under the Automobile Program will end as of June 30, 2009. For executives who leased vehicles, the lease program will be phased out over the course of the remaining three years of the lease program as the terms of leases expire;

•	Financial counseling and a Company-paid senior life insurance program for executives will end as of December 31, 2009; and

•	The additional merchandise discount for executives will end as of December 31, 2009.

Also on March 20, 2009, the Board of Directors acted to discontinue the additional merchandise discount for the Non-Employee Directors, effective as of December 31, 2009.

Deductibility

The CMD Committee considers the deductibility for federal income tax purposes under Section 162(m) of the Internal Revenue Code in the design of Macy’s compensation programs. Section 162(m) places a limit of $1 million on the amount of compensation that Macy’s may deduct in any one year with respect to the Named Executives to whom Section 162(m) applies. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements defined by the IRS. Annual non-equity incentive plan compensation, stock option awards and performance-based restricted stock awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. The CMD Committee has taken the necessary actions to maximize the deductibility of payments under Macy’s 1992 Bonus Plan and of awards under its two equity plans. However, the CMD Committee may elect to provide compensation that is not deductible in order to achieve its compensation objectives. Consequently, portions of the total compensation program may not be deductible under Section 162(m), including the portion of base pay of some of the Named Executives in excess of $1 million, time-based restricted stock and stock credit awards.

The following table outlines which types of payment retain deductibility when the $1 million threshold is exceeded:

	Deductible	Not Deductible
Base Salary		x
Annual Incentive Bonus	x
Stock Options	x
Performance-Based Restricted Stock	x

Section 409A

Section 409A of the Internal Revenue Code requires that nonqualified deferred compensation arrangements must meet specific requirements. Failure to meet these requirements results in immediate taxation of certain deferred amounts, as well as an additional tax equal to 20% of such deferred amounts and an interest penalty. Macy’s believes that its executive compensation plans and arrangements comply with the requirements of Section 409A.

Section 280G

Section 280G and related sections of the Internal Revenue Code provide that executive officers could be subject to significant additional taxes if they receive payments or benefits that exceed certain limits in connection with a change-in-control event. Macy’s does not provide any executive officer or director with a commitment to gross-up or reimburse tax amounts that the executive might pay pursuant to Section 280G.

Accounting

In its financial statements, Macy’s records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the Named Executives. Accounting rules also require Macy’s to record an expense in its financial statements for equity-based awards, even though equity awards are not paid as cash to employees. Macy’s expenses all equity-based awards in accordance with FAS 123R. Macy’s has not implemented any significant changes in its executive compensation program design as a result of FAS 123R.

Change-in-Control Agreements

Macy’s equity programs and deferred compensation programs provide for accelerated benefits in the event of a change in control, which affect all participants in those programs as well as the Named Executives. When a change in control occurs, stock options, restricted stock and stock credits issued under the 2006-2007 and 2008-2009 stock credit plans immediately vest for all holders and stock credit units and cash account balances under the deferred compensation plan immediately become payable. This reassures executives that they will receive previously deferred compensation and that prior equity grants will be honored because decisions as to whether to provide these amounts are not left to the management and directors in place following a change in control.

In addition to the above benefits, certain senior executives, including the Named Executives, have change-in-control arrangements. The CMD Committee believes that these arrangements are an important part of the total executive compensation program because they help to attract and retain the caliber of executive that Macy’s needs in its most senior positions. The agreements are intended to assist with retention during any rumored or actual change in control where continuity is key to preserving the value of the business. The agreements are also intended to preserve executives’ neutrality toward a potential change-in-control transaction and keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during an ownership transition.

The arrangements for the Named Executives provide that if, following a change in control, the executive is terminated for any reason, other than death, disability or for cause, or the executive terminates his or her employment for “good reason,” then the executive is entitled to benefits described under the heading “Compensation of the Named Executives for 2008 — Potential Payments upon Termination or Change in Control.”

Fiscal 2008 Action:    The change-in-control agreements for the Named Executives were set to expire on November 1, 2008. During fiscal 2008, the CMD Committee asked management to continue to explore alternatives for providing change-in-control protection, an initiative that management and Mercer had commenced in fiscal 2007. Since management had not completed its review by the November 1, 2008 expiration date for the agreements, the CMD Committee determined that Macy’s should offer to extend the change-in-control agreements for terms of one additional year, to November 1, 2009, to give management time to complete its review and develop a recommendation to the CMD Committee about any alternatives for providing such protection.

The change-in-control agreements define “change in control” and “good reason” as described under “Compensation of the Named Executives for 2008 — Potential Payments upon Termination or Change in Control” below.

Stock Ownership Guidelines For Executives

During fiscal 2006, the Board adopted stock ownership guidelines for certain executives of Macy’s, including the Named Executives. Under the guidelines, each corporate officer at the level of Senior Vice President and above and each division principal is required to own Macy’s stock, as follows:

Position	Ownership Guideline
Chief Executive Officer	5 x base salary
Vice Chair and Executive Vice President	3 x base salary
Senior Vice President and Division Principal	1 x base salary

Shares counted toward the ownership requirement include:

•	any shares beneficially owned by the executive and members of the executive’s immediate family;

•	stock credits or other stock units credited to an executive’s account through deferrals under the Company’s deferred compensation program;

•	restricted stock before the restrictions have lapsed;

•	time-based stock credits issued under the stock credit plans during performance and holding periods;

•	performance-based stock credits issued under the stock credit plans during holding periods; and

•	the executive’s proportionate share of the Macy’s common stock fund under the company’s 401(k) plan.

Macy’s common stock subject to unvested or unexercised stock options does not count toward the ownership requirement. An executive must comply with these guidelines by the later of August 1, 2011 or within five years from the date the executive is employed in one of the positions listed above. Prior to fiscal 2009, stock ownership was measured as of August 1 of a fiscal year. Beginning in fiscal 2009, stock ownership will be measured as of the beginning of the fiscal year.

COMPENSATION COMMITTEE REPORT

The CMD Committee establishes and administers the compensation practices related to the senior executive officers of Macy’s and also ensures appropriate succession plans for the CEO and other key executive positions. All members of the CMD Committee qualify:

•	as “independent” under the applicable listing standards of the NYSE;

•	as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934; and

•	as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986.

The CMD Committee met six times in fiscal 2008. The CMD Committee regularly meets in executive session without the presence of management.

The CMD Committee has reviewed and discussed the Compensation Discussion & Analysis with Macy’s management. Based on the review and discussions referred to above, the CMD Committee recommended to the Board that the Compensation Discussion & Analysis be included in Macy’s Annual Report on Form 10-K and proxy statement.

The foregoing report was submitted by the CMD Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Respectfully submitted,

Craig E. Weatherup, Chairperson

Meyer Feldberg

Sara Levinson

Joseph Neubauer

Joseph A. Pichler

Karl M. von der Heyden

COMPENSATION OF THE NAMED EXECUTIVES FOR 2008

The following table summarizes the compensation of Macy’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of Macy’s, collectively referred to as the “Named Executives.”

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
T. Lundgren	2008	1,500,000	0	(2,485,714)	5,030,732	900,000	0	496,423	5,441,441
Chairman, President and Chief Executive Officer	2007	1,491,667	0	826,710	4,840,013	0	1,218,942	290,945	8,668,277
	2006	1,383,333	0	6,651,653	3,464,675	2,704,800	1,199,550	243,106	15,647,117

K. Hoguet	2008	800,000	0	218,929	1,098,469	240,000	0	80,517	2,437,915
Executive Vice President and CFO(6)	2007	791,667	0	521,825	1,113,982	0	372,011	77,280	2,876,765
	2006	741,667	25,000	1,235,294	877,552	724,500	296,471	79,848	3,980,332

T. Cole	2008	975,000	0	(273,393)	1,242,844	292,500	0	82,482	2,319,433
Vice Chair(6)	2007	962,500	0	376,722	1,283,933	0	808,340	67,579	3,499,074
	2006	883,333	25,000	1,691,762	1,023,142	869,400	444,407	58,045	4,995,089

J. Grove	2008	975,000	0	(271,777)	1,242,844	292,500	0	45,133	2,283,700
Vice Chair	2007	962,500	0	381,975	1,283,933	0	540,547	51,108	3,220,063
	2006	883,333	25,000	1,702,317	1,023,142	869,400	348,355	57,026	4,908,573

S. Kronick	2008	1,100,000	0	(273,154)	1,470,677	330,000	0	66,579	2,694,102
Vice Chair	2007	1,091,667	0	377,286	1,511,766	0	738,738	86,975	3,806,432
	2006	1,042,500	25,000	1,978,004	1,146,552	1,014,300	475,305	58,535	5,740,196

(1)	The amounts in this column represent discretionary bonus amounts paid to the Named Executives. Annual performance-based bonus amounts paid to the Named Executives pursuant to the 1992 Bonus Plan are reflected in the “Non-Equity Incentive Plan Compensation” column.

(2)	The amounts in this column for fiscal 2008 reflect the dollar amounts recognized for financial statement reporting purposes for fiscal 2008, in accordance with FAS 123R, for restricted stock awarded under the 1995 Equity Plan and for stock credits awarded under Macy’s stock credit plans, and thus include amounts with respect to awards granted in and/or prior to fiscal 2008. In addition, with respect to stock credits, the amounts also reflect variable accounting treatment. The application of variable accounting and FAS 123R resulted in credits to compensation expense in 2008 due to declines in the market price for shares of Macy’s common stock subsequent to the end of fiscal 2007. Assumptions used in the calculation of these amounts are included in footnote 16 to Macy’s audited financial statements included in the 2008 10-K, in footnotes 1 and 14 to Macy’s audited financial statements included in the 2007 10-K and in footnotes 1 and 15 to Macy’s audited financial statements included in the 2006 10-K. In all cases, the amounts assume that the Named Executive remains with Macy’s until all time-based restrictions have lapsed and that 100% of performance-based stock credits are earned.

	Restricted Stock				Stock Credits					2008 Total Stock Awards Expense ($)
	Grant Date	Shares (#)	Grant Date FMV ($)	2008 Restricted Stock Expense ($)	Grant Date	Shares (#)	2008 Expense ($)	2008 Dividend Expense ($)	2008 Total Stock Credit Expense/ (Credit) ($)
Lundgren	3/01/07	75,000	44.29	830,438	3/21/08	388,249.0	1,392,711	0	1,392,711
					3/24/06	261,089.0	(3,790,831)	84,133	(3,706,698)
					3/26/04	57,372.0	(993,867)	(8,298)	(1,002,165)	(2,485,714)
Hoguet	7/11/06	42,000	36.44	510,160	3/21/08	85,310.0	306,021	0	306,021
					3/24/06	57,369.7	(390,087)	18,486	(371,601)
					3/26/04	18,031.0	(223,043)	(2,608)	(225,651)	218,929
Cole	7/11/06	50,000	36.44	607,310	3/21/08	85,310.0	306,021	0	306,021
					3/24/06	57,369.7	(832,970)	18,486	(814,484)
					3/26/04	21,310.0	(369,158)	(3,082)	(372,240)	(273,393)
Grove	7/11/06	50,000	36.44	607,310	3/21/08	85,310.0	306,021	0	306,021
	3/26/04	2,000	25.25	1,616	3/24/06	57,369.7	(832,970)	18,486	(814,484)
					3/26/04	21,310.0	(369,158)	(3,082)	(372,240)	(271,777)
Kronick	7/11/06	50,000	36.44	607,310	3/21/08	85,310.0	306,021	0	306,021
					3/24/06	57,369.7	(832,970)	18,486	(814,484)
					3/26/04	21,310.0	(368,919)	(3,082)	(372,001)	(273,154)

(3)	The amounts in this column for fiscal 2008 reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal 2008 for stock options issued pursuant to the 1995 Equity Plan, and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in footnote 16 to Macy’s audited financial statements included in the 2008 10-K, in footnote 14 to Macy’s audited financial statements included in the 2007 10-K, in footnote 15 to Macy’s audited financial statements included in the 2006 10-K and in footnote 12 to Macy’s audited financial statements included in the 2005 10-K.

Lundgren				Hoguet				Cole
Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)
3/21/08	307,261	7.42	474,974	3/21/08	67,515	7.42	104,367	3/21/08	67,515	7.42	104,367
10/26/07	134,000	8.33	344,169	3/23/07	29,444	16.94	124,695	3/23/07	29,444	16.94	124,695
3/01/07	500,000	16.40	2,050,000	7/11/06	125,000	13.67	569,583	7/11/06	150,000	13.67	683,500
3/24/06	177,352	13.58	602,110	3/24/06	38,970	13.58	132,303	3/24/06	38,970	13.58	132,303
3/25/05	550,000	10.50	1,443,750	3/25/05	55,000	10.50	144,375	3/25/05	65,000	10.50	170,625
3/26/04	275,000	10.10	115,729	3/26/04	55,000	10.10	23,146	3/26/04	65,000	10.10	27,354

			5,030,732				1,098,469				1,242,844

Grove				Kronick
Grant Date	Options (#)	FMV ($)	2008 Expense ($)	Grant Date	Options (#)	FMV ($)	2008 Expense ($)
3/21/08	67,515	7.42	104,367	3/21/08	67,515	7.42	104,367
3/23/07	29,444	16.94	124,695	3/23/07	29,444	16.94	124,695
7/11/06	150,000	13.67	683,500	7/11/06	200,000	13.67	911,333
3/24/06	38,970	13.58	132,303	3/24/06	38,970	13.58	132,303
3/25/05	65,000	10.50	170,625	3/25/05	65,000	10.50	170,625
3/26/04	65,000	10.10	27,354	3/26/04	65,000	10.10	27,354

			1,242,844				1,470,677

(4)	Macy’s does not pay above-market interest under its deferred compensation plan. The amounts reflected for fiscal 2008 in this column represent the change in fiscal 2008 in the actuarial present value of accumulated pension benefits under the company’s cash balance pension plan and supplementary executive retirement plan. The assumptions used in determining the present value of benefits are the same assumptions used for financial reporting purposes. The present value of benefits was determined using a unit credit cost method, a 7.45% discount rate and mortality rates under the RP2000CH table projected to January 1, 2009 using scale AA. Scale AA defines how future mortality improvements are incorporated into the projected mortality tables and is based on a blend of Federal Civil Service and Social Security experiences from 1977 through 1993. The actuarial present value of the pension benefit for the Named Executives decreased, as follows: Mr. Lundgren ($311,461), Mrs. Hoguet ($236,878), Mr. Cole ($278,311), Ms. Grove ($427,142) and Ms. Kronick ($515,850). The decrease in pension value is mainly attributable to the fact that the discount rate increased from 6.25% for fiscal 2007 to 7.45% for fiscal 2008. The assumed retirement age used for these calculations was the normal retirement age of 65, as defined by the plans and each Named Executive was assumed to live to and retire at the normal retirement age.

(5)	Included in “All Other Compensation” for fiscal 2008 is the incremental cost to Macy’s of the following perquisites made available to the Named Executives:

Name	Aircraft Usage(a) ($)	Financial Counseling ($)	Car Programs(b) ($)	Additional Executive Merchandise Discount ($)	Gross up(c) ($)	401(k) Matching Contribution/ Insurance Premiums ($)	Total
Lundgren	117,406	16,700	297,958	28,542	29,224	6,593	496,423
Hoguet	0	16,700	10,901	31,625	14,698	6,593	80,517
Cole	0	16,700	15,372	30,058	13,759	6,593	82,482
Grove	0	16,700	9,965	5,887	5,988	6,593	45,133
Kronick	0	16,700	10,479	22,425	12,107	4,868	66,579

(a)	The amount shown for aircraft usage represents a ratio of flight hours for personal flights divided by total flight hours on all company planes. The ratio was applied against total airplane cost (excluding depreciation, real estate taxes, insurance, rent and other fixed operating costs).

•	Total flight hours equal the total number of hours for every flight flown.

•	Flights were deemed business or personal based on the primary purpose for the flight.

•	If a trip was deemed personal, ferry flight hours, if any, were included as personal.

•	If a trip included an intermediary personal stop, only the difference between a direct flight and the indirect flight was considered personal.

•

If a trip was exclusively personal except for a one-day business stop, all miles were treated as personal less an adjustment for the flight hours to and from the originating airport to the business location.

For a more detailed description of Macy’s policies with respect to personal use of company airplanes, see the “Benefits” discussion in the “Compensation Discussion & Analysis.”

(b)	For the Named Executives other than Mr. Lundgren, the amount shown reflects the product of (i) the percentage of miles the Named Executive used the vehicle for non-business reasons multiplied by (ii) the actual costs incurred to provide the vehicle, including the costs of the lease, fuel, parking and insurance, reduced by any personal contributions made by the Named Executive. For Mr. Lundgren, the amount reflects the costs relating to the use of a car and driver service that the Company makes available to him for safety reasons pursuant to the recommendation of a third-party security study.

(c)	The amount shown reflects gross up payments made in December 2008 on the executive discount for the period from November 2007 through October 2008, and for Mr. Lundgren, the amount also includes a gross up payment for imputed income on personal use of a Company airplane during the 2008 calendar year.

(6)	In connection with the restructuring of its management team as a result of the expansion of its “My Macy’s” localization initiative, the titles of Mrs. Hoguet and Mr. Cole were changed to Chief Financial Officer and Chief Administrative Officer, respectively, effective as of February 20, 2009.

Plan-Based Awards

The following table sets forth certain information regarding the annual incentive plan and stock options and other equity awards granted during fiscal 2008 to each of the Named Executives.

2008 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Lundgren	1992 Bonus Plan	3/21/08	600,000	2,250,000	4,500,000
	1995 Equity Plan	3/21/08					307,261	24.85	2,279,877
	2008-2009 Stock Credit Plan	3/21/08				388,249			9,647,988
Hoguet	1992 Bonus Plan	3/21/08	160,000	600,000	1,200,000
	1995 Equity Plan	3/21/08					67,515	24.85	500,961
	2008-2009 Stock Credit Plan	3/21/08				85,310			2,119,954
Cole	1992 Bonus Plan	3/21/08	195,000	731,250	1,462,500
	1995 Equity Plan	3/21/08					67,515	24.85	500,961
	2008-2008 Stock Credit Plan	3/21/08				85,310			2,119,954
Grove	1992 Bonus Plan	3/21/08	195,000	731,250	1,462,500
	1995 Equity Plan	3/21/08					67,515	24.85	500,961
	2008-2009 Stock Credit Plan	3/21/08				85,310			2,119,954
Kronick	1992 Bonus Plan	3/21/08	220,000	825,000	1,650,000
	1995 Equity Plan	3/21/08					67,515	24.85	500,961
	2008-2009 Stock Credit Plan	3/21/08				85,310			2,119,954

(1)

The Named Executives are eligible for an annual cash incentive award under Macy’s 1992 Bonus Plan, which is deemed a “non-equity incentive plan” under SEC rules. Bonus awards are interpolated for performance that falls between “Threshold” and “Target” and between “Target” and “Maximum.” If corporate EBIT performance exceeds plan by more than a predetermined amount, the Named Executives may receive a bonus in excess of the “maximum” amount reflected in the table. The actual bonus amount earned, if any, under the 1992 Bonus Plan is reported in the “Non-Equity Incentive Plan Compensation” column of the 2008 Summary Compensation Table. For a more detailed discussion of the 1992 Bonus Plan, see the “Annual Performance-Based Bonus” discussion in the “Compensation Discussion & Analysis.”

(2)	The numbers in this column represent performance-based “core” and My Macy’s/Consolidation stock credits granted to the Named Executives under Macy’s 2008-2009 Stock Credit Plan.

(3)	The numbers reflected in this column represent the number of stock options granted to the Named Executives under Macy’s 1995 Equity Plan.

(4)	Stock options were valued as of the grant date using the Black-Scholes option pricing model in accordance with FAS 123R, using the following assumptions:

3/21/08 Grant
Dividend yield:	2.2%
Expected volatility:	36.2%
Risk-free interest rate:	2.7%
Expected life:	5.3 years
Black-Scholes value:	7.42

Stock credits were valued for purposes of this table based on the closing price of Macy’s common stock on the grant date ($24.85 per share).

Stock Options.    The CMD Committee may grant stock options from the 1995 Equity Plan and the 1994 Stock Plan, each of which has been approved by Macy’s shareholders. The exercise price of stock options may not be less than the market price of the underlying Macy’s common stock on the grant date (which, among other ways, is defined in the plans as the closing price of Macy’s common stock on the NYSE on the trading day prior to the grant date). The options vest over time, typically in 25% installments on the first through fourth anniversaries of the grant date, and have ten year terms. The plans do not provide for the granting of “reload” options and prohibit the repricing of previously granted options.

The stock option agreements provide that options become immediately exercisable in full, and remain exercisable until the end of their term, in the event of (i) a change in control of the Company, (ii) the executive’s permanent and total disability, (iii) the executive’s death while still employed by the Company, or (iv) the executive’s death following retirement under a Company-sponsored IRS qualified retirement plan at or after attaining age 62 with a minimum of 10 years of service. Option shares continue to become exercisable following retirement if the executive retires under a Company-sponsored IRS qualified retirement plan at or after attaining the age of 62 with a minimum of 10 years of service. The stock option agreements also provide that options automatically terminate if, among other events, the executive retires under a Company-sponsored IRS qualified retirement plan at or after attaining the age of 55 with a minimum of 10 years of service, is a party to an employment agreement with the Company immediately prior to retirement, and renders personal services to a competing business within one year of the date retirement commenced. All stock options granted to the Named Executives in fiscal 2008 were granted from the 1995 Equity Plan. See also the “Stock Options” discussion in the “Compensation Discussion & Analysis.”

Restricted Stock.    The CMD Committee grants shares of restricted stock from time to time for retention and performance reasons. Restricted stock grants may be granted from either the 1995 Equity Plan or the 1994 Stock Plan and can be either time-based or performance-based. Time-based restricted stock will generally be forfeited by the executive if the executive’s employment with Macy’s ends prior to the vesting date. Shares may vest 100% on the third anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. Time-based restricted stock may not fully vest in under three years. Performance-based restricted stock is subject to forfeiture if performance criteria applicable to the shares are not satisfied and/or if the executive’s employment with Macy’s ends prior to the vesting date. Performance-based restricted stock may not fully vest in less than one year. Depending upon satisfaction of the performance criteria, shares may vest up to 100% on the first anniversary of the grant date or in installments over a number of years following the first anniversary of the grant date. To the extent performance criteria are not satisfied, shares are forfeited. None of the Named Executives received a restricted stock grant in fiscal 2008.

Stock Credits.    The CMD Committee authorized a stock credit plan in fiscal 2004 for the fiscal 2004-2005 performance period. The final payment of the value of stock credits awarded under that plan was made shortly after the end of fiscal 2008 when a three-year holding period for the stock credits expired. The CMD Committee authorized a stock credit plan in fiscal 2006 for the fiscal 2006-2007 performance period and in fiscal 2008 for the fiscal 2008-2009 performance period. The CMD Committee granted stock credits to the Named Executives in each of fiscal 2006 and fiscal 2008. It did not grant any stock credits in fiscal 2007 and will not grant any stock credits in fiscal 2009 to the Named Executives. Stock credits issued under either plan may be time-based or performance-based, with performance objectives tied to the company’s Four Priorities and, with respect to the plan authorized in 2006, to certain merger-related synergies, and with respect to the plan authorized in 2008, to the My Macy’s initiative and certain division consolidation synergies.

At the end of a two-year performance period, the CMD Committee evaluates performance against the performance criteria applicable to the stock credits to determine the percent (from 0% to 100%) of the performance-based stock credits earned by the Named Executives. The performance-based stock credits earned by the Named Executives and the time-based stock credits, if any, held by them are then subject to two- and three-year holding periods. The value of one-half of the stock credits, including dividend equivalents paid during the holding period, is paid in cash at the end of the two-year holding period and the value of the other half, including such dividend equivalents, is paid in cash at the end of the three-year holding period. In each case, the value is determined on the basis of the average closing price of Macy’s common stock as reported on the NYSE for the 20 business days preceding the payment date.

With respect to stock credits awarded under the 2006-2007 stock credit plan, following the conclusion of fiscal 2007, the CMD Committee determined that 95% of the “core” performance-based stock credits and 100% of the “merger” performance-based stock credits had been earned by participants, including the Named Executives. Those stock credits and the time-based stock credits awarded to them under the 2006-2007 stock credit plan are now subject to two- and three-year holding periods that expire on February 1, 2010 and January 31, 2011, respectively.

Participants who leave the Company during the performance period will forfeit their stock credits unless they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s other than for cause, in which case their payments will be prorated for the number of months of completed service during the performance period divided by 24. Their payments will be made at the same time and in the same manner as payments to actively employed participants. In the event that a participant dies or becomes totally and permanently disabled during the performance period, the participant (in the event of disability) or the participant’s estate (in the event of death) will receive a lump sum payment, discounted to present value, of the prorated portion of their time-based stock credits.

Participants who leave the Company during a holding period will:

•	forfeit their stock credit balances if they leave the Company voluntarily or if their employment is terminated for cause;

•

receive the stock credits they have earned if they retire at or after age 62 with at least 10 years of vesting service or if they are terminated by Macy’s for other than cause, payable at the same time and in the same manner as payments to actively employed participants;

•

receive a pro-rata payment of their stock credit balance if they retire between the ages of 55 and 62 with at least 10 years of vesting service, payable at the same time and in the same manner as payments to actively employed participants; and

•	receive a lump sum payment of the discounted present value of the total account in case of death or total and permanent disability.

All stock credit balances in the 2006-2007 and 2008-2009 stock credit plans vest and become immediately payable upon a change in control of the Company. See “Outstanding Equity Interests” below and the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

Outstanding Equity Interests

The following table sets forth certain information regarding the total number and aggregate value of options, stock credits and restricted stock held by each of the Named Executives at January 31, 2009. The dollar amount shown for stock credits and restricted stock is calculated by multiplying the number of stock credits or shares of restricted stock, as applicable, by the closing price of Macy’s common stock ($ 8.95) on the last trading day of fiscal 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lundgren	2/25/00	600,000	0	16.2187	2/25/10
	6/08/01	306,976	0	21.5000	6/08/11
	3/22/02	500,000	0	21.3400	3/22/12
	2/24/03	500,000	0	12.7900	2/24/13
	3/26/04	275,000	0	25.0050	3/26/14
	3/25/05	412,500	137,500	30.5350	3/25/15
	3/24/06	88,676	88,676	36.2600	3/24/16
	3/01/07	0	500,000	44.6700	3/01/17
	10/26/07	33,500	100,500	46.1500	3/23/17
	3/21/08	0	307,261	24.8500	3/21/18
						75,000	(3)	671,250
						318,461	(4)	2,850,226	388,249	3,474,829
Hoguet	2/25/00	46,000	0	16.2187	2/25/10
	3/23/01	46,000	0	21.4250	3/23/11
	6/08/01	153,488	0	21.5000	6/08/11
	3/22/02	60,000	0	21.3400	3/22/12
	3/28/03	110,000	0	14.2850	3/28/13
	3/26/04	55,000	0	25.0050	3/26/14
	3/25/05	41,250	13,750	30.5350	3/25/15
	3/24/06	19,485	19,485	36.2600	3/24/16
	7/11/06	0	125,000	36.5100	7/11/16
	3/23/07	7,361	22,083	46.1500	3/23/17
	3/21/08	0	67,515	24.8500	3/21/18
						42,000	(3)	375,900
						75,400.7	(4)	674,836	85,310	763,525

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cole	3/23/01	36,000	0	21.4250	3/23/11
	6/08/01	164,930	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/26/04	65,000	0	25.0050	3/26/14
	3/25/05	48,750	16,250	30.5350	3/25/15
	3/24/06	19,485	19,485	36.2600	3/24/16
	7/11/06	0	150,000	36.5100	7/11/16
	3/23/07	7,361	22,083	46.1500	3/23/17
	3/21/08	0	67,515	24.8500	3/21/18
						50,000	(3)	447,500
						78,679.7	(4)	704,183	85,310	763,525
Grove	2/25/00	72,000	0	16.2187	2/25/10
	3/23/01	36,000	0	21.4250	3/23/11
	6/08/01	159,348	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/26/04	65,000	0	25.0050	3/26/14
	3/25/05	48,750	16,250	30.5350	3/25/15
	3/24/06	19,485	19,485	36.2600	3/24/16
	7/11/06	0	150,000	36.5100	7/11/16
	3/23/07	7,361	22,083	46.1500	3/23/17
	3/21/08	0	67,515	24.8500	3/21/18
						50,000	(3)	447,500
						78,679.7	(4)	704,183	85,310	763,525
Kronick	3/23/01	72,000	0	21.4250	3/23/11
	6/08/01	207,232	0	21.5000	6/08/11
	3/22/02	72,000	0	21.3400	3/22/12
	3/28/03	97,500	0	14.2850	3/28/13
	3/26/04	65,000	0	25.0050	3/26/14
	3/25/05	48,750	16,250	30.5350	3/25/15
	3/24/06	19,485	19,485	36.2600	3/24/16
	7/11/06	0	200,000	36.5100	7/11/16
	3/23/07	7,361	22,083	46.1500	3/23/17
	3/21/08	0	67,515	24.8500	3/21/18
						50,000	(3)	447,500
						78,679.7	(4)	704,183	85,310	763,525

(1)	Options vest/vested as follows, with full vesting upon a change in control of the Company:

Grant Date	Vesting Schedule
2/25/00	25% on each of 3/24/01, 3/24/02, 3/24/03 and 3/24/04.
3/23/01	25% on each of 3/23/02, 3/23/03, 3/23/04 and 3/23/05.
6/08/01	100% on 6/01/05.
3/22/02	25% on each of 3/22/03, 3/22/04, 3/22/05 and 3/22/06.
2/24/03	25% on each of 2/24/04, 2/24/05, 2/24/06 and 2/24/07.
3/28/03	25% on each of 3/28/04, 3/28/05, 3/28/06 and 3/28/07.
3/26/04	25% on each of 3/26/05, 3/26/06, 3/26/07 and 3/26/08.
3/25/05	25% on each of 3/25/06, 3/25/07, 3/25/08 and 3/25/09.
3/24/06	25% on each of 3/24/07, 3/24/08, 3/24/09 and 3/24/10.
7/11/06	100% on 7/11/09.
3/01/07	100% on 2/28/11.
3/23/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
10/26/07	25% on each of 3/23/08, 3/23/09, 3/23/10 and 3/23/11.
3/21/08	25% on each of 3/21/09, 3/21/10, 3/21/11 and 3/21/12.

(2)	Performance-based stock credits vest following the conclusion of fiscal 2008 and 2009, subject to the satisfaction of performance criteria. Shares that vest are then subject to the holding periods described in the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

(3)	Time-based restricted stock. For Mr. Lundgren, the shares vest on 2/28/11. For Mrs. Hoguet, Mr. Cole, Ms. Grove and Ms. Kronick, the shares vest on 7/11/09.

(4)	Time-based and vested performance-based stock credits are subject to satisfaction of holding periods that expired or will expire as follows:

	Holding Period Expiration Date
	1/31/09	2/1/10	1/31/11
Lundgren	57,372	130,544.5	130,544.5
Hoguet	18,031	28,684.85	28,684.85
Cole	21,310	28,684.85	28,684.85
Grove	21,310	28,684.85	28,684.85
Kronick	21,310	28,684.85	28,684.85

The following table sets forth certain information regarding the value realized by each of the Named Executives during fiscal 2008 upon the exercise of stock options, the vesting of restricted stock and the vesting of stock credits granted under the 2004-2005 stock credit plan.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting ($)
Lundgren	0	0	57,372	575,441
Hoguet	0	0	18,031	180,851
Cole	0	0	21,310	213,739
Grove	0	0	21,810	226,394
Kronick	0	0	21,310	213,739

(1)	The amounts “realized” from option exercises reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the Named Executives may keep the shares they acquire upon the exercise of the option (or sell them at different prices), these amounts do not necessarily reflect cash actually realized upon the exercise of those options.

(2)	For Ms. Grove, the number represents 500 shares of restricted stock that vested on March 26, 2008 and 21,310 stock credits from the 2004-2005 stock credit plan for which the three-year holding period expired at the end of fiscal 2008. For the other Named Executives, the number represents stock credits from the 2004-2005 stock credit plan for which the three-year holding period expired at the end of fiscal 2008. In addition to the amounts shown, the Named Executives also received the following amounts with respect to dividend equivalents accrued on the stock credits during the holding period: Mr. Lundgren, $37,841; Mrs. Hoguet, $11,892; and Mr. Cole, Ms. Grove and Ms. Kronick, $14,055 each. See also the “Stock Credits” discussion in the “Compensation Discussion & Analysis.”

Post Retirement Compensation

Retirement Plans

Macy’s retirement program, referred to as the Retirement Program, consists of defined benefit plans and a defined contribution plan. As of January 1, 2009, approximately 120,000 employees, including the Named Executives, participated in the Retirement Program.

Defined Benefit Plans.    Macy’s has two defined benefit plans covering the Named Executives — a cash account pension plan, referred to as the CAPP, and a supplementary executive retirement plan, referred to as the SERP. The following table shows the actuarial present value of each of the Named Executive’s accumulated benefit under each plan, calculated as of the end of fiscal 2008. Macy’s determined the present value using the same assumptions used for financial reporting purposes — a unit credit cost method, a 7.45% discount interest rate, and a normal retirement age of 65 (as defined by the plans).

2008 PENSION BENEFITS

Name	Plan Name	Number of years of credited service (#)	Present Value of Accumulated Benefit ($)
Lundgren	CAPP	27	144,762
	SERP	27	7,034,346
Hoguet	CAPP	26	163,793
	SERP	26	1,766,643
Cole	CAPP	36	423,082
	SERP	36	4,873,467
Grove	CAPP	35	341,158
	SERP	35	4,212,190
Kronick	CAPP	35	290,474
	SERP	35	4,627,476

Cash Account Pension Plan.    Under the CAPP, a participant retiring at a normal retirement age is eligible to receive the amount credited to his or her pension account or the monthly benefit payments determined actuarially based on the amount credited to his or her pension account. Amounts credited to a participant’s account consist of:

•

an opening cash balance for participants in the plan at December 31, 1996, equal to the single sum present value, using stated actuarial assumptions, of the participant’s accrued normal retirement benefit earned at December 31, 1996, under the applicable predecessor pension plan;

•	pay credits (generally, a percentage of eligible compensation credited annually based on length of service); and

•	interest credits (credited quarterly, based on the 30-Year Treasury Bond rate for the November prior to each calendar year, with a guaranteed minimum rate of 5.25%).

In addition, if a participant had attained at least age 55 by December 31, 1996 and had completed 10 or more years of vesting service by December 31, 2001, the pension benefit payable in an annuity form, other than a single life annuity, will not be less than that which would have been payable from the predecessor pension plan under which such participant was covered on December 31, 1996.

Supplementary Executive Retirement Plan.    To allow the Retirement Program to provide benefits based on a participant’s total compensation, Macy’s adopted the SERP, which is a nonqualified unfunded plan. All benefits under the SERP are payable out of the general corporate assets of Macy’s. It provides retirement benefits to eligible executives based on all eligible compensation, including compensation in excess of Internal Revenue Code maximums, as well as on amounts deferred under Macy’s Executive Deferred Compensation Plan, referred to as the EDCP, in each case employing a formula that is based on the participant’s years of vesting service and final average compensation, taking into consideration the participant’s balance in the CAPP, the participant’s Prior Plan Credits (defined below) and Social Security benefits. As of January 1, 2009, approximately 700 employees were eligible to receive benefits under the terms of the SERP. Macy’s has reserved the right to suspend or terminate supplemental payments as to any category of employee or former employee, or to modify or terminate any other element of the Retirement Program, in accordance with applicable law.

Eligible compensation for this purpose includes amounts reflected in the 2008 Summary Compensation Table under the headings “Salary” and “Non-Equity Incentive Plan Compensation” but excludes amounts reflected in other columns of such table and excludes bonus amounts that exceed 100% (160% for Mr. Lundgren) of salary.

In addition to the CAAP and the SERP, Macy’s Retirement Program includes a profit sharing plan, the Macy’s Profit Sharing 401(k) Investment Plan (the “401(k) Plan”). The 401(k) Plan permits executives to contribute up to 8% of compensation (up to maximum amounts established from time to time by the Internal Revenue Code) each year. Macy’s matches contributions of up to 5% of eligible compensation each year. The matching rate is discretionary, but in accordance with the terms of the 401(k) Plan is not less than 33 1 /3% of matchable contributions. In February 2009, Macy’s announced that it had amended the 401(k) Plan to provide that the matching rate for fiscal 2009 will be 10% of matchable contributions. The executive may choose any of several investment funds for investment of the executive’s balances, and may change those elections daily. Benefits may be paid out at termination of employment. Executives may borrow portions of their investment balances while employed. Company contributions to the Named Executives under the 401(k) Plan are reported in the “All Other Compensation” column of the 2008 Summary Compensation Table.

Prior to the adoption of the 401(k) Plan, Macy’s primary means of providing retirement benefits to employees was through defined contribution profit sharing plans. An employee’s accumulated retirement profit sharing interests in the profit sharing plans (the “Prior Plan Credits”) which accrued prior to the adoption of the 401(k) Plan continue to be maintained and invested as a part of the 401(k) Plan until retirement, at which time they are distributed.

Non-qualified Deferred Compensation Plans

Macy’s provides the opportunity for executives to defer compensation through the Executive Deferred Compensation Plan, referred to as the EDCP. Under the EDCP, eligible executives may elect to defer a portion of their compensation each year as either stock credits or cash credits. Stock credit accounts reflect common stock equivalents and dividend equivalents. Common stock equivalents are the number of full shares of Macy’s common stock for each calendar quarter that could be purchased based on the dollars deferred, and dividend equivalents are determined by multiplying the dividends payable upon a share of common stock to a shareholder of record during such calendar quarter by the number of stock equivalents in the participant’s stock credit account at the beginning of each quarter, less the number of shares distributable or withdrawn during each quarter in which the credit is being made. Total value of the stock credits is determined at the end of each quarter based on the closing price of the Company’s common stock as of the last day of the quarter. Cash credit accounts reflect dollars deferred plus interest equivalents determined by applying to 100% of such participant’s cash credits at the beginning of each quarter, less amounts distributable or withdrawn during such quarter, an interest rate equal to one quarter of the interest rate payable on U.S. 5-year Treasury Notes as of the last day of each quarter. Deferred compensation is distributed in the fiscal year following the fiscal year in which termination of employment occurs.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
Lundgren	EDCP	0	0	0	0	0
Hoguet	EDCP	0	0	0	0	0
Cole	EDCP	0	0	931	0	16,208
Grove	EDCP	0	0	6,758	0	117,567
Kronick	EDCP	0	0	0	0	0

(1)	These amounts are not included in the Summary Compensation Table.

(2)	The compensation deferred by both Mr. Cole and Ms. Grove is deferred as stock credits. The portion of these amounts representing Mr. Cole’s and Ms. Grove’s contributions was reported as compensation to them in Summary Compensation Tables for the fiscal years in which the compensation was earned.

Potential Payments Upon Termination or Change in Control

Termination Payments under Employment Agreements

Upon certain types of terminations of employment (other than a termination following a change in control of the company, which is addressed below) severance benefits may be paid to the Named Executives. The severance benefits payable to each of the Named Executives are addressed in their employment agreements, and they would receive the benefits provided under those agreements.

Mr. Terry Lundgren.    In March 2007, Macy’s entered into a new employment agreement with Mr. Lundgren with an expiration date of February 28, 2011. Pursuant to this agreement, Mr. Lundgren’s base salary increased to $1,500,000 on March 1, 2007. Mr. Lundgren’s employment agreement provides that if Macy’s terminates his employment for reasons other than “cause” or if Mr. Lundgren terminates his employment for “good reason” he would be entitled to receive all salary and target annual bonuses until the expiration of the employment agreement. Under the terms of his agreement, “cause” is defined generally to include:

•	willful and material breaches of duties;

•	habitual neglect of duties; or

•	the final conviction of a felony.

Generally, “cause” does not include bad judgment or negligence, any act or omission believed by Mr. Lundgren in good faith to have been in or not opposed to the interests of Macy’s or any act or omission in respect of which a determination could properly have been made by the Board that Mr. Lundgren met the applicable standard of conduct prescribed for indemnification or reimbursement under the By-Laws or the laws of the State of Delaware.

Under the terms of his employment agreement, “good reason” is defined generally to include:

•

assignment of any duties materially inconsistent with Mr. Lundgren’s position, authority, duties or responsibilities, or any other action by Macy’s which results in a material diminution in such position, authority, duties or responsibilities;

•	any material failure by Macy’s to comply with any of the provisions of the agreement;

•	failure of Mr. Lundgren to be reelected Chairman of the Board of Macy’s or to be reelected to membership on the Board; or

•	any purported termination by Macy’s of Mr. Lundgren’s employment otherwise than as expressly permitted by the agreement.

In addition, Mr. Lundgren’s agreement contains non-compete, non-solicitation and mitigation clauses.

Other Named Executives.    Macy’s has also entered into employment agreements with each of the other Named Executives. The current term of the agreements for Mrs. Hoguet, Mr. Cole and Ms. Grove expire on June 30, 2011. The current term of the agreement for Ms. Kronick expires on January 31, 2010. The agreements provide that in the event that Macy’s terminates the executive other than for “cause” the executive would be entitled to receive base salary until the end of the term of the agreement. The term “cause” has the same definition as previously described above in the discussion of Mr. Lundgren’s agreement. In addition, the agreements contain similar non-compete, non-solicitation and mitigation clauses.

Termination Payments under Change-in-Control Agreements

Macy’s entered into a change-in-control agreement, referred to collectively as the CIC Agreements, with Mr. Lundgren and Mrs. Hoguet on March 22, 2002 and with Mr. Cole, Ms. Grove and Ms. Kronick on March 22, 2003. The term of each CIC Agreement ended November 1, 2008. On November 1, 2008, each of the Named Executives and the Company extended the term of each applicable CIC Agreement one year, to November 1, 2009. See the “Change-in-Control Agreements” discussion in “Compensation Discussion & Analysis.”

These agreements are intended to provide for continuity of management in the event of a change in control of Macy’s. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of Macy’s. If, following a change in control, the executive officer is terminated for any reason, other than death, disability or for cause, or if the executive officer terminates his or her employment for “good reason,” then the executive is entitled to:

•	a cash severance payment (generally paid in the form of a lump sum) that will be equal to three times the sum of:

•	the executive officer’s base pay (at the higher of the rate in effect at the change in control or the average rate over the last three years), and

•	the higher of target annual bonus for the year of termination or the highest annual bonus received for any year in the three full calendar years immediately preceding the change in control; plus

•	a lump sum payment of any performance-based stock credit awards under Macy’s stock credit plans, at target, prorated to the date of termination; plus

•	a lump sum payment of an annual bonus for the year of termination, at target, prorated to the date of termination (this feature applies to all executives in the 1992 Bonus Plan); plus

•

release of any restrictions on restricted stock, including performance restricted stock upon the change in control (this feature applies to all participants with restricted stock granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	acceleration of any unvested stock options upon the change in control (this feature applies to all participants with stock options granted under the 1995 Equity Plan or the 1994 Stock Plan); plus

•	a lump sum payment of all deferred compensation (this feature applies to all participants in the deferred compensation plan); plus

•

a lump sum payment of all retirement, supplementary retirement and 401(k) benefits upon termination or retirement (this feature applies to all participants in the retirement, supplementary retirement and 401(k) plans); plus

•	a lump sum payment of retirement, supplementary retirement and 401(k) benefits the executive would have earned over the three years after termination; plus

•	continuation of certain fringe benefits for 36 months after termination, including:

•	life insurance coverage,

•	medical, vision and dental coverage, and

•	use of a company car; plus

•	a retiree discount for life if at least 55 years of age with 15 years of service at termination (this feature applies generally to all associates).

All of the above severance benefits would be paid to the executive in accordance with, and at times permitted by Section 409A of the Internal Revenue Code.

A “change in control” occurs in any of the following events:

•

Macy’s is merged, consolidated or reorganized into or with another corporation and, as a result of or immediately following such merger, consolidation or reorganization, less than a majority of the voting power of the other corporation immediately after the transaction is held in the aggregate by the holders of the voting stock of Macy’s immediately prior to the transaction; or

•

Macy’s sells or otherwise transfers all or substantially all of its assets to another corporation and, as a result of or immediately following such sale or transfer, less than a majority of the voting power of the then-outstanding securities of the other corporation immediately after such sale or transfer is held in the aggregate by the holders of voting stock of Macy’s immediately before the transaction; or

•	a person discloses that the person has become the beneficial owner of securities representing 25% or more of the combined voting power of Macy’s; or

•	Macy’s discloses that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

•	if, in any two-year period, individuals who, at the beginning of the period, constitute the directors of Macy’s cease for any reason to constitute at least a majority of the Board.

A change in control will not occur under either the third or fourth bullet point above if Macy’s, an entity controlled by Macy’s or an employee benefit plan of Macy’s or any entity controlled by Macy’s discloses that it beneficially owns securities, whether more than 25% or otherwise.

“Good reason” under the CIC Agreements means:

•

the failure to elect or reelect the executive in the office or the position, or a substantially equivalent office or position, of or with Macy’s which the executive held immediately prior to the change in control; or

•

a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position which the executive held immediately prior to the change in control; or

•	a reduction in the aggregate amount of the executive’s combined base pay and incentive pay receivable from the Company, taken as a whole; or

•

the termination or denial of the executive’s rights to employee benefits or a reduction in the scope or value thereof (except for any such termination or denial or reduction in the scope or value of any employee benefits applicable generally to all recipients of or participants in such employee benefits); or

•

a determination by the executive (which determination will be conclusive and binding upon the parties, provided it has been made in good faith and in all events will be presumed to have been made in good faith unless otherwise shown by Macy’s by clear and convincing evidence) that a change in circumstances has occurred following a change-in-control, including without limitation a change in the scope of the business or other activities for which the executive was responsible immediately prior to the change in control, which has rendered the executive substantially unable to carry out, has substantially hindered the executive’s performance of, or has caused the executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to the position held by the executive immediately prior to the change in control, which situation is not remedied within 10 calendar days after written notice to the company from the executive; or

•

the liquidation, dissolution, merger, consolidation or reorganization of Macy’s or transfer of all or substantially all of its business and/or assets, unless the successor shall have assumed all duties and obligations of Macy’s under the CIC Agreement; or

•

Macy’s requires the executive to change the executive’s principal location of work to any location which is in excess of 25 miles from the location thereof immediately prior to the change in control or requires the executive to travel away from the executive’s office in the course of discharging the executive’s responsibilities or duties at least 20% more than was required in any of the three full calendar years immediately prior to the change in control; or

•	any material breach of the CIC Agreement by Macy’s.

The cash severance benefit payable under the CIC Agreements would be reduced by all amounts actually paid by Macy’s to the executive pursuant to any other employment or severance agreement or plan to which the executive and Macy’s are parties or in which the executive is a participant. In addition, the severance benefits under the CIC Agreements are subject to reduction in certain circumstances if the excise tax imposed under 280G of the Internal Revenue Code would reduce the net after-tax amount received by the executive.

The following tables summarize the amounts payable to the Named Executives upon termination under certain circumstances, assuming that:

•	the executive’s employment terminated January 31, 2009;

•	the executive’s salary continues as it existed on January 31, 2009;

•	the executive’s employment contract and term as of January 31, 2009 applies; and

•	the stock price for Macy’s common stock is $8.95 per share (the closing price as of the last business day of fiscal 2008).

Payments and Benefits upon Termination as of the end of Fiscal 2008 ($)

T. Lundgren	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control	Death	Disability
Severance and accelerated benefits
Salary and target bonus (to the end of contract term)	0	7,818,750		0	0	0	0
Cash severance benefit (3 x salary plus bonus calculated per the CIC Agreement)	0	0		0	12,614,400	0	0
Non-equity based incentive awards (2008 bonus)	0	900,000		0	900,000	900,000	900,000
Equity Based incentive awards
a. Vesting of unvested stock options(a)	0	0		0	0	0	0
b. Vesting of time-based restricted stock	0	671,250		0	671,250	671,250	671,250
c. Vesting of unvested stock credits	0	2,496,856		0	4,234,271	759,442	759,442
Cash balance pension lump sum equivalent	0	0		0	85,511	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	3,957,204	0	0
Other fringe benefits(b)	0	(b	)	0	1,211,130	0	0

Total of severance and accelerated benefits:	0	11,886,856		0	23,691,766	2,330,692	2,330,692

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options(a)	0	0		0	0	0	0
b. Previously vested stock credits	2,152,741	2,152,741		575,436	2,152,741	2,152,741	2,152,741
Vested cash balance pension benefit	144,762	144,762		144,762	144,762	144,762	144,762
Vested 401(k) plan balance	167,149	167,149		167,149	167,149	167,149	167,149
Vested supplementary retirement plan benefit	7,034,346	7,034,346		7,034,346	7,034,346	7,034,346	7,034,346
Other fringe benefits	200,000	200,000		0	200,000	0	200,000
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	9,698,998	9,698,998		7,921,693	9,698,998	9,498,998	9,698,998

Full “Walk-Away” Value:	9,698,988	21,585,854		7,921,693	33,390,764	11,829,690	12,029,690

K. Hoguet	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control	Death	Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	1,933,333		0	0	0	0
Cash severance benefit (3 x salary plus bonus calculated per the CIC Agreement)	0	0		0	4,573,500	0	0
Non-equity based incentive awards (2008 bonus)	0	240,000		0	240,000	240,000	240,000
Equity Based incentive awards
a. Vesting of unvested stock options(a)	0	0		0	0	0	0
b. Vesting of time-based restricted stock	0	375,900		0	375,900	375,900	375,900
c. Vesting of unvested stock credits	0	548,634		0	930,396	166,871	166,871
Cash balance pension lump sum equivalent	0	0		0	115,261	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,283,500	0	0
Other fringe benefits(b)	0	(b	)	0	315,629	0	0

Total of severance and accelerated benefits:	0	3,097,867		0	7,852,185	782,771	782,771

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options(a)	0	0		0	0	0	0
b. Previously vested stock credits	180,855	527,437		180,855	527,437	527,437	527,437
Vested cash balance pension benefit	163,793	163,793		163,793	163,793	163,793	163,793
Vested 401(k) plan balance	377,936	377,936		377,936	377,936	377,936	377,936
Vested supplementary retirement plan benefit	2,001,870	2,001,870		2,001,870	2,001,870	2,001,870	2,001,870
Other fringe benefits	0	0		0	0	0	0
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	2,724,455	3,071,036		2,724,455	3,071,036	3,071,036	3,071,036

Full “Walk-Away” Value:	2,724,455	6,168,903		2,724,455	10,923,221	3,853,807	3,853,807

T. Cole	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control	Death	Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	2,356,250		0	0	0	0
Cash severance benefit (3 x salary plus bonus calculated per the CIC Agreement)	0	0		0	5,533,200	0	0
Non-equity based incentive awards (2008 bonus)	0	292,500			292,500	292,500	292,500
Equity Based incentive awards
a. Vesting of unvested stock options (a)	0	0		0	0	0	0
b. Vesting of time-based restricted stock	0	447,500		0	447,500	447,500	447,500
c. Vesting of unvested stock credits	0	548,634		0	930,396	166,871	166,871
Cash balance pension lump sum equivalent	0	0		0	115,261	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,283,500	0	0
Other fringe benefits(b)	0	(b	)	0	321,526	0	0

Total of severance and accelerated benefits:	0	3,644,884		0	8,941,882	906,871	906,871

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options(a)	0	0		0	0	0	0
b. Previously vested stock credits	560,325	560,325		213,744	560,325	560,325	560,325
Vested cash balance pension benefit	423,082	423,082		423,082	423,082	423,082	423,082
Vested 401(k) plan balance	636,493	636,493		636,493	636,493	636,493	636,493
Vested supplementary retirement plan benefit	4,873,467	4,873,467		4,873,467	4,873,467	4,873,467	4,873,467
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance, previously vested	16,208	16,208		16,208	16,208	16,208	16,208

Total of previously vested equity and benefits:	7,009,575	7,009,575		6,162,994	7,009,575	6,509,575	7,009,575

Full “Walk-Away” Value:	7,009,575	10,654,459		6,162,994	15,951,457	7,416,447	7,916,447

J. Grove	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control	Death	Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	2,356,250		0	0	0	0
Cash severance benefit (3 x salary plus bonus calculated per the CIC Agreement)	0	0		0	5,533,200	0	0
Non-equity based incentive awards (2008 bonus)	0	292,500		0	292,500	292,500	292,500
Equity Based incentive awards
a. Vesting of unvested stock options(a)	0	0		0	0	0	0
b. Vesting of time-based restricted stock	0	447,500		0	447,500	447,500	447,500
c. Vesting of unvested stock credits	0	548,634		0	930,396	166,871	166,871
Cash balance pension lump sum equivalent	0	0		0	115,261	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,283,500	0	0
Other fringe benefits(b)	0	(b	)	0	225,702	0	0

Total of severance and accelerated benefits:	0	3,644,884		0	8,846,059	906,871	906,871

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options(a)	0	0		0	0	0	0
b. Previously vested stock credits	560,325	560,325		213,744	560,325	560,325	560,325
Vested cash balance pension benefit	341,158	341,158		341,158	341,158	341,158	341,158
Vested 401(k) plan balance	217,672	217,672		217,672	217,672	217,672	217,672
Vested supplementary retirement plan benefit	4,212,190	4,212,190		4,212,190	4,212,190	4,212,190	4,212,190
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance previously vested	117,567	117,567		117,567	117,567	117,567	117,567

Total of previously vested equity and benefits:	5,948,912	5,948,912		5,102,331	5,948,912	5,448,912	5,948,912

Full “Walk-Away” Value:	5,948,912	9,593,796		5,102,331	14,794,971	6,355,784	6,855,784

S. Kronick	Voluntary	Involuntary Without Cause		Involuntary With Cause	After Change in Control	Death	Disability
Severance and accelerated benefits
Salary (to the end of contract term)	0	1,100,000		0	0	0	0
Cash severance benefit (3 x salary plus bonus calculated per the CIC Agreement)	0	0		0	6,342,900	0	0
Non-equity based incentive awards (2008 bonus)	0	330,000		0	330,000	330,000	330,000
Equity Based incentive awards
a. Vesting of unvested stock options(a)	0	0		0	0	0	0
b. Vesting of time-based restricted stock	0	447,500		0	447,500	447,500	447,500
c. Vesting of unvested stock credits	0	548,634		0	930,396	166,871	166,871
Cash balance pension lump sum equivalent	0	0		0	115,261	0	0
401(k) plan equivalent	0	0		0	18,000	0	0
Supplementary retirement plan lump sum equivalent	0	0		0	1,283,500	0	0
Other fringe benefits(b)	0	(b	)	0	273,816	0	0

Total of severance and accelerated benefits:	0	2,426,134		0	9,741,373	944,371	944,371

Previously vested equity and benefits
Equity Based incentive awards
a. Previously vested stock options(a)	0	0		0	0	0	0
b. Previously vested stock credits	560,325	560,325		213,744	560,325	560,325	560,325
Vested cash balance pension benefit	290,474	290,474		290,474	290,474	290,474	290,474
Vested 401(k) plan balance	890,792	890,792		890,792	890,792	890,792	890,792
Vested supplementary retirement plan benefit	4,627,476	4,627,476		4,627,476	4,627,476	4,627,476	4,627,476
Other fringe benefits	500,000	500,000		0	500,000	0	500,000
Deferred compensation balance previously vested	0	0		0	0	0	0

Total of previously vested equity and benefits:	6,869,067	6,869,067		6,022,486	6,869,067	6,369,067	6,869,067

Full “Walk-Away” Value:	6,869,067	9,295,201		6,022,486	16,610,440	7,313,439	7,813,439

(a)	The exercise prices for all stock options (vested and unvested) exceed the $8.95 per share market price for Macy’s common stock at fiscal year end, so the value at fiscal year end is $0 for all stock options.

(b)	The CMD Committee retains flexibility to negotiate whether to pay any amount for benefits for the remaining term of the employment agreement. The CIC agreement provides for the value of benefits for three years following termination.

Philanthropic Matching Gift Program

All Macy’s employees, including the Named Executives, may participate in the matching philanthropic gift program of the Macy’s Foundation. Under this program, the Macy’s Foundation will match up to a total of $22,500 in gifts made by the employee to approved charities in any calendar year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Macy’s directors and executive officers, and certain persons who beneficially own more than 10% of the common stock outstanding, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Macy’s with copies of all Section 16(a) reports they file.

To Macy’s knowledge, based solely on a review of the copies of reports furnished to Macy’s and written representations signed by all directors and executive officers that no other reports were required with respect to their beneficial ownership of common stock during fiscal 2008, all reports required by Section 16(a) of the Exchange Act to be filed by the directors and executive officers and all beneficial owners of more than 10% of the common stock outstanding to report transactions in securities were timely filed, except for one late Form 5 filing by Mr. Lundgren to report a gift of Macy’s stock made in 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

POLICY ON RELATED PERSON TRANSACTIONS

The Board of Directors has adopted a written policy for approval of transactions in which Macy’s was or is to be a participant, in which the amount involved exceeds $120,000 and in which any Director, executive officer or 5% or greater shareholder (or any immediate family member of any such person) has a direct or indirect material interest (“Related Person Transaction”). In addition to the requirements described above, the policy includes a list of categories of transactions identified by the Board as having no significant potential for actual or apparent conflict of interest or improper benefit to a person, and thus are not subject to review by the NCG Committee. These excluded transactions include, among other items, ordinary course transactions with other entities and charitable contributions that do not exceed certain dollar thresholds. A copy of this policy is available on the Company’s website at www.macysinc.com/investors/governance. In addition, Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify Related Person Transactions and both actual and potential conflicts of interest. Macy’s also makes appropriate inquiries as to the nature and extent of business that the Company conducts with other companies for whom any of these individuals also serve as directors or executive officers. Macy’s general counsel reviews any identified transactions and determines, based on the facts and circumstances, whether the Director or executive officer has a direct or indirect material interest in the transaction. If he determines that the individual has a direct or indirect material interest in a transaction he brings the matter to the attention of the NCG Committee for further review. Based upon records available to the Company, there were no Related Person Transactions in fiscal 2008.

In addition, under its Non-Employee Director Code of Business Conduct and Ethics and its Code of Conduct, Macy’s requires all employees, including its officers and Non-Employee Directors, to avoid situations that may impact their ability to carry out their duties in an independent and objective fashion, including by having a financial interest in suppliers. Any circumstances that may compromise their ability to perform independently must be disclosed to Macy’s general counsel, or in the case of the Named Executives and the Non-Employee Directors, must be disclosed to the chair of the NCG Committee.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written Audit Committee Charter. All members of the Audit Committee are independent, as defined in Sections 303A.06 and 303A.07 of the NYSE’s listing standards.

The Audit Committee has reviewed and discussed with Macy’s management and KPMG LLP, the audited financial statements of Macy’s contained in Macy’s Annual Report to shareholders for fiscal 2008. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed pursuant to SAS No. 61, as amended (AICPA Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Macy’s Annual Report on Form 10-K for fiscal 2008, filed with the United States Securities and Exchange Commission.

Respectfully submitted,

Marna C. Whittington, Chairperson

Stephen F. Bollenbach

Joseph Neubauer

Joyce M. Roché

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Proposals for the 2010 Annual Meeting.    You may submit proposals on matters appropriate for shareholder action at Macy’s annual shareholders’ meetings in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For such proposals to be included in Macy’s proxy materials relating to its 2010 annual meeting of shareholders, you must satisfy all applicable requirements of Rule 14a-8 and Macy’s must receive such proposals no later than December 12, 2009.

Except in the case of proposals made in accordance with Rule 14a-8, the By-Laws require that shareholders intending to bring any business before an annual meeting of shareholders deliver written notice thereof to the Secretary of Macy’s not less than 60 days prior to the meeting. However, in the event that the date of the meeting is not publicly announced by Macy’s by inclusion in a report filed with the SEC or furnished to shareholders, or by mail, press release or otherwise at least 75 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of Macy’s not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The By-Laws further require, among other things, that the notice by the shareholder set forth a description of the business to be brought before the meeting and certain information concerning the shareholder proposing such business, including such shareholder’s name and address, the class and number of shares of Macy’s capital stock that are owned beneficially by such shareholder and any material interest of such shareholder in the business proposed to be brought before the meeting. The chairman of the meeting may refuse to permit to be brought before the meeting any shareholder proposal (other than a proposal made in accordance with Rule 14a-8) not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to shareholders desiring to nominate candidates for election as directors. See “Further Information Concerning the Board of Directors — Director Nomination Procedures.”

OTHER MATTERS

The Board knows of no other business that will be presented for consideration at the annual meeting other than that described in this proxy statement. However, if any business shall properly come before the annual meeting, the persons named in the enclosed form of proxy or their substitutes will vote said proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

The cost of preparing, assembling and mailing the proxy material will be borne by Macy’s. Macy’s Annual Report for fiscal 2008, which is being mailed to the shareholders with this proxy statement, is not to be regarded as proxy soliciting material. Macy’s may solicit proxies otherwise than by the use of the mails, in that certain officers and regular employees of Macy’s, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Macy’s will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing. In addition, Macy’s has engaged the firm of Georgeson, Inc., of New York City, to assist in the solicitation of proxies on behalf of the Board. Georgeson will solicit proxies with respect to common stock held by brokers, bank nominees, other institutional holders and certain individuals, and will perform related services. It is anticipated that the cost of the solicitation service to Macy’s will not substantially exceed $9,000.

April 1, 2009

PLEASE CAST YOUR VOTE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED

PROXY CARD. IF YOU CHOOSE TO CAST YOUR VOTE BY COMPLETING THE

ENCLOSED PROXY CARD, PLEASE RETURN IT PROMPTLY IN THE

ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO

POSTAGE IF MAILED IN THE UNITED STATES.

Appendix A

POLICY AND PROCEDURES FOR PRE-APPROVAL OF NON-AUDIT

SERVICES BY OUTSIDE AUDITORS

I.	Authority to Approve Non-Audit Services

Except as noted below, the Audit Committee (the “Committee”) will approve in advance all permitted non-audit services1 (the “Permitted NAS”).

A.  The Committee may delegate to the Chair of the Committee the authority to pre-approve Permitted NAS; provided that any such pre-approval of Permitted NAS granted by any such delegee must be presented to the Committee at its meeting next following the approval.

B.  Pre-approval is not required for any Permitted NAS if:

1.  the aggregate amount of any such Permitted NAS constitutes no more than five percent (5%) of the total revenues paid by Macy’s to its auditors during the fiscal year in which the Permitted NAS are provided;

2.  the Permitted NAS were not recognized at the time of the auditor’s engagement to be a Permitted NAS (i.e., either a service indicated as an audit service at the time of the engagement evolves over the course of the engagement to become a non-audit service, or a non-audit service not contemplated at all at the time of the engagement is performed by the outside auditor after the engagement is approved); and

3.  the Permitted NAS are promptly brought to the attention of the Committee (or its delegee) by management and approved prior to the completion of the audit.

II.	Disclosure of Permitted Non-Audit Services in Outside Auditor’s Engagement Letter

A.  The Committee is to receive an itemization in the outside auditor’s engagement letter of Permitted NAS that the outside auditors propose to deliver to Macy’s during the course of the year covered by the engagement and contemplated at the time of the engagement.

1.  In its submissions to management covering its proposed engagement the outside auditors are to include a statement that the delivery of Permitted NAS during the preceding fiscal year did not impair the independence of the outside auditors.

B.  Whether a Permitted NAS is set out in the auditor engagement letter or proposed by the outside auditors subsequent to the time the engagement letter is submitted, the Committee (or its delegee as described above) is to consider, with input from management, whether delivery of the Permitted NAS impairs independence of the outside auditors.

1 The nine categories of prohibited non-audit services are: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

A-1

1.  The Committee is to evaluate, in making such consideration, the non-audit factors and other related principles (the “Qualifying Factors”) set out below.

•	Whether the service is being performed principally for the Audit Committee;

•	The effects of the service, if any, on audit effectiveness or on the quality and timeliness of Macy’s financial reporting process;

•	Whether the service would be performed by specialists (e.g., technology specialists) who ordinarily also provide recurring audit support;

•	Whether the service would be performed by outside audit personnel and, if so, whether it will enhance their knowledge of Macy’s business and operations;

•	Whether the role of those performing the service (e.g., a role where neutrality, impartiality and auditor skepticism are likely to be subverted) would be inconsistent with the outside auditor’s role;

•	Whether the outside audit firm’s personnel would be assuming a management role or creating a mutuality of interest with Macy’s management;

•	Whether the outside auditors, in effect, would be auditing their own numbers;

•	Whether the project must be started and completed very quickly;

•	Whether the outside audit firm has unique expertise in the service;

•	Whether the service entails the outside auditor serving in an advocacy role for Macy’s; and

•	The size of the fee(s) for the non-audit service(s).

III.	Annual Assessment of Policy

The Committee will determine on an annual basis whether to amend this policy.

A-2

Appendix B

MACY’S, INC.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

Macy’s, Inc., a Delaware corporation (the “Company”), hereby adopts this 2009 Omnibus Incentive Compensation Plan (this “Plan”), effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”).

1.  Purpose.    The purpose of this Plan is to attract and retain directors, officers and other key executives and employees of the Company and its Subsidiaries and consultants and advisors to the Company and its Subsidiaries, and to provide to such persons incentives and rewards relating to the Company’s business plans.

2.  Definitions.    In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

(a)	“Appreciation Right” means a right granted pursuant to Section 6 of the Plan and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

(b)	“Award” means a grant of an Incentive Award, an Option Right, an Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Share or an Other Award pursuant to the terms of the Plan.

(c)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Common Shares” means shares of common stock of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of the Plan.

(g)	“Compensation Committee” means a committee appointed by the Board in accordance with the by-laws of the Company consisting of at least three directors who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code, and who satisfy any applicable standards of independence under the federal securities and tax laws and the listing standards of the New York Stock Exchange (“NYSE”) or any other national securities exchange on which the Common Shares are listed as in effect from time to time.

(h)	“Covered Employee” means a Participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(i)	“Date of Grant” means the date specified by the Compensation Committee on which an Award becomes effective, which may be on or after (but not before) the date on which the Compensation Committee takes action with respect thereto.

(j)	“Director” means a member of the Board.

(k)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Compensation Committee that sets forth the terms and conditions of the Award or Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Compensation Committee, need not be signed by a representative of the Company or a Participant.

(l)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of the Plan that is not granted in tandem with an Option Right.

(m)	“Immediate Family” has the meaning ascribed thereto in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(n)	“Incentive Award” means a cash award granted pursuant to Section 9 of the Plan that is based on Performance Measures and that has a Performance Period of more than one year.

(o)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(p)	“Market Value per Share” means as of any particular date the closing sale price of a Common Share as reported on the NYSE or, if not listed on the NYSE, on any other national securities exchange on which the Common Shares are listed. If the Common Shares are not traded as of any given date, the Market Value per Share means the closing price for a Common Share on the principal exchange on which the Common Shares are traded for the immediately preceding date on which the Common Shares were traded. If there is no regular public trading market for the Common Shares, the Market Value per Share of the Common Shares shall be the fair market value of a Common Share as determined in good faith by the Compensation Committee. The Compensation Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(q)	“Non-Employee Director” means a Director who is not an employee of the Company.

(r)	“Nonqualified Stock Options” means Option Rights other than Incentive Stock Options.

(s)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t)	“Option Price” means the purchase price payable on exercise of an Option Right.

(u)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5 of the Plan.

(v)	“Other Award” means an award granted pursuant to Section 10 of the Plan.

(w)	“Participant” means a person described in Section 4(a) of the Plan who is approved by the Compensation Committee pursuant to Section 4(b) of the Plan to receive an Award or Awards under the Plan.

(x)	“Performance Formula” means, for a Performance Period, one or more objective formulas established by the Compensation Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(y)	“Performance Measure” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Awards pursuant to the Plan. Performance Measures may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary or division, segment, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Measures may be made relative to the performance of one or more other companies or an index. The Performance Measures applicable to any Qualified Performance-Based Award to a Covered Employee will be based on specified levels of or growth or improvement in one or more of the following criteria:

(i)	total sales;

(ii)	comparable store sales;

(iii)	gross margin;

(iv)	operating or other expenses;

(v)	earnings before interest and taxes;

(vi)	earnings before interest, taxes, depreciation and amortization;

(vii)	net income;

(viii)	earnings per share (either basic or diluted);

(ix)	cash flow;

(x)	return on investment (determined with reference to one or more categories of income or cash flow and one or more categories of assets, capital or equity, including return on net assets, return on sales, return on equity and return on invested capital);

(xi)	stock price appreciation;

(xii)	operating income;

(xiii)	net cash provided by operations;

(xiv)	total shareowner return;

(xv)	customer satisfaction; and

(xvi)	gross margin return on investment; and

(xvii)	inventory turn.

In the case of a Qualified Performance-Based Award, each Performance Measure that is a financial measure will be determined in accordance with generally accepted accounting principles as consistently applied by the Company. If provided for in an applicable Evidence of Award, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Measures unsuitable, the Compensation Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, including to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Compensation Committee will not make any such modification of the Performance Measure or minimum acceptable level of achievement. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(z)	“Performance Period” means one or more periods of time as the Compensation Committee may designate over which the attainment of one or more Performance Measures will be measured for the purpose of determining a Participant’s rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Periods, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

(aa)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of the Plan.

(bb)	“Prior Plans” means both the Company’s 1995 Executive Equity Incentive Plan (As Amended and Restated as of June 1, 2007) (the “1995 Plan”) and the Company’s 1994 Stock Incentive Plan (As Amended and Restated as of June 1, 2007) (the “1994 Plan”).

(cc)	“Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(dd)	“Restricted Stock” means Common Shares granted or sold pursuant to Section 7 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 7 of the Plan has expired.

(ee)	“Restricted Stock Unit” means an award made pursuant to Section 8 of the Plan.

(ff)	“Restriction Period” means the period of time during which Restricted Stock or Restricted Stock Units may be subject to restrictions, as provided in Section 7 and Section 8 of the Plan.

(gg)	“Rule 16b-3” means Rule 16b-3 (or any successor rule substantially to the same effect) promulgated under the Exchange Act, as in effect from time to time.

(hh)	“Spread” means the excess of the Market Value per Share of the Common Shares on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(ii)	“Subsidiary” has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

(jj)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of the Plan that is granted in tandem with an Option Right.

3.  Shares and Cash Available Under the Plan.

(a)	Maximum Shares Available Under the Plan.

(i)	Subject to adjustment as provided in Section 12 of the Plan, a total of 51,000,000 Common Shares shall be authorized for grant under the Plan less one Common Share for every one Common Share that was subject to an option or stock appreciation right granted after January 31, 2009 under the Prior Plans and 1.75 Common Shares for every one Common Share that was subject to an award other than an option or stock appreciation right granted after January 31, 2009 under the Prior Plans. Any Common Shares that are subject to Option Rights or Appreciation Rights shall be counted against this limit as one Common Share for every one Common Share subject to such Option Rights or Appreciation Rights, and any Common Shares that are subject to Awards other than Option Rights or Appreciation Rights shall be counted against this limit as 1.75 Common Shares for every one Common Share subject to such other Awards. Common Shares issued under this Plan may be shares of original issuance, treasury shares, other shares or a combination of the foregoing. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(ii)

If (A) any Common Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (B) after January 31, 2009, any Common Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Common Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3(a)(iv) of the Plan. Notwithstanding anything to the contrary contained herein, the following Common Shares shall not be added to the Common Shares authorized for grant under Section 3(a)(i) of the Plan: (X) Common Shares tendered by the Participant or withheld by the Company in payment of the Option Price or the purchase price of an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to Awards or awards granted under the Prior Plans, (Y) Common Shares subject to an Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof and (Z) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights or options granted under the Prior Plans.

(iii)	Common Shares issued under Awards granted in connection with the assumption of or substitution or exchange for previously granted awards made by an entity acquired by the Company pursuant to a merger, acquisition or similar transaction (“Substitute Awards”) shall not reduce the Common Shares authorized for grant under the Plan, nor shall Common Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 3(a)(ii) of the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, to reflect the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

(iv)	Each Common Share that again becomes available for grant pursuant to this Section 3 shall be added back as (A) one Common Share if such Common Share was subject to an Option Right or Appreciation Right granted under the Plan or an option or stock appreciation right granted under the Prior Plans, and (B) as 1.75 Common Shares if such Common Share was subject to an Award other than an Option Right or Appreciation Right granted under the Plan or an award other than an option or stock appreciation right granted under the Prior Plans.

(v)	Subject to adjustment as provided in Section 12 of the Plan, the aggregate number of Common Shares actually issued by the Company upon the exercise of Incentive Stock Options will not exceed 30,000,000 Common Shares.

(b)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in the Plan, to the contrary, and subject to adjustment as provided in Section 12 of the Plan:

(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 2,000,000 Common Shares during any fiscal year of the Company;

(ii)	No Participant will be awarded Qualified Performance Based Awards of Restricted Stock, Restricted Stock Units or Performance Shares, in the aggregate, for more than 1,000,000 Common Shares during any fiscal year of the Company; and

(iii)	No Participant will, for any Performance Period, receive a Qualified Performance-Based Award that is an Incentive Award having an aggregate maximum value in excess of $6,000,000.

4.  Participants.    Participants shall be determined as follows:

(a)	The individuals who are eligible to receive Awards hereunder shall be limited to officers, executives, or other employees of the Company or any one or more of its Subsidiaries, persons who have agreed to commence serving in any of such capacities, Non-Employee Directors of the Company and consultants and advisors who provides services to the Company or any one or more of its Subsidiaries.

(b)	From time to time, the Compensation Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of the persons described in Section 4(a) of the Plan are approved to receive an Award or Awards under the Plan, as well as the size, terms, conditions and/or restrictions of such Award or Awards.

(c)	The Compensation Committee may approve the grant of Awards subject to differing terms, conditions and/or restrictions to any person described in Section 4(a) of the Plan in any year. The Compensation Committee’s decision to approve the grant of an Award to a Participant in any year shall not require the Compensation Committee to approve the grant of an Award to that person in any other year or to any other person in any year; nor shall the Compensation Committee’s decision with respect to the size, terms, conditions and/or restrictions of any Award to be made to a Participant in any year require the Compensation Committee to approve the grant of an Award of the same size or with the same terms, conditions and/or restrictions to such person in any other year or to any other person in any year. The Compensation Committee shall not be precluded from approving the grant of an Award to any person described in Section 4(a) of the Plan solely because such person may previously have been granted an Award.

5.  Option Rights.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares in accordance with the following provisions:

(a)	Each grant of Option Rights will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 3 of the Plan, and the term during which the Option Rights will exist, which shall not exceed ten years from the Date of Grant.

(b)	Except with respect to Substitute Awards, each grant will specify an Option Price per share, which may not be less than the Market Value per Share as of the Date of Grant.

(c)	Each grant will specify whether the Option Price is payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee having a value as of the time of exercise as determined by the Compensation Committee or in accordance with the applicable Evidence of Award, equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Compensation Committee.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of an Optionee, or a change in control, or a hardship or other special circumstances affecting an Optionee.

(g)	Option Rights granted under this Plan may be (i) Incentive Stock Options, (ii) Nonqualified Stock Options, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who are “employees” (under Section 3401(c) of the Code) of the Company or a subsidiary of the Company (under Section 424 of the Code).

(h)	Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the express terms of the Plan.

(i)	No grant of Option Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Option Rights.

6.  Appreciation Rights.

(a)	The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may retain for the Compensation Committee the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Compensation Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the express terms of the Plan.

(v)	No grant of Appreciation Rights may provide for dividends, dividend equivalents or other similar distributions to be paid on such Appreciation Rights.

(c)	Each grant of Tandem Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

(ii)	Any grant of Tandem Appreciation Rights may provide that, in the event of a change in control, any such Tandem Appreciation Right will automatically be deemed to have been exercised by the Participant, the related Option Right will be deemed to have been surrendered by the Participant and will be canceled, and the Company forthwith upon the consummation thereof will pay to the Participant an amount equal to the Spread at the time of such consummation.

(d)	Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

7.  Restricted Stock.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the grant or sale of Restricted Stock to Participants in accordance with the following provisions:

(a)	Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture, restrictions on transfer and other provisions provided below.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant.

(c)	If the Compensation Committee has designated the Common Shares covered by a grant of Restricted Stock as “Performance Restricted Stock” (“Performance Restricted Stock”), then the Compensation Committee shall establish, at the Date of Grant, the Performance Period, Performance Formula and Performance Measures that would determine the extent to which restrictions set forth in Section 7(a) of the Plan shall lapse on any specified date; provided, however, that except with respect to grants to Non-Employee Directors, restrictions relating to Performance Restricted Stock may not terminate sooner than one year from the Date of Grant. For any Qualified Performance-Based Awards of Performance Restricted Stock, no restrictions shall lapse on any such Awards until the Compensation Committee certifies, in writing, that the requirements established as described in this Section 7(c) have been satisfied.

(d)	Each such grant or sale will provide that the Restricted Stock covered thereby that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a Restriction Period to be determined by the Compensation Committee at the Date of Grant or upon achievement of Performance Measures referred to in Section 7(c) of the Plan. If the elimination of restrictions is based only on the passage of time rather than the achievement of Performance Measures, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant; provided, however, that the provisions of this sentence will not apply to grants to Non-Employee Directors.

(e)	Each such grant or sale will provide that during the Restriction Period, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed in or pursuant to the Evidence of Award (which restrictions may include, without limitation, rights of repurchase or first refusal or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant of Restricted Stock may provide for the earlier termination of restrictions on such Restricted Stock in the event of the retirement, death or disability of a Participant, or a change in control, or a hardship or other special circumstances affecting a Participant.

(g)	Any grant of Restricted Stock may require that any or all dividends or other distributions paid on such Restricted Stock during the Restriction Period be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award; provided, however, that dividends or other distributions on Performance Restricted Stock shall be deferred and reinvested in additional shares of Performance Restricted Stock until the achievement of the applicable Performance Measure(s).

(h)	Any grant of Restricted Stock made to a newly hired Participant to replace forfeited awards granted by such Participant’s prior employer and grants of Restricted Stock that are a form of payment of earned performance awards or other incentive compensation may provide for a minimum vesting period of one year.

(i)	Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the express terms of the Plan. Restricted Stock may be evidenced in such manner as the Compensation Committee shall determine. Unless otherwise directed by the Compensation Committee, (i) certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Stock, and (ii) uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

8.  Restricted Stock Units.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Restricted Stock Units to Participants in accordance with the following provisions:

(a)	Each Restricted Stock Unit shall represent the right of the Participant to receive a payment upon or after vesting of the Restricted Stock Unit equal to the Market Value per Share of a Common Share as of the Date of Grant, the vesting date or such other date as determined by the Compensation Committee at the Date of Grant. The Compensation Committee may, at the Date of Grant, provide a limitation on the amount payable in respect of each Restricted Stock Unit. The Compensation Committee may provide for the settlement of Restricted Stock Units in cash, in Common Shares, or in any combination thereof.

(b)	Each such grant may be made without additional consideration.

(c)	If the Compensation Committee has designated a Restricted Stock Unit as a “Performance Restricted Stock Unit” (a “Performance Restricted Stock Unit”), then the Compensation Committee shall establish, at the Date of Grant, the Performance Period, Performance Formula and Performance Measures that would determine the extent to which restrictions set forth in Section 8(a) of the Plan shall lapse on any specified date; provided, however, that except with respect to grants to Non-Employee Directors, restrictions relating to Performance Restricted Stock Units may not terminate sooner than one year from the Date of Grant. For any Qualified Performance-Based Awards of Performance Restricted Stock Units, no restrictions shall lapse on any such Awards until the Compensation Committee certifies, in writing, that the requirements established as described in this Section 8(c) have been satisfied.

(d)	Each such grant will provide that the Restricted Stock Unit covered thereby will be subject to one or more vesting conditions for a Restriction Period to be determined by the Compensation Committee at the Date of Grant or upon achievement of Performance Measures referred to in Section 8(c) of the Plan. If the elimination of restrictions is based only on the passage of time rather than the achievement of Performance Measures, the period of time will be no shorter than three years, except that the restrictions may be removed ratably during the three-year period, on an annual basis, as determined by the Compensation Committee at the Date of Grant; provided, however, that the provisions of this sentence will not apply to grants to Non-Employee Directors.

(e)	Each such grant will provide that the transferability of the Restricted Stock Units will be prohibited during the Restriction Period. During the Restriction Period, the Participant shall not have any rights of ownership in the Common Shares subject to the Restricted Stock Units, and shall not have any right to vote such Common Shares. The Compensation Committee may, on or after the Date of Grant, authorize the payment of dividend equivalents on such Common Shares in cash or additional Common Shares on a current, deferred or contingent basis; provided, however, that dividend equivalents on Performance Restricted Stock Units shall be deferred and deemed reinvested in additional Performance Restricted Stock Units until the achievement of the applicable Performance Measure(s).

(f)	Any grant of Restricted Stock Units made to a newly hired Participant to replace forfeited awards granted by such Participant’s prior employer and grants of Restricted Stock Units that are a form of payment of earned performance awards or other incentive compensation may provide for a minimum vesting period of one year.

(g)	Notwithstanding anything to the contrary contained in the Plan, any grant of Restricted Stock Units may provide for the earlier lapse or modification of the Restriction Period in the event of the retirement, death or disability of a Participant, or a change in control, or a hardship or other special circumstances affecting a Participant.

(h)	Each issuance or transfer of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the express terms of the Plan.

9.  Incentive Awards and Performance Shares.    The Compensation Committee may, from time to time and upon such terms and conditions as it may determine, also authorize the granting of Incentive Awards and Performance Shares that will become payable to a Participant upon achievement of specified Performance Measures during the Performance Period in accordance with the following provisions:

(a)	Each grant will specify either the number of Common Shares, or amount of cash, payable with respect to Incentive Awards or Performance Shares to which it pertains, which number or amount payable may be subject to adjustment to reflect changes in compensation or other factors.

(b)	The Performance Period with respect to each Incentive Award or Performance Share will be such period of time (more than one year in the case of Incentive Awards, and not less than one year unless otherwise determined by the Compensation Committee in the case of Performance Shares) as will be determined by the Compensation Committee at the time of grant, which Performance Period may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant, or a change in control, or a hardship or other special circumstances affecting a Participant.

(c)	Any grant of Incentive Awards or Performance Shares will specify Performance Measures that, if achieved, will result in payment or early payment of the Award and may set forth a formula for determining the number of Common Shares, or amount of cash, payable with respect to Incentive Awards or Performance Shares that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Performance Measures.

(d)	Each grant will specify the time and manner of payment of Incentive Awards or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and will retain in the Compensation Committee the right to elect among those alternatives.

(e)	Any grant of Incentive Awards or Performance Shares may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Compensation Committee at the Date of Grant.

(f)	The Compensation Committee may at the Date of Grant of Performance Shares provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents on Performance Shares shall be deferred and reinvested in additional Performance Shares until the achievement of the applicable Performance Measure(s).

(g)	Each grant of Incentive Awards and Performance Shares will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Compensation Committee may approve, except that in no event will any such Evidence of Award include any provision prohibited by the express terms of the Plan.

10.  Other Awards.

(a)	The Compensation Committee may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of, specified Subsidiaries or affiliates or other business units of the Company. The Compensation Committee shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Compensation Committee shall determine.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)	The Compensation Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

(d)	Share-based awards pursuant to this Section 10 are not required to be subject to any minimum vesting period.

11.  Transferability.

(a)	Except as otherwise determined by the Compensation Committee, no Award granted, issued, or transferred under the Plan will be transferable by the Participant otherwise than (i) upon death, by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, as that term is defined in the Code or the rules thereunder Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder, or (iii) to a fully revocable trust of which the Participant is treated as the owner for federal income tax purposes, and in no event will any such Award granted under the Plan be transferred for value.

(b)	Notwithstanding the provisions of Section 11(a) of the Plan, Awards will be transferable by a Participant who at the time of such transfer is eligible to earn “Long-Term Incentive (LTI) Awards” (“LTI Awards”) under the Company’s 1992 Incentive Bonus Plan, as amended (or any successor plan thereto) or to earn other long-term awards under another plan that limits eligibility to the same group as those who would be eligible for LTI Awards, or is a Non-Employee Director, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer will be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Compensation Committee and (ii) any such transferee will be subject to the same terms and conditions hereunder as the Participant.

(c)	The Compensation Committee may specify at the Date of Grant that part or all of the Common Shares that are to be issued by the Company upon the exercise of Option Rights or Appreciation Rights, that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of the Plan, or that are to be issued by the Company upon payment under any grant of Restricted Stock Units, Performance Shares or Other Awards, will be subject to further restrictions on transfer.

12.  Adjustments.    The Compensation Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Awards granted hereunder, in the Option Price and Base Price applicable to outstanding Option Rights or Appreciation Rights, and in the kind of shares covered thereby, as the Compensation Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, extraordinary cash dividend or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that any adjustment which by reason of this Section 12 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. Moreover, in the event of any such transaction or event or in the event of a change in control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Compensation Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of the Plan as the Compensation Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(a)(v) of the Plan regarding Incentive Stock Options will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

13.  Fractional Shares.    The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Compensation Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

14.  Withholding Taxes.    To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, or the Company may require the Participant, to satisfy the obligation, in whole or in part, by electing to have withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld, or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in the Participant’s income. In no event will the Market Value per Share of the Common Shares to be withheld pursuant to this Section 14 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

15.  Administration of the Plan.

(a)

This Plan will be administered by the Compensation Committee, except with respect to such matters that are required to be administered by the Board pursuant to the Company’s constituent documents (including the charter of the Compensation Committee), in which case, to the extent appropriate, references in the Plan to the Compensation Committee will be deemed to be references to the Board. The Compensation Committee may from time to time delegate all or any part of its authority under this Plan to any subcommittee thereof. To the extent of any such delegation, references in the Plan to the Compensation Committee will be deemed to be references to such subcommittee. A majority of the Compensation Committee (or subcommittee) will constitute a quorum, and the action of the members of the Compensation Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Compensation Committee (or subcommittee).

(b)	The Compensation Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Compensation Committee or any person to whom duties or powers have been delegated as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the Plan. The Compensation Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Compensation Committee: (i) designate individuals to be recipients of Awards under this Plan; (ii) determine the size of any such Awards; provided, however, that (A) the Compensation Committee shall not delegate such responsibilities to any such officer for Awards granted to an individual who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Compensation Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares or aggregate amount of Incentive Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Compensation Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

(c)	The Compensation Committee will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Compensation Committee, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Compensation Committee of any provision of this Plan or of any Evidence of Award or other agreement, notification or document evidencing the grant of any Award and any determination by the Compensation Committee pursuant to any provision of this Plan or of any such Evidence of Award or other agreement, notification or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Compensation Committee will be liable for any such action or determination made in good faith.

(d)	The provisions of Sections 5, 6, 7, 8, 9 and 10 of the Plan will be interpreted as authorizing the Compensation Committee, in taking any action under or pursuant to this Plan, to take any action it determines in its sole discretion to be appropriate subject only to the express limitations therein contained and no authorization in any such Section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Compensation Committee.

(e)	The existence of this Plan or any right granted or other action taken pursuant hereto will not affect the authority of the Compensation Committee or the Company to take any other action, including in respect of the grant or award of any option, security, or other right or benefit, whether or not authorized by this Plan, subject only to limitations imposed by applicable law as from time to time applicable thereto.

16.  Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)	If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d)	Notwithstanding any provision of the Plan or any Evidence of Award to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Compensation Committee reserves the right to make amendments to the Plan and any Evidence of Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

17.  Amendments, Etc.

(a)	This Plan may be amended from time to time by the Board, but without further approval by the Company’s stockholders or such other approval as may be required by Rule 16b-3, no such amendment will (i) increase the maximum numbers of Common Shares issuable pursuant to Section 3(a) of the Plan or the maximum number of Common Shares that may be subject to Option Rights or Appreciation Rights granted to any Participant during any fiscal year of the Company, or the maximum number of Common Shares that may be granted as Qualified Performance-Based Awards of Restricted Stock or Performance Shares, or with respect to Qualified Performance-Based Awards of Restricted Stock Units during any fiscal year of the Company, or the maximum amount of any Incentive Award that may be awarded for any Performance Period pursuant to Section 3(b) of the Plan (except that adjustments and additions authorized by this Plan will not be limited by this provision) or (ii) cause Rule 16b-3 to become inapplicable to this Plan or to Awards granted, issued, or transferred hereunder during any period in which the Company has any class of equity securities registered pursuant to Section 13 or 15 of the Exchange Act. Further, if an amendment to the Plan must be approved by the Company’s stockholders in order to comply with applicable law or the rules of the NYSE or, if the Common Shares are not traded on the NYSE, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

(b)	Except in connection with a corporate transaction or event described in Section 12 of the Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, and no outstanding Option Rights or Appreciation Rights may be cancelled in exchange for other Awards, or cancelled in exchange for Option Rights or Appreciation Rights with an Option Price or Base Price that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, or cancelled in exchange for cash, without stockholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of the Plan. Notwithstanding any provision of the Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s stockholders.

18.  Non-U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Compensation Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

19.  Miscellaneous.

(a)	Subject to applicable provisions of this Plan with respect to grants of Awards under the Plan, the Compensation Committee may grant Substitute Awards as described in Section 3(a)(iii) of the Plan.

(b)	The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)	Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Common Shares covered by any Award until the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

(d)	To the extent that any provision of the Plan or any Evidence of Award would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of the Plan or any Evidence of Award.

(e)	No Award under the Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Compensation Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

(f)	Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted hereunder.

(g)	The Compensation Committee may condition the grant of any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)	If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Compensation Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(i)	This Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. If any provision of this Plan is held to be invalid or unenforceable, no other provision of this Plan will be affected thereby.

(j)	If permitted by Section 409A of the Code and, in the case of a Qualified Performance-Based Award, Section 162(m) of the Code, in case of termination of employment by reason of death, disability, or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer or Restriction Period has not lapsed, or any Incentive Awards, Performance Shares or Other Awards that have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 11(c) of the Plan, the Compensation Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of the Company, including without limitation waiving or modifying any other limitation or requirement under any such Award.

(k)	Any Evidence of Award may: (i) provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to material noncompliance, as a result of the Participant’s misconduct, with any financial reporting requirement under the federal securities laws; or (ii) include restrictive covenants, including, without limitation, non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment by the Company and/or within a specified period after termination as a condition to the Participant’s receipt or retention of all or any portion of an Award. This Section 19(k) shall not be the Company’s exclusive remedy with respect to such matters. This Section 19(k) shall not apply after a change in control, unless otherwise specifically provided in the Evidence of Award.

20.  Effectiveness.    This Plan is effective as of the Effective Date. However, outstanding awards granted under any Prior Plan prior to the Effective Date will continue unaffected following the Effective Date. No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to the date that is 10 years after the Effective Date will continue in effect thereafter subject to the terms thereof and of this Plan.

MACY’S, INC. 7 WEST 7TH STREET CINCINNATI, OH 45202-2471

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 14, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11362 KEEP THIS PORTION FOR YOUR RECORDS

            DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACY’S, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEMS 4 AND 5.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:

01)    Stephen F. Bollenbach    05)    Terry J. Lundgren    09)    Karl M. von der Heyden

02)    Deirdre P. Connelly        06)    Joseph Neubauer      10)    Craig E. Weatherup

03)    Meyer Feldberg              07)    Joseph A. Pichler     11)    Marna C. Whittington

04)    Sara Levinson                 08)    Joyce M. Roché

Vote on Proposal				For	Against	Abstain
	2. To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 30, 2010.			☐	☐	☐
	3. To approve the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan.			☐	☐	☐
	4. To consider a shareholder proposal regarding simple majority vote, if properly presented at the meeting.			☐	☐	☐
	5. To consider a shareholder proposal regarding retention of equity compensation, if properly presented at the meeting.			☐	☐	☐
6. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Items 4 and 5. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For purposes of the 2009 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side.

	For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

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M11363

MACY’S, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2009

The undersigned Stockholder(s) hereby appoint(s) Meyer Feldberg and Marna C. Whittington, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Macy’s, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on May 15, 2009, at the Macy’s, Inc. corporate offices located at 7 West 7th Street, Cincinnati, Ohio 45202, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEMS 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE

MACY’S, INC. 7 WEST 7TH STREET CINCINNATI, OH 45202-2471

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2009. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Macy’s, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Macy’s, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M11364 KEEP THIS PORTION FOR YOUR RECORDS

            DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACY’S, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEMS 4 AND 5.
Vote on Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:

01)    Stephen F. Bollenbach    05)    Terry J. Lundgren    09)    Karl M. von der Heyden

02)    Deirdre P. Connelly        06)    Joseph Neubauer     10)    Craig E. Weatherup

03)    Meyer Feldberg              07)    Joseph A. Pichler    11)    Marna C. Whittington

04)    Sara Levinson                08)    Joyce M. Roché

Vote on Proposal				For	Against	Abstain
	2. To ratify the appointment of KPMG LLP as Macy’s independent registered public accounting firm for the fiscal year ending January 30, 2010.			☐	☐	☐
	3. To approve the Macy’s, Inc. 2009 Omnibus Incentive Compensation Plan.			☐	☐	☐
	4. To consider a shareholder proposal regarding simple majority vote, if properly presented at the meeting.			☐	☐	☐
	5. To consider a shareholder proposal regarding retention of equity compensation, if properly presented at the meeting.			☐	☐	☐
6. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3 and AGAINST Items 4 and 5. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.

For purposes of the 2009 Annual Meeting, proxies will be held in confidence (subject to certain exceptions as set forth in the Proxy Statement) unless the undersigned checks the box below and provides comments where indicated on the reverse side.

	For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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M11365

MACY’S, INC.

To: J.P. Morgan Chase Bank, as Trustee for the Macy’s, Inc. Profit Sharing 401(k) Investment Plan.

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2009

I acknowledge receipt of the Letter to Stockholders, the Notice of Annual Meeting of Stockholders of Macy’s, Inc. to be held on May 15, 2009, and the related Proxy Instructions.

As to my proportional interest in any stock of Macy’s, Inc. registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Macy’s, Inc. I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted by you in accordance with the recommendations of the Board of Directors of Macy’s, Inc. as to Items 1, 2, 3, 4 and 5.

If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES FOR THE BOARD OF DIRECTORS LISTED IN ITEM 1 ON THE REVERSE SIDE, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEMS 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE